Exhibit 10.4
COFFEYVILLE MASTER SERVICE AGREEMENT
THIS COFFEYVILLE MASTER SERVICE AGREEMENT (this “Agreement”) is dated as of February 19, 2020 but effective as of January 1, 2020 (the “Effective Date”) by and between Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company (“CRRM”), and Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company (“CRNF”). CRRM and CRNF are referred to individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, CRRM owns and operates a petroleum refinery located at Coffeyville, Kansas, which refinery is shown on Schedule A (including any additions or other modifications made thereto from time to time, and which are collectively referred to herein as the “Refinery”);
WHEREAS, CRNF owns and operates a nitrogen fertilizer complex located adjacent to the Refinery, shown on Schedule B (including any additions or other modifications made thereto from time to time, and which are collectively referred to herein as the “Fertilizer Plant”);
WHEREAS, CRRM and CRNF entered into that certain Amended and Restated Cross Easement Agreement made as of April 13, 2011 pursuant to which CRRM and CRNF granted to each other certain non-exclusive easements and rights of use upon real property located in Montgomery County, Kansas and owned by either Party (the “Cross Easement Agreement”);
WHEREAS, CRRM and CRNF entered into that certain Hydrogen Purchase and Sale Agreement effective as of January 1, 2017 pursuant to which CRRM agreed to sell and CRNF agreed to purchase a fixed volume of Hydrogen per month produced by the Refinery (the “Hydrogen Sale Agreement”);
WHEREAS, CRRM and CRNF entered into that certain Raw Water and Facilities Sharing Agreement effective as of October 25, 2007 pursuant to which CRRM and CRNF agreed to share the benefits and costs of various water rights and facilities set forth in the agreement (the “Raw Water and Facilities Sharing Agreement”);
WHEREAS, CRRM and CRNF entered into that certain Coke Supply Agreement effective as of October 25, 2007 pursuant to which CRRM agreed to provide Coke to CRNF (the “Coke Supply Agreement”);
WHEREAS, CRRM and CRNF entered into that certain Second Amended and Restated Feedstock and Shared Services Agreement, as amended, effective as of January 1, 2017 by which CRRM and CRNF agreed to share access to certain structures and property as well as provide each other with certain feedstocks and services (the “Feedstock and Shared Services Agreement”);
WHEREAS, CRRM and CRNF entered into that certain Amended and Restated Lease Agreement (South Administration, Laboratory and Oil and Chemical Storage Buildings), effective as of April 13, 2011 pursuant to which CRRM leases certain property to CRNF (the “Lease” and, collectively with the Cross Easement Agreement, Hydrogen Sale Agreement, Raw Water and Facilities Sharing Agreement, Coke Supply Agreement and Feedstock and Shared Services Agreement, each a “Service Agreement” and together, the “Service Agreements”);
WHEREAS, CRRM, in each applicable case as Service Recipient or Service Provider, wishes to continue to provide or obtain from CRNF, in each applicable case as Service Recipient or Service

Provider, the services that were provided or obtained under the Service Agreements, and CRNF, in each applicable case as Service Recipient or Service Provider, wishes to continue to provide or obtain the same to and from CRRM;
WHEREAS, CRRM and CRNF, in order to aid the provision and administration of the Services, seek to terminate the Service Agreements and replace the Service Agreements with the terms and provisions of this Agreement; and
WHEREAS, all such services are necessary for the operation of each Service Recipient’s business, and each Service Recipient desires to utilize such services so as to better carry on the operation of its business.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties, intending to be legally bound hereby, covenant and agree as follows:
AGREEMENT
1.SERVICES.
(a)The services provided under this Agreement (the “Services”) are described in Exhibits A-F attached hereto and incorporated herein, which exhibits may be updated and added to from time to time by written agreement between the Parties (collectively, the “Statements of Service” and each, a “Statement of Service”).
(b)Each Party hereby engages the other Party as its Service Provider to provide the Services, and Service Provider, as requested by Service Recipient, hereby agrees to render the Services to Service Recipient.
(c)The Parties hereby agree that in discharging its obligations hereunder, Service Provider may engage any of its Affiliates or other Persons to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or other Person shall be treated as if Service Provider performed such Services itself. No such delegation by Service Provider to Affiliates or other Persons shall relieve Service Provider of its obligations hereunder.
2.CHARGE FOR SERVICES.
(a) Service Recipient will pay Service Provider fees for the Services as set forth in the Statements of Service or as otherwise mutually agreed between the Parties (the “Payment Amount”).
(b) Services which are provided under other agreements and not superseded by the Statements of Service between CRRM and CRNF shall not be part of this Agreement. For the avoidance of doubt, any secondment or other charges related to personnel costs incurred in connection with the Services will be subject to that certain Master Services Agreement, dated as of February 19, 2020, but effective as of January 1, 2020, by and among CVR Services, LLC, as service provider, and the other entities party thereto.
3.REPORTS AND PAYMENTS.
(a)During the term of this Agreement, Service Provider shall send an invoice to Service Recipient at the end of the second month of each calendar quarter (or as otherwise mutually agreed between the Parties) specifying the Payment Amount for Services provided pursuant to this Agreement or any Statement of Service. Service Provider shall make available to Service Recipient, upon its reasonable request (and no more than quarterly), the calculations and other work papers supporting the charges to Service Recipient.
(b)Service Recipient shall pay the amount of any invoice within 30 days after the date of the invoice in immediately available funds or as otherwise agreed between Service Provider and Service Recipient. Payment shall be in US Dollars, unless otherwise agreed by Service Provider and Service Recipient. Any undisputed past due amounts will bear interest at the Default Rate.
(c)Notwithstanding the foregoing, CRRM may setoff any Payment Amounts owed to CRNF pursuant to Section 4(b) against any Payment Amount owed by CRNF to CRRM pursuant to Section 4(b), and CRNF may setoff any Payment Amount owed to CRRM pursuant to Section 4(b) against any Payment Amount owed by CRRM to CRNF pursuant to Section 4(b), such that either CRRM or CRNF is making a net payment to the other Party in full satisfaction of the amount each Party owes to the other Party pursuant to Section 4(b).
(d)SERVICE RECIPIENT MAY, WITHIN 30 DAYS AFTER RECEIPT OF A CHARGE FROM SERVICE PROVIDER, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY SERVICE PROVIDER OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. SERVICE RECIPIENT WILL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO SERVICE PROVIDER. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF SERVICE RECIPIENT TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY SERVICE PROVIDER IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) WILL BE REFUNDED BY SERVICE PROVIDER TO SERVICE RECIPIENT TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY SERVICE RECIPIENT TO THE DATE OF REFUND BY SERVICE PROVIDER.
4.STANDARDS OF PERFORMANCE. Service Provider agrees to utilize ordinary care and diligence in rendering the Services provided for under this Agreement and to perform such Services in accordance with recognized practice in the industry. Without limiting the generality of any other provision hereof, it is not the intent of Service Provider or its Affiliates to render professional advice or opinions, whether with regard to tax, legal, treasury, finance, intellectual property, environmental, health and safety, employment or other matters; Service Recipients shall not rely on any Service rendered by or on behalf of Service Provider or its Affiliates for such professional advice or opinions; and notwithstanding a Service Recipient’s receipt of any proposal, recommendation or suggestion in any way relating to tax, legal, treasury, finance, intellectual property, environmental, health and safety, employment or any other subject matter, such Service Recipient shall seek all third-party professional advice and opinions as it may desire or need, and, in any event such Service Recipient shall be solely responsible for and assume all risks associated with the Services, except to the limited extent set forth herein.
5.NON-EXCLUSIVITY. The Parties agree expressly that this Agreement shall be non-exclusive with respect to each Party and that, accordingly, (a) Service Provider may from time to time render similar advice and services to other companies; and (b) Service Recipient may from time to time retain similar services from other parties.
6.CONFIDENTIALITY.
(a) Service Recipient and Service Provider each acknowledge and agree that all documents, instruments, records, reports and information (regardless of how embodied or conveyed) which are received from the other Party during the Term (collectively, “Confidential Information”) are highly confidential and shall be maintained in strict confidence. Accordingly, each of Service Recipient and Service Provider agrees that it shall not, at any time during or after the expiration of this Agreement, use in a manner unauthorized by the disclosing Party, any Confidential Information of the disclosing Party or, without the prior written consent of the disclosing Party, directly or indirectly disclose any such Confidential Information to any other Person, other than to any Affiliate, provided that the receiving Party shall require the same agreement from such Affiliate to whom Confidential Information is disclosed
(b) The term “Confidential Information” does not include any data or information which the receiving Party can establish is already known to the receiving Party at the time it was initially disclosed to the receiving Party. Furthermore, the term “Confidential Information” does not include any data or information which before being divulged by the receiving Party, the receiving Party can establish (i) has become generally known to the public through no wrongful act of the receiving Party or breach of its obligations under this Agreement; (ii) has been rightfully received by the receiving Party from a third party without restriction on disclosure and without, to the knowledge of the receiving Party, a breach of an obligation of confidentiality running directly or indirectly to the disclosing Party; or (iii) has been approved for release by a written authorization by the disclosing Party.
(c) In the event that the receiving Party is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, or, in the opinion of counsel for such Party, by federal or state securities or other statutes, regulations, or laws) to disclose any Confidential Information, such Party shall, to the extent practicable without violation of applicable legal requirements, promptly notify the disclosing Party of such requests or requirement prior to disclosure so that the disclosing Party may, at its expense, seek an appropriate protective order and/or waive compliance with the terms of this Agreement.
7.INDEMNIFICATION. Service Recipient shall indemnify, reimburse, defend and hold harmless Service Provider, its Affiliates and their respective successors and permitted assigns, together with their respective current and future employees, officers, members, managers, directors, agents and representatives (collectively the “Indemnified Parties”), from and against all losses, costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever, including for injury, sickness, disease or death to employees or other persons (collectively “Losses”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of (i) the breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that Service Recipient shall not be obligated to indemnify, reimburse, defend or hold harmless any Indemnified Party for any Losses incurred by such Indemnified Party in connection with, relating to or arising out of:
(a) the gross negligence, willful misconduct, bad faith or reckless disregard of such Indemnified Party in the performance of any Services hereunder; or
(b) fraudulent or dishonest acts of such Indemnified Party with respect to Service Recipient.

Service Recipient’s obligation to indemnify, defend, reimburse and hold the Indemnified Parties harmless shall extend to and include, but not be limited to, claims, demands, judgments, liabilities and expenses resulting from the personal injury, sickness, disease or death of any persons, regardless of whether Service Recipient has paid the person under the provisions of any workers’ compensation statute or law, or other similar federal or state legislation for the protection of employees.
The rights of any Indemnified Party referred to above are in addition to any rights that such Indemnified Party otherwise has at law or in equity. Without the prior written consent of Service Recipient, no Indemnified Party may settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (A) such Indemnified Party indemnifies Service Recipient from any liabilities arising out of such claim, action, proceeding or investigation, (B) such settlement, compromise or consent includes an unconditional release of Service Recipient and any Indemnified Party from all liability arising out of such claim, action, proceeding or investigation and (C) the parties involved agree that the terms of such settlement, compromise or consent remain confidential, except to the extent disclosure is required by law, legal process, order of court or pursuant to any government agency or security exchange. In the event that indemnification is provided for under any other agreements between Service Provider or any of its Affiliates and Service Recipient or any of its Affiliates, and such indemnification is for any particular Losses, then such indemnification (and any limitations thereon) as provided in such other agreement applies as to such particular Losses and will supersede and be in lieu of any indemnification that would otherwise apply to such particular Losses under this Agreement.
In the event that any indemnity provisions of this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder will be construed to be to the fullest extent allowed by applicable law.
8.EXPRESS NEGLIGENCE. EXCEPT AS OTHERWISE EXPRESSED HEREIN, THE INDEMNITY, RELEASES AND LIMITATIONS ON DAMAGES, RECOURSE AND LIABILITIES IN THIS AGREEMENT (INCLUDING SECTION 7) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE HEREOF, REGARDLESS OF CAUSE.
9.LIMITATION OF DUTIES AND LIABILITIES. The relationship of Service Provider to Service Recipient pursuant to this Agreement is as an independent contractor and nothing in this Agreement shall be construed to impose on Service Provider or its Affiliates, or on any of their respective successors and permitted assigns, or on their respective employees, officers, members, managers, directors, agents and representatives (each, a “Service Provider Party”), an express or implied fiduciary duty. No Service Provider Party shall be liable for, and Service Recipient shall not take, or permit to be taken, any action against any Service Provider Party to hold such Service Provider Party liable for, (a) any error of judgment or mistake of law or for any liability or loss suffered by Service Recipient in connection with the performance of any Services under this Agreement, except for a liability or loss resulting from gross negligence, willful misconduct, bad faith or reckless disregard in the performance of the Services, or (b) any fraudulent or dishonest acts with respect to Service Recipient. In no event, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, shall any Service Provider Party be liable for loss of profits or revenue or special, incidental, exemplary, punitive or consequential damages; provided, however, that the foregoing limitation does not preclude recourse to any insurance coverage maintained by the Parties pursuant to the requirements of this Agreement or otherwise.

10.TERM OF AGREEMENT/TERMINATION. This Agreement shall be effective from the Effective Date and shall continue in effect until terminated in accordance with the terms of this Section 10 (the “Term”). This Agreement shall automatically terminate without any further action by any Party (a) immediately prior to the time at which either Party ceases to be under common control (measured with respect to indirect equity ownership or, in the case of CRNF, ownership of CVR GP, LLC) with the other Party or (b) at such time that all Services and all Statements of Service have been terminated in accordance with the terms set forth therein (including any amendments thereto). The Parties may agree to terminate a particular Statement of Service, without terminating the remaining Statements of Service or this Agreement, by (i) written agreement of the Parties or (ii) pursuant to the terms of a particular Statement of Service.
11.INSURANCE.
(a) During the Term, the Parties will each carry the minimum insurance described below.
(i) Workers’ compensation with no less than the minimum limits as required by applicable law.
(ii) Employer’s liability insurance with not less than the following minimum limits: (A) bodily injury by accident - $1,000,000 each accident; (B) bodily injury by disease - $1,000,000 each employee; and (C) bodily injury by disease - $1,000,000 policy limit.
(iii) Commercial general liability insurance covering liability from premises, operations, independent contractor, property damage, bodily injury, personal injury, products, completed operations and liability assumed under an insured contract, all on an occurrence basis, with limits of liability of not less than $1,000,000 combined single limits.
(iv) Automobile liability insurance, on each and every unit of automobile equipment, whether owned, non-owned, hired, operated, or used by the Insuring Party or their employees, agents, contractors and/or their subcontractors covering injury, including death, and property damage, in an amount of not less than $1,000,000 per accident.
(v) Umbrella or excess liability insurance in the amount of $10,000,000 covering the risks and in excess of the limits set for in Section 11(a)(ii), 11(a)(iii) and 11(a)(iv) above.
(b) Each Party will abide by the following additional insurance requirements with respect to all insurance policies required by Section 11(a), as follows:
(i) All insurance policies purchased and maintained in compliance with Section 11(a)(iii), 11(a)(iv), and 11(a)(v) by one Party (the “Insuring Party”), as well as any other excess and/or umbrella insurance policies maintained by the Insuring Party, will name the other Party and their collective directors, officers, partners, members, managers, general partners, agents, and employees as additional insureds, with respect to any claims related to losses caused by the Insuring Party’s business activities or premises. Those policies referred to in Section 11(a)(iii) will be endorsed to provide that the coverage provided by the Insuring Party’s insurance carriers will always be primary coverage and non-contributing with respect to any insurance carried by the other Party with respect to any claims related to liability or losses caused by the Insuring Party’s business activities or premises.

(ii) Those policies referred to in Section 11(a), and in Section 11(b)(v), will be endorsed to provide that underwriters and insurance companies of the Insuring Party will not have any right of subrogation against the other Party or any of such other Party’s directors, officers, members, managers, general partners, agents, employees, contractors, subcontractors, or insurers.
(iii) Those policies referred to in Section 11(a) will be endorsed to provide that 30 days prior written notice be given to the other Party in the event of cancellation, no-payment of premium, or material change in the policies.
(iv) Each Party will furnish the other, prior to the commencement of any operations under this Agreement, with a certificate or certificates, properly executed by its insurance carrier(s), showing all the insurance described in Section 11(a) to be in full force and effect.
(v) Each Party will be responsible for its own property and business interruption insurance.
(vi) Notwithstanding the foregoing, the Parties acknowledge and agree that the insurance required by this Agreement may be purchased and maintained jointly by the Parties or their affiliates. If such insurance is purchased and maintained jointly and each Party is a named insured thereunder, then the requirements of Section 11(b)(i) through 11(b)(v) will be deemed waived by the Parties.
12.DISPUTES.
(a)The Parties will in good faith attempt to resolve promptly and amicably any dispute between the Parties arising out of or relating to this Agreement (each a “Dispute”) pursuant to the terms of this Section 12. The Parties will first submit the Dispute to a representative appointed by each of the Parties, who will then meet within 15 days to resolve the Dispute. If the Dispute has not been resolved within 45 days after the submission of the Dispute to such representatives, the Dispute will be submitted to a mutually agreed non-binding mediation. The costs and expenses of the mediator will be borne equally by the Parties, and the Parties will pay their own respective attorneys’ fees and other costs. If the Dispute is not resolved by mediation within 90 days after the Dispute is first submitted to the representatives appointed by each Party as provided above, then the Parties may exercise all available remedies.
(b)The Parties acknowledge that they or their respective affiliates contemplate entering or have entered into various additional agreements with third parties that relate to the subject matter of this Agreement and that, as a consequence, Disputes may arise hereunder that involve such third parties (each a “Multi-Party Dispute”). Accordingly, the Parties agree, with the consent of such third parties, that any such Multi-Party Dispute, to the extent feasible, shall be resolved by and among all the interested parties consistent with the provisions of this Section 12.
13.FORCE MAJUERE. Neither Party shall be liable to the other for failure of or delay in performance hereunder (except for the payment of amounts due hereunder) to the extent that the failure or delay is due to Force Majeure. Performance under this Agreement shall be suspended (except for the payment of amounts due hereunder) during the period of Force Majeure to the extent made necessary by the Force Majeure. No failure of or delay in performance pursuant to this Section 13 shall operate to extend the term of this Agreement. Performance under this Agreement shall resume to the extent made possible by the end or amelioration of the Force Majeure event. Upon the occurrence of any event of Force Majeure, the Party claiming Force Majeure shall notify the other Party promptly in writing of such event and, to the extent possible, inform the other Party of the expected duration of the Force Majeure event and the performance to be affected by the event of Force Majeure under this Agreement. Each Party shall designate a person with the power to represent such Party with respect to the event of Force Majeure. The Party claiming Force Majeure shall use commercially reasonable efforts, in cooperation with the other Party and such Party’s designee, to diligently and expeditiously end or ameliorate the Force Majeure event. In this regard, the Parties shall confer and cooperate with one another in determining the most cost-effective and appropriate action to be taken. If the Parties are unable to agree upon such determination, the matter shall be determined by dispute resolution in accordance with Section 12.
14.NOTICES. All notices, offers, acceptances, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given and received (i) upon receipt when delivered by hand, (ii) upon transmission, if sent by electronic mail transmission (in each case with receipt verified by electronic confirmation), or (iii) one business day after being sent by overnight courier or express delivery service; provided, that in each case the notice or other communication is sent to the address, electronic mail address set forth beneath the name of such Party below (or to such other address or electronic mail address as such Party shall have specified in a written notice given to the other Parties hereto):
(a)If to CRRM:
Coffeyville Resources Refining & Marketing, LLC
400 N. Linden St., P.O. Box 1566
Coffeyville, Kansas 67337
Attention: Vice President, Refinery General Manager
With a copy to:
Coffeyville Resources Refining & Marketing, LLC
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Office of the General Counsel
Email: LegalServices@CVREnergy.com
(b)If to CRNF:
Coffeyville Resources Nitrogen Fertilizers, LLC
710 E. Martin St., P.O. Box 5000
Coffeyville, Kansas 67337
Attention: Vice President, Facility General Manager
With a copy to:
Coffeyville Resources Nitrogen Fertilizers, LLC
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Office of the General Counsel
Email: LegalServices@CVREnergy.com
15.ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns.

Neither of the Parties may assign this Agreement or any rights, benefits or obligations set forth herein without the prior written consent of the other Party.
16.ENTIRE AGREEMENT. This Agreement, together with all Schedules, Exhibits and Annexes hereto, sets forth the entire agreement of the Parties and supersedes all prior representations, agreements and understandings, oral or written, between the Parties with respect to the matters contained herein. The Parties agree that all prior agreements between the Parties are hereby terminated to the extent they relate to Services. For the avoidance of doubt, the Parties agree that each of the Service Agreements is hereby terminated in its entirety.
17.MODIFICATION AND AMENDMENT. This Agreement may be modified or amended only by a writing that is signed by both Parties and which expresses an intention to modify or amend this Agreement.
18.NO THIRD PARTY BENEFICIARIES. The Parties each acknowledge and agree that there are no third party beneficiaries, including any employees of CRRM or CRNF, having rights under or with respect to this Agreement.
19.INDEPENDENT CONTRACTORS. The Parties acknowledge and agree that neither Party, by reason of this Agreement, shall be an agent, employee or representative of the other with respect to any matters relating to this Agreement, unless specifically provided to the contrary in writing by the other Party. This Agreement shall not be deemed to create a partnership or joint venture of any kind between CRRM and CRNF.
20.ANCILLARY DOCUMENTATION, AMENDMENTS AND WAIVER. The Parties may, from time to time, use purchase orders, acknowledgments or other instruments to order, acknowledge or specify delivery times, suspensions, quantities or other similar specific matters concerning the Agreement or relating to performance hereunder, but the same are intended for convenience and record purposes only and any provisions which may be contained therein are not intended to (nor shall they serve to) add to or otherwise amend or modify any provision of this Agreement, even if signed or accepted on behalf of either Party with or without qualification. This Agreement may not be amended, modified or waived except by a writing signed by all parties to this Agreement that specifically references this Agreement and specifically provides for an amendment, modification or waiver of this Agreement. No waiver of or failure or omission to enforce any provision of this Agreement or any claim or right arising hereunder shall be deemed to be a waiver of any other provision of this Agreement or any other claim or right arising hereunder.
21.CONSTRUCTION AND SEVERABILITY. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and in accordance with industry standards and not strictly for or against either Party. Each Party represents and acknowledges that it has had the opportunity to discuss and review the terms of this Agreement with counsel, and that they are freely and voluntarily entering into this Agreement in exchange for the benefits provided herein. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.
22.WAIVER. The waiver by either Party of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this

Agreement. No term, covenant or condition of this Agreement will be deemed to have been waived unless such waiver is in writing.
23.GOVERNING LAW AND VENUE. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SAID STATE. THE PARTIES AGREE THAT ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT MAY BE MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN HOUSTON, TEXAS, AND EACH PARTY AGREES TO SUBMIT PERSONALLY TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY WAIVES THE DEFENSES OF FORUM NON-CONVENIENS OR IMPROPER VENUE WITH RESPECT TO ANY ACTION BROUGHT IN ANY SUCH COURT IN CONNECTION WITH THIS AGREEMENT.
24.COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic transmission, including by electronic mail in portable document format (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be original signatures for all purposes.
25.ATTORNEY-CLIENT PRIVILEGE. In connection with the Services, no Party waives, or shall be construed to have waived, the attorney-client, attorney work product or similar privileges and protections, and such privileges and protections are hereby extended to and shared between Service Provider and Service Recipients in all respects.
26.DEFINITIONS.
(a) “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise (provided that, solely for purposes of this Agreement, CRNF shall not be deemed an Affiliate of CRRM). Moreover, when referring to CRRM, the term “Affiliate” shall include only CVR Energy, Inc. and its wholly-owned subsidiaries, and when referring to CRNF, the term “Affiliate” shall include only CVR Partners, LP and its wholly-owned subsidiaries.
(b) “Agreement” has the meaning set forth in the preamble.
(c) “Coke Supply Agreement” has the meaning set forth in the Recitals.
(d) “Confidential Information” has the meaning set forth in Section 6(a).
(e) “CRNF” has the meaning set forth in the preamble.
(f) “CRNF Representative” means the plant manager of the Fertilizer Plant or such other person as is designated in writing by CRNF.

(g) “Cross Easement Agreement” has the meaning set forth in the Recitals.
(h) “CRRM” has the meaning set forth in the preamble.
(i) “CRRM Representative” means the plant manager of the Refinery or such other person as is designated in writing by CRRM.
(j) “Default Rate” means an interest rate (which in no event will be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.
(k) “Dispute” has the meaning set forth in Section 12(a).
(l) “Effective Date” has the meaning set forth in the preamble.
(m) “Feedstock and Shared Services Agreement” has the meaning set forth in the Recitals.
(n) “Fertilizer Plant” has the meaning set forth in the Recitals.
(o) “Force Majeure” means war (whether declared or undeclared); fire, flood, lightning, earthquake, storm, tornado, or any other act of God; strikes, lockouts or other labor difficulties; unplanned plant outages; civil disturbances, riot, sabotage, terrorist act, accident, any official order or directive, including with respect to condemnation, or industry-wide requirement by any governmental authority or instrumentality thereof, which, in the reasonable judgment of the Party affected, interferes with such Party’s performance under this Agreement; any inability to secure necessary materials and/or services to perform under this Agreement, including, but not limited to, inability to secure materials and/or services by reason of allocations promulgated by governmental agencies; or any other contingency beyond the reasonable control of the affected Party, which interferes with such Party’s performance under this Agreement.
(p) “Hydrogen Sale Agreement” has the meaning set forth in the Recitals.
(q) “Indemnified Parties” has the meaning set forth in Section 7.
(r) “Insuring Party” has the meaning set forth in Section 11(b)(i).
(s) “Losses” has the meaning set forth in Section 7.
(t) “Multi-Party Dispute” has the meaning set forth in Section 12(b).
(u) “Party” has the meaning set forth in the preamble.
(v) “Payment Amount” has the meaning set forth in Section 2(a).
(w) “Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.
(x) “Raw Water and Facilities Sharing Agreement” has the meaning set forth in the Recitals.

(y) “Refinery” has the meaning set forth in the Recitals.
(z) “Representative” means each of the CRNF Representative and CRRM Representative.
(aa) “Service Agreement” has the meaning set forth in the Recitals.
(bb) “Service Provider” means CRRM or CRNF, to the extent it is providing the Services to the other Party.
(cc) “Service Provider Party” has the meaning set forth in Section 9.
(dd) “Service Recipient” means CRRM or CRNF, to the extent it is receiving the Services from the other Party.
(ee) “Services” has the meaning set forth in Section 1(a).
(ff) “Statement of Services” has the meaning set forth in Section 1(a).
(gg) “Term” has the meaning set forth in Section 10.
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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By: /s/ Brent Traxel
        Name: Brent Traxel
        Title: Vice President, Refinery General Manager

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC

By: /s/ Neal Barkley
        Name: Neal Barkley
        Title: Vice President, Facility General Manager

Signature Page to Coffeyville Master Service Agreement

Schedule A
SCHEDULE A
REFINERY

LEGEND
PROPERTY OWNED BY COFFEYVILLE RESOURCES REFINING & MARKETING,
(REFINERY FACILITY BOUNDARY)
(BOUNDARIES ARE APPROXIMATE AND ARE INTENDED
FOR PLANNING AND GENERAL REFERENCE.)
PROPERTY OWNED BY COFFEYVILLE RESOURCES NITROGEN FERTILIZERS
PROPERTY OWNED BY OTHERS
NORTH
0'
400'
800'
1200'
COFFEYVILLE RESOURCES
REFINING & MARKETING, LLC
COFFEYVILLE, KANSAS
PLOT PLAN
PROPERTY BOUNDARIES

Schedule A

Schedule B
SCHEDULE B
FERTILIZER PLANT

Schedule B

Exhibit A
EXHIBIT A
CROSS EASEMENTS
CRNF is the owner of certain real property located in Montgomery County, Kansas, as legally described on Annex A to this Exhibit A (the “Fertilizer Parcel”), and CRRM is the owner of certain real property located in Montgomery County, Kansas, as legally described on Annex B to this Exhibit A (the “Refinery Parcel”). The Refinery Parcel and the Fertilizer Parcel are herein collectively referred to as the “Parcels”, and each, as a “Parcel”.
The Parties have reconfigured the boundaries of their respective Parcels to divide and separate the operations of CRRM’s Refinery from the operations of CRNF’s adjacent Fertilizer Plant operations.
The Parties desire to grant to each other certain non-exclusive easements and rights of use upon, over and across the Fertilizer Parcel and the Refinery Parcel, respectively, for, but not limited to, the following purposes: (a) the use of pipelines, transmission lines, equipment, drainage facilities, other plant facilities and improvements and the maintenance thereof; (b) pedestrian and vehicular access; and (c) all other purposes as necessary for the use, operation and maintenance of the business and operations currently conducted on the Parcels and as necessary to carry out the purposes and intent of this Exhibit A.
ARTICLE 1. DEFINITIONS
1.1 All terms not defined in this Exhibit A but which are used herein as so defined in the Agreement. The following terms shall have the meanings set forth below, for purposes of this Exhibit A and all Annexes hereto:
“Access Areas” has the meaning given such term in Section 2.1(A) of this Exhibit A.
“Aerial” means that aerial photograph attached hereto as Annex C to this Exhibit A.
“Coke Conveyor Belt Easement Area” has the meaning given such term in Section 2.3(C) of this Exhibit A.
“Coke Haul Road Easement Area” has the meaning given such term in Section 2.3(C) of this Exhibit A.
“Connection Purposes” has the meaning given such term in Section 3.2 of this Exhibit A.
“Constructing Party” has the meaning given such term in Section 2.2(C)(1) of this Exhibit A.
“Construction Buffer Zone Easement Area” has the meaning given such term in Section 2.3(I) of this Exhibit A.
“CRNF Clarifier Tract” has the meaning given such term in Section 2.3(A) of this Exhibit A.
“Easement Areas” has the meaning given such term in Section 4.1 of this Exhibit A.
“Easements” has the meaning given such term in Section 4.1 of this Exhibit A.
“East Tank Farm Area (Refinery Parcel)” has the meaning given such term in Section 2.3(F) of this Exhibit A.

         Exhibit A
“East Tank Farm Easements” has the meaning given such term in Section 2.3(F) of this Exhibit A.
“East Tank Farm Roadway Area (Fertilizer Parcel)” has the meaning given such term in Section 2.3(F) of this Exhibit A.
“Fertilizer Parcel” has the meaning set forth in the recitals to this Exhibit A.
“Fertilizer Water Pipeline Easement Area” has the meaning given such term in Section 2.3(A) of this Exhibit A.
“Interconnect Points” has the meaning given such term in Section 3.1 of this Exhibit A.
“Interconnect Points Drawing” has the meaning given such term in Section 3.1 of this Exhibit A.
“Interconnect Points Easement” has the meaning given such term in Section 3.2 of this Exhibit A.
“Mortgage” has the meaning given such term in Section 4.12(B) of this Exhibit A.
“Non-Performing Party” has the meaning given such term in Section 4.6 of this Exhibit A.
“Parcels” has the meaning given such term in the recitals to this Exhibit A.
“Performing Party” has the meaning given such term in Section 4.7 of this Exhibit A.
“Pipe Rack Easement Area” has the meaning given such term in Section 2.3(B) of this Exhibit A.
“Railroad Trackage Easement Area (Fertilizer Parcel)” has the meaning given such term in Section 2.3(G)(1) of this Exhibit A.
“Railroad Trackage Easement Area (Refinery Parcel)” has the meaning given such term in Section 2.3(G)(2) of this Exhibit A.
“Refinery Parcel” has the meaning given such term in the recitals to this Exhibit A.
“Refinery Shared Parking Area” has the meaning given such term in Section 2.3(H) of this Exhibit A.
“Shared Pipeline Easement” has the meaning given such term in Section 2.2(B) of this Exhibit A.
“Shared Pipeline Easement Area” means the land legally described on Annex D to this Exhibit A and depicted on the Aerial.
“Sunflower Street Pipeline Crossing Easement Area (Fertilizer Parcel)” has the meaning given such term in Section 2.3(E)(1) of this Exhibit A.
“Sunflower Street Pipeline Crossing Easement Area (Refinery Parcel)” has the meaning given such term in Section 2.3(E)(2) of this Exhibit A.

         Exhibit A
“Temporary Construction/Maintenance Easements” has the meaning given such term in Section 2.2(C)(1) of this Exhibit A.
“Trackage Storage Area” means the real property shown on the Aerial.
“Unavoidable Delay” has the meaning given such term in Section 4.6 of this Exhibit A.
“Water Rights Easement” has the meaning given such term in Section 2.3(A) of this Exhibit A.
“Work” has the meaning given such term in Section 2.2(C)(1) of this Exhibit A.
ARTICLE 2. GRANTS OF EASEMENTS
The Parties hereby grant to each other the following easements and rights of use, subject to the other provisions of this Exhibit A:
2.1 Access Easements.
(A) The term “Access Areas” as used in this Exhibit A shall mean the following portions of the Fertilizer Parcel and the Refinery Parcel, respectively, as the same may be located from time to time:
(1) all vehicular roadways, driveways and pathways on the Parcels, however surfaced, and all interior vehicular roadways across parking lot areas (except those portions thereof which may from time to time constitute a duly dedicated public roadway); and
(2) all sidewalks, walkways and other pathways providing pedestrian access to and across the Parcels.
(B) CRNF hereby grants to CRRM, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a perpetual, non-exclusive easement and right of use in the Access Areas located from time to time on the Fertilizer Parcel for pedestrian and vehicular access, ingress and egress, all in common with CRNF, as may be reasonably required for access, ingress and egress for the Refinery’s operations.
(C) Reciprocally, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel: (i) a perpetual, non-exclusive easement and right of use in the existing Access Areas on the Refinery Parcel for the purpose of pedestrian and vehicular ingress and egress to and from the Verdigris River, CRNF Clarifier Tract, the “Water Facilities” which are for the use of CRNF (as provided for and defined in Exhibit B) and the Fertilizer Water Pipeline Easement Area; and (ii) a perpetual, non-exclusive easement and right of use in the other Access Areas located from time to time on the Refinery Parcel for pedestrian and vehicular access, ingress and egress, all in common with CRRM, as may be reasonably required for access, ingress and egress for the Fertilizer Plant operations.
(D) The Parties agree that while neither Party, as grantor of the foregoing access easements, respectively, has any right or obligation to retain the existing Access Areas in their present configurations or locations (and may relocate, change or modify the Access Areas on its Parcel from time to time), each grantor Party shall provide at all times routes of vehicular and pedestrian access, ingress and egress across such Party’s respective Parcel to reasonably facilitate the other Party’s operations on its Parcel and exercise of its rights under this Exhibit A.

         Exhibit A
2.2 Shared Pipeline Easement.
(A) The Parties acknowledge that CRNF requires access to and rights of use in certain improvements and structures located on the Refinery Parcel (including, without limitation, pipelines, transmission lines and other conduits and equipment, to operate its Fertilizer Plant).
(B) Accordingly, in order to carry out the intent and provisions of each of the Statements of Service, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use in, to, over, under and across the Shared Pipeline Easement Area, as required and necessary for implementation of the Statements of Service, which easement and right of use shall include, without limitation, the right to: (i) maintain, repair, inspect and replace all existing pipelines, transmission lines, transport lines, equipment, and drainage facilities of CRNF now located in the Shared Pipeline Easement Area that are used in the operation of the Fertilizer Plant; and (ii) utilize each of the Interconnect Points therein (as defined in Section 3.1 of this Exhibit A) (such easement and right of use being called the “Shared Pipeline Easement”).
(C) Temporary Construction / Maintenance Easements.
(1) In connection with the exercise of the foregoing Access Easements, the Shared Pipeline Easement and the Easements granted hereinafter in Section 2.3 of this Exhibit A, each Party (a “Constructing Party”) is hereby granted by the other Party a temporary construction and maintenance easement as needed from time to time to use necessary portions of the other Party’s Parcel, as the servient estate under such Easement, in connection with:
(a) all construction activities as permitted under the applicable Easement;
(b) inspecting, maintaining, repairing and replacing the Constructing Party’s pipelines, transmission lines, conduits, equipment and other improvements; and
(c) the transportation and hauling of heavy vehicles, loads and equipment over any road within an Access Area of the other Party, in which case the Constructing Party may temporarily cap (with gravel, asphalt or other suitable, protective material) such road in order to prevent or mitigate damage thereby caused to such road. Notwithstanding anything to the contrary contained in this Exhibit A, any damage to any such road of a Party caused by such transportation and hauling by the Constructing Party shall be promptly repaired by the Constructing Party at its sole cost and expense.
The foregoing easements are collectively referred to herein as the “Temporary Construction/ Maintenance Easements”. Any and all activities described in Sections 2.2(E)(1)(a) and (b) are collectively referred to as “Work”.
(2) Within a reasonable time before it begins any Work, the Constructing Party shall provide reasonable prior notice (except in an emergency situation, in which case no prior notice is required, but instead the Constructing Party shall submit subsequent notice) to the other Party outlining those portions of the other Party’s Parcel in which the Temporary Construction/Maintenance Easement is needed, identifying the Work to be undertaken, and the estimated duration of such Work.

         Exhibit A
(3) When the Constructing Party ceases using the other Party’s Parcel for such Work, it must promptly restore such area to the condition in which it existed before the commencement of the Work within a reasonable period of time. This restoration Work shall include clearing the area of all loose dirt, debris, equipment and construction materials and the repair or replacement of equipment areas, equipment connections, utility services, paving, and landscaping and repairs and replacements to such other items as may be required to reasonably restore.
(4) The Constructing Party must also restore any portions of the other Party’s Parcel that may be damaged by its Work promptly upon the occurrence of such damage without delay.
(5) All Work shall be performed by the Constructing Party in a manner so as to avoid material interference with Fertilizer Plant and Refinery operations within such Easement Areas and on surrounding areas. At the completion of Work, a given Temporary Construction/Maintenance Easement shall automatically be deemed terminated.
2.3 Easements for Specific Operations. In addition to the foregoing Access Easements, Shared Pipeline Easement and Temporary Construction/Maintenance Easement grants, the Parties hereby grant the following additional easements for the specific operations designated therein:
(A) Water Rights Easement. In order to provide for the real property rights and interests necessary to effectuate the provisions of Exhibit C and to provide for the transportation of water from the Water Facilities (as defined in Exhibit C) into CRNF’s Fertilizer Plant facilities located on the Fertilizer Parcel, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel:
(i) a perpetual, non-exclusive easement in and right of use of: (a) the Refinery’s Water Intake Structure, River Water Pumps, other Water Facilities and equipment related thereto (all as defined and described in Exhibit C) to the extent provided in Exhibit C; and (b) any existing water supply pipeline of CRRM (and related equipment) which carries raw water from the River Water Pumps (y) into pipelines of CRNF located on the Refinery Parcel that runs to the tract of land owned by CRNF on which its clarifier is located, which tract of land is legally described on Annex N to this Exhibit A (“CRNF Clarifier Tract”) or (z) directly to CRNF Clarifier Tract. CRRM hereby reserves the right to alter, relocate, expand or replace all of its herein described water supply equipment from time to time, so long as it continues to supply sufficient, uninterrupted water and pipeline service to CRNF pursuant to the terms of Exhibit C and as provided in clauses (a) and (b) above. The Parties acknowledge that such water supply equipment described in clause (a) presently provides the single source of water to both the Refinery and the Fertilizer Plant.
(ii) a perpetual, non-exclusive easement in and right of use of such portions of the Refinery Parcel on which the CRNF’s existing separate water supply pipelines are located that carry water from the “Y Intersection” (as defined in Exhibit C) to CRNF Clarifier Tract and from CRNF Clarifier Tract southerly across the Refinery Parcel onto the Fertilizer Parcel and into the Fertilizer Plant located thereon. The general location of the area of the Refinery Parcel in which such pipelines are located is shown on the Aerial and legally described on Annex O to this Exhibit A (“Fertilizer Water Pipeline Easement Area”). Such easement includes a non-exclusive easement and right in favor of CRNF to operate, maintain, alter, relocate, repair and replace such water supply pipelines within the Fertilizer Water Pipeline Easement Area in a manner that does not materially interfere with the operation or use of the Refinery or any part thereof.

         Exhibit A
(iii) during the term of the Raw Water and Facilities Sharing Agreement, the right of use, privilege and interest for CRNF, at any future time upon prior notice to, and reasonable coordination with CRRM so as to not materially impair any operations on the Refinery Parcel, to construct separate water facilities, as contemplated by Exhibit C, which separate water facilities may include, without limitation, a separate intake valve, water plant structure and associated water pumping equipment within the “separate Raw Water pumping area” generally depicted on the Aerial. Upon CRNF’s relocation of its existing water facilities and/or its construction of separate water facilities pursuant to the rights granted in this paragraph, the areas in which such separate water facilities are located (and any areas to connect such separate water facilities to the Verdigris River and to CRRM’s then-existing Water Intake Structure, River Water Pumps and Water Facilities as may then be reasonably necessary for the operation, alteration, maintenance, repair and replacement of CRNF’s separate water facilities), shall be automatically deemed additional Easement Areas pursuant to the terms of this Exhibit A and the easement granted in Section 2.3(A)(i)(a) shall terminate to the extent no longer required due to construction of such separate water facilities.
The foregoing easements and rights of use are collectively referred to herein as the “Water Rights Easement”.
(iv) Raw Water and Facilities Sharing. The raw water and facilities sharing agreement set forth in Exhibit C contains various other rights, options, interests and obligations of the Parties in the event either Party elects to terminate the sharing of Water Facilities and Water Rights, all as more particularly set forth in Exhibit C.
(B) Pipe Rack Easement. CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize for Fertilizer Plant operations, in common with CRRM, all existing pipe rack installations of CRRM (as such pipe rack installations may be altered, relocated, expanded or replaced from time to time by CRRM, at its sole cost, so long as comparable uninterrupted pipe rack service is provided to CRNF) located on that portion of the Refinery Parcel legally described on Annex F to this Exhibit A and generally depicted on the Aerial (the “Pipe Rack Easement Area”).
(C) Coke Conveyor Belt Easement; Coke Haul Road Easement. CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, perpetual, non-exclusive easements and rights of use in: (i) the land legally described on Annex G to this Exhibit A and generally depicted on the Aerial (the “Coke Conveyor Belt Easement Area”), for the construction, operation, repair, maintenance and replacement of a conveyor belt system for the transportation of coke and coke related materials to and from the Fertilizer Plant; and (ii) the land legally described on Annex P to this Exhibit A and generally depicted on the Aerial (the “Coke Haul Road Easement Area”), for the transportation of coke and coke related materials to and from the Fertilizer Plant over the existing roadways located thereon.
(D) TKI Pipelines Easement. In addition to the Shared Pipeline Easement granted to CRNF in Section 2.2(B) above, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize the existing TKI-dedicated pipelines and related pipeline equipment (as such pipelines and pipeline equipment may in the future be altered, relocated, expanded or replaced by CRRM, at its sole cost, so long as comparable uninterrupted TKI pipeline service is provided to CRNF) which traverse the Refinery Parcel and leads into the TKI sulphur plant, which plant is generally depicted on the Aerial.

         Exhibit A
(E) Sunflower Street Pipeline Crossing Easements.
(1) CRNF hereby grants to CRRM, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a perpetual, non-exclusive easement in and right of use to operate and otherwise utilize for Refinery operations, in common with CRNF, all existing pipeline crossing and pipe rack equipment (both above and below-ground equipment, as such pipeline crossing and pipe rack equipment may be altered, relocated, expanded or replaced from time to time by CRNF at its sole cost, so long as comparable uninterrupted pipeline crossing service is provided to CRRM) located on: (i) that portion of the Fertilizer Parcel legally described on Annex H to this Exhibit A and generally depicted on the Aerial (the “Sunflower Street Pipeline Crossing Easement Area (Fertilizer Parcel)”); and (ii) the portion of the public street right-of-way for Sunflower Street over which the subject pipeline crossings traverse but only to the extent CRNF has the legal right to grant such easement and right.
(2) Reciprocally, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize for Fertilizer Plant operations, in common with CRRM, all existing pipeline crossing and pipe rack equipment (both above and below-ground equipment, as such pipeline crossing and pipe rack equipment may be altered, relocated, expanded or replaced from time to time by CRRM at its sole cost, so long as comparable, uninterrupted pipeline crossing service is provided to CRNF) located on: (i) that portion of the Refinery Parcel legally described on Annex I to this Exhibit A and generally depicted on the Aerial (the “Sunflower Street Pipeline Crossing Easement Area (Refinery Parcel)”); and (ii) the portion, if any, of the public street right-of-way for Sunflower Street over which the subject pipeline crossings traverse but only to the extent CRRM has the legal right to grant such easement and right.
(F) East Tank Farm Easements. CRNF hereby grants to CRRM, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, the following two easements:
(i) a perpetual, non-exclusive access, ingress and egress easement and right of use to traverse the roadway located on that portion of the Fertilizer Parcel legally described on Annex J to this Exhibit A and generally depicted on the Aerial (the “East Tank Farm Roadway Area (Fertilizer Parcel)”), for such pedestrian and vehicular access, ingress and egress as may be reasonably required for access, ingress and egress to that portion of the Refinery Parcel legally described on Annex K to this Exhibit A and generally depicted on the Aerial (the “East Tank Farm Area (Refinery Parcel)”).
(ii) a perpetual, non-exclusive easement and right of use to maintain the existing underground pipelines and related equipment owned by CRRM and located underneath the East Tank Farm Roadway Area (Fertilizer Parcel) (as such pipelines and equipment may be altered, relocated, expanded or replaced from time to time by CRRM, at its sole cost and expense, but not so as to materially interfere with the use of the roadway on the East Tank Farm Roadway Area (Fertilizer Parcel)).
The foregoing easements are collectively referred to herein as the “East Tank Farm Easements”.

         Exhibit A
(G) Railroad Trackage Easements.
(1) In order to provide for the real property rights and interests necessary to effectuate the provisions of Exhibit E with regard to railroad track sharing, CRNF hereby grants to CRRM, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a perpetual, non-exclusive easement in and right of use to access, operate (with the term, ‘operate’ being deemed to include the right to temporarily store railroad cars in accordance with commercially reasonable practices) and otherwise utilize for the receipt of feedstocks to, and delivery out of products, from the Refinery’s operations, in common with CRNF, all existing railroad tracks and trackage equipment (as such railroad tracks and trackage equipment may be altered, relocated, expanded or replaced from time to time by CRNF, at its sole cost and expense, so long as comparable uninterrupted railroad trackage service is provided to CRRM) on that portion of the Fertilizer Parcel legally described on Annex L to this Exhibit A and generally depicted on the Aerial (the “Railroad Trackage Easement Area (Fertilizer Parcel)”). The Parties acknowledge that the Main Trackage (as defined in Exhibit E) within the subject Easement Area and in the Easement Area set forth in Section 2(G)(2) of this Exhibit A is presently owned by Union Pacific Railroad Company and is operated by South Kansas & Oklahoma Railroad, Inc.
(2) Reciprocally, in order to provide for the real property rights and interests necessary to effectuate the provisions of Exhibit E with regard to railroad track sharing, CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement in and right of use to access, operate (which operations shall be deemed to include the right to temporarily store railroad cars in accordance with commercially reasonable operating practices) and otherwise utilize for the receipt of feedstocks to, and delivery out of products from the Fertilizer Plant’s operations, in common with CRRM, all existing railroad tracks and trackage equipment (as such railroad tracks and trackage equipment may be altered, relocated, expanded or replaced from time to time by CRRM, at its sole cost and expense, so long as comparable uninterrupted railroad trackage service is provided to CRNF) on that portion of the Refinery Parcel legally described on Annex M to this Exhibit A and generally depicted on the Aerial (the “Railroad Trackage Easement Area (Refinery Parcel)”); provided, however, and notwithstanding the foregoing provisions of this Section 2.3(G)(2), CRRM hereby grants CRNF an additional perpetual, non-exclusive easement and right to use 75% of the trackage constructed in 2006 within the Trackage Storage Area for railroad car storage in connection with Fertilizer Plant’s operations, and the Parties hereby agree to reasonably cooperate with each other so as to be able to access and move their respective railroad cars and equipment stored on the Trackage Storage Area.
(H) Parking Easement. CRRM hereby grants to CRNF, for use by its employees, agents, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use of the parking areas legally described on Annex Q to this Exhibit A and shown on the Aerial (the “Refinery Shared Parking Area”) for the parking of vehicles of CRNF and its employees, agents, employees, contractors, licensees and lessees, all in common with CRRM; provided, however, CRRM hereby agrees that no less than 50 parking spaces on the Refinery Shared Parking Areas shall be exclusively available to CRNF at all times.
(I) Construction Buffer Zone Easements. Currently, CRRM is using a designated portion of the buffer zone area owned by CRNF legally described on Annex R to this Exhibit A (the “Construction Buffer Zone Easement Area”) for construction staging in connection with the construction of certain improvements on the Refinery Parcel. It is agreed and understood that CRNF shall

         Exhibit A
have the right to at any time terminate such use by CRRM upon giving no less than 30 days prior written notice, and if such notice is so given, CRRM shall remove all of its equipment and other property within the Construction Buffer Zone Easement Area it is so using and shall restore such portion to the same condition as existed prior to CRRM’s entry for staging purposes. Should either Party in the future grant to the other Party the right to stage construction on its respective buffer zone area, then unless otherwise expressly agreed between the Parties in writing to the contrary, such right shall likewise be terminable by the granting party upon 30 days prior notice and the removal and restoration covenants set forth above in this Section 2.3(I) shall apply.
(J) Fiber Optic Cable Easements. CRRM hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to install, repair, maintain, replace and otherwise utilize for Fertilizer Plant operations, in common with CRRM, any existing fiber optic cables of CRRM, whether on the Fertilizer Parcel or within any structure located thereon, currently utilized by CRNF (as the same may be altered, relocated, expanded or replaced from time to time by CRRM, at its sole cost and expense, so long as comparable fiber optic cabling is provided to CRNF), and CRNF hereby grants to CRRM, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a perpetual, non-exclusive easement and right of use to install, repair, maintain, replace and otherwise utilize for Refinery operations, in common with CRNF, any existing fiber optic cables of CRNF, whether on the Refinery Parcel or within any structure located thereon, currently utilized by CRRM (as the same may be altered, relocated, expanded or replaced from time to time by CRNF, at its sole cost and expense, so long as comparable fiber optic cabling is provided to CRRM).
(K) Additional Easements. In order for the Parties to provide any and all other real property easement interests and rights of use necessary to fully effectuate the purpose and intent of the Statements of Service and without limiting the foregoing grants of Easements and the Easements granted below in Article 3 for the Interconnect Points, each of the Parties hereby grants to the other Party, to the extent an easement therefor is not otherwise granted herein, non-exclusive easements over and across the granting Party’s Parcel for such purposes as may be reasonably necessary to carry out the purposes and intents of the Statements of Service.
ARTICLE 3. INTERCONNECT POINTS AND EASEMENTS
3.1 Interconnect Points; Definition. There currently exist numerous pipelines, facilities and other production equipment which serve both the Fertilizer Plant and the Refinery or which provide for distribution of feedstocks between the Fertilizer Plant and Refinery and other uses and operations covered under the Statements of Service and which involve portions of both the Fertilizer Parcel and the Refinery Parcel. As used herein, the term “Interconnect Points” shall mean those designated points of demarcation of ownership and control for certain operations, equipment and facilities between the Fertilizer Plant and the Refinery located within the Shared Pipeline Easement Area, which points are depicted on the “Interconnect Points Drawing” shown on Annex E to this Exhibit A. CRNF is hereby deemed to own such of its operations, equipment and facilities which are located at points beginning at the common boundary of the Fertilizer Parcel and the Shared Pipeline Easement Area and which extend to and connect with the Interconnect Points located on the Refinery Parcel.
3.2 Rights to Connect at Interconnect Points. As generally provided for in the Shared Pipeline Easement granted in Section 2.2 of this Exhibit A, and in order to effectuate the provisions of the Service Agreements, particularly the provisions of the Feedstock and Shared Services Agreement, each of CRNF and CRRM is hereby granted a nonexclusive easement in and right of use to connect, at the Interconnect Points, to the operations, equipment and facilities of the other Party, with the attendant rights

         Exhibit A
to access, inspect, maintain, repair and replace such operations, equipment and facilities (collectively, the “Connection Purposes”) (such easement and rights herein called the “Interconnect Points Easement”). The Interconnect Points Easement shall be deemed to cover all Interconnect Points, some of which are located on Parcel boundary lines and some of which are located within the interiors of the Parcels.
Furthermore, the Interconnect Easement includes an easement and right for any and all existing incidental encroachments of facilities, equipment and other improvements onto the other Party’s Parcel and the right to access reasonably necessary portions of the other Party’s Parcel immediately adjacent to Interconnect Points for Connection Purposes, subject to the terms of the Temporary Construction/Maintenance Easement granted in Section 2.2(E) of this Exhibit A.
3.3 Future Interconnect Points. The Parties acknowledge that there may be a need for additional Interconnect Points in the future as may be mutually agreed upon between the Parties, and the Parties hereby agree that the provisions of Sections 3.1 and 3.2 shall apply with respect to such future Interconnect Points.
ARTICLE 4. EASEMENT PROVISIONS — GENERAL
4.1 Collective Definition — Easements. The foregoing easements granted in Articles 2 and 3 of this Exhibit A are collectively referred to herein as the “Easements”, and each as an “Easement”, within the various areas set forth herein in which the Easements are located, which are collectively referred to herein as the “Easement Areas”, and each as an “Easement Area”.
4.2 Duration of Easements.
(A) The duration of those Easements granted herein which are specified as being perpetual shall be perpetual (even though some of the Easements so specified as perpetual are also herein specifically stated as being for the purpose of carrying out one or more of the Statements of Service) unless terminated in accordance with Section 4.2(E).
(B) Those Easements herein specifically stated as being granted to carry out the purposes and intent of one or more referenced Statements of Service (and not specifically stated to be perpetual or as being of a specific limited duration) shall be in effect concurrently with the term of such Statements of Service and shall expire when the last of the Statements of Service to which such Easement pertains is no longer in effect pursuant to its terms unless terminated in accordance with Section 4.2(E).
(D) All other Easements herein granted which do not fall within the provisions of Sections 4.2(A) or (B) shall be perpetual.
(E) Upon the expiration of an Easement, neither Party shall have any further liability under such Easement except as shall have arisen or accrued prior to such termination. Furthermore, an individual Easement granted herein shall be deemed terminated if such Easement is abandoned by a Party pursuant to applicable law. In the event that an Easement so expires or is deemed terminated as provided in this Section 4.2, upon the request of either Party, the Parties agree to execute a memorandum giving notice of such expiration or termination and to record such memorandum in the county real estate records.
4.3 Reserved Rights; Modification of Easement Areas. Each Party, as grantor, hereto reserves for itself the right from time to time to remove, relocate, expand, substitute and use, at its sole cost and expense, any building, improvement, structure, equipment, road, pipeline, curb cut, utility or other facility currently or hereafter existing on its Parcel within an applicable Easement Area; provided, however, that in no event shall the exercise of any of foregoing rights by a Party deprive or materially

         Exhibit A
adversely affect or interfere with the use by the other Party hereto of the Easements herein granted to such other Party or the exercise of such other Party’s rights thereunder.
4.4 Service Agreements; Provision of Services. The Parties intend that this Exhibit A and the Easements granted herein do not cover the specifics of the provision of the services (e.g., feedstock, coke, water, etc.) attendant to the purposes of the Easements. Instead, the Parties’ agreements regarding the services themselves are detailed in the Statements of Service. Nothing in this Exhibit A shall be deemed to in any way modify, impair or otherwise limit the specific provisions or stated purposes of the Statements of Service.
4.5 Maintenance — General. With regard to those facilities, improvements and equipment of any kind, including pipelines, pipe racks and conduits, owned by a Party on its Parcel which are necessary to carry out the purposes of one or more Statements of Service or the Easements granted herein, CRNF and CRRM each agrees to maintain in good order and condition (with the term ‘maintain’, as used in this paragraph, hereby deemed inclusive of repairs and replacements, as necessary) at its sole cost and expense, those facilities, improvements and equipment located on its Parcel and owned by it. Each Party shall also maintain its facilities, equipment and other improvements up to the Interconnect Points therefor which are located from time to time on the other Party’s Parcel. Notwithstanding the foregoing, neither Party has the obligation at any time to maintain facilities owned by the other Party, whether such facilities, equipment and other improvements are located on the other Party’s Parcel or on a Party’s own Parcel.
4.6 Unavoidable Delay. Neither Party shall be deemed to be in default in the performance of any obligation created under or pursuant to this Exhibit A, other than an obligation requiring the execution of documents or the payment of money, if and so long as non-performance of such obligation shall be directly caused by fire or other casualty, national emergency, governmental or municipal law or restrictions, enemy action, civil commotion, strikes, lockouts, inability to obtain labor or materials, war or national defense preemptions, acts of God, energy shortages, or similar causes beyond the reasonable control of such Party (each, an “Unavoidable Delay”), and the time limit for such performance shall be extended for a period equal to the period of such Unavoidable Delay; provided, however, that the Party unable to perform (the “Non-Performing Party”) shall notify the other Party in writing, of the existence and nature of any Unavoidable Delay, within 10 days after such other Party has notified the Non-Performing Party pursuant to this Exhibit A of its failure to perform. Thereafter, the Non-Performing Party shall, from time to time upon written request of the other Party, keep the other Party fully informed, in writing, of all further developments concerning the Unavoidable Delay and its nonperformance.
4.7 Right of Self-Help. If a Non-Performing Party shall default in its performance of an obligation under this Exhibit A, the other Party, (the “Performing Party”), in addition to all other remedies such Performing Party may have at law or in equity, after 15 days’ prior written notice to Non-Performing Party and to any Mortgage holder of whose interest Performing Party has actual knowledge (or in the event of an emergency, after giving such notice as is practical under the circumstances), may (but shall not be obligated to) perform Non-Performing Party’s obligation, in which case Non-Performing Party shall promptly reimburse Performing Party upon demand for: (a) all reasonable expenses, including, but not limited to, attorneys’ fees, incurred by Performing Party to so perform the cure and to prepare on the outstanding amount thereof; and (b) interest thereon from the date of expenditure thereof (until the date) at a rate equal to the lesser of: (i) 2% per annum over the then-current prime commercial rate of interest as published by the Wall Street Journal (or if no longer published, a comparable rate of a nationally recognized publication designated by Performing Party); or (ii) the highest rate permitted by applicable law to be paid by Non-Performing Party.

         Exhibit A
4.8 Safety Measures. Each Party in the exercise of any of the Easement rights and interests granted to it hereunder shall take all safety and precautionary measures necessary to protect the other Party hereto and its Parcel and the improvements thereon from any injury or damage caused by the exercise of such rights and interests.
4.9 Compliance with Laws. In all Work required of a Party or otherwise allowed under this Exhibit A, and in connection with all entries by one Party onto the other Party’s Parcel permitted hereunder, each Party’s Work, entries and related actions of any kind shall comply with all applicable requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof having or claiming jurisdiction.
4.10 Plant Security; Rules and Restrictions. Each Party may, from time to time and with advance notice to and reasonable coordination with the other Party, impose reasonable rules and restrictions with regard to use of the various Easements within its Parcel which are herein granted to the other Party, specifically including, without limitation, reasonable security measures and restrictions which may be instituted from time to time by a Party within its Parcel; provided, however, that no rule or regulation imposed pursuant to this Section 4.10 shall materially interfere with a Party’s ability as a grantee to effectively utilize an Easement granted in this Exhibit A.
4.11 Temporary Closure of Easement Areas. Each Party shall have the right from time to time and with advance notice to and reasonable coordination with the other Party (except in the event of an emergency, in which case advance notice need not be given) to temporarily close off and/or erect barriers across the Easement Areas located on its Parcel, as deemed reasonably necessary by the Party owning the servient Parcel under a given Easement, for the following purposes: (a) blocking off access to an area in order to avoid the possibility of dedicating the same for public use or creating prescriptive rights therein; and (b) attending to security issues which threaten the industrial operations within an Easement Area. During the period of any such temporary closure, the Party taking the closing action shall use commercially reasonable efforts to provide to the other Party such continuous alternate access and usage rights as are provided in the applicable Easement.
4.12 Title Matters; Mortgage Subordination; and Subsequent Grants.
(A) The Easements and rights granted hereunder are made subject to any and all prior existing easements, grants, leases, licenses, agreements, encumbrances, defects and other matters and states of fact affecting the Parcels, or any part thereof, as of the Effective Date whether or not of record and the rights of others with respect thereto. Each Party, as grantee under the each of various Easements, agrees to abide by the terms of all matters of public record and of which it otherwise has notice binding upon the other Party, as the owner of the servient Parcel pursuant to such Easement(s).
(B) The liens of any future mortgage or deed of trust (a “Mortgage”) on the Parcels and the interest of any entity holding the position of lessor on what is commonly referred to as a “sale-leaseback”, “synthetic lease”, or “lease-leaseback” transaction are also hereby automatically subordinated to this Exhibit A.
(C) Amendments and other modifications to this Exhibit A shall be considered an extension of the rights granted herein and shall remain superior to any future mortgage, deed of trust or other encumbrance placed upon the property or appearing in title prior to such amendment or modification. Each of CRNF and CRRM, in its role as grantor, as applicable, agrees to promptly execute such instruments as may be required to confirm such priority.

         Exhibit A
(D) Each Party shall have the continuing right to grant easements and other rights and interests in and to, and permit uses of the Parcel owned by it in favor of and by such other parties as each Party may deem appropriate; provided, however, that any such easements, rights, interests and uses shall be subject to the terms of this Exhibit A and the terms of the Easements granted herein and shall not materially interfere with the grantee Party’s rights and usage of the Easements granted herein.
4.13 Easement Appurtenant to Land under Common Ownership. The Easements granted in this Exhibit A are appurtenant to the dominant estate Parcels as indicated herein and are also appurtenant to any land that may hereafter come into common ownership with the dominant estate Parcel thereunder which is contiguous thereto. Any areas physically separated from such dominant estate Parcel but having access thereto by means of a public right-of-way or a private easement (including the Easements granted herein) is deemed to be contiguous to such Parcel.
4.14 Cooperation. Each of the Parties acknowledges and agrees that upon reasonable request of the other, at the cost and expense of the requesting Party, each Party shall promptly and duly execute and deliver such reasonable documents and take such further reasonable action to acknowledge, confirm and effect the intent of, and actions described in, this Exhibit A and the Easements herein.
4.15 Restoration. If by reason of fire or other casualty, the improvements, pipelines, equipment or other facilities on a Party’s Parcel which serve or benefit the operations on the Parcel of the other Party as set forth in this Exhibit A or in any of the Statements of Service shall be damaged or destroyed and such Party shall not be obligated by this Exhibit A to repair or restore such damaged or destroyed improvements, pipeline, equipment or other facilities, then the other Party shall have the right to go on such Party’s Parcel and repair and restore the same at such other Party’s sole cost and expense, but the work undertaken in doing so shall be deemed “Work” and be subject to the provisions of Section 2.2(E)(2), (3), (4) and (5).
ARTICLE 5. FINANCING REQUIREMENTS
If, in connection with either Party obtaining financing for its respective Parcel, a banking, insurance or other recognized institutional lender shall request any modification(s) to this Exhibit A as a condition to such financing, the Parties covenant and agree to make such modifications to this Exhibit A as reasonably requested by such financing party (including the creation of such instrument (in recordable form to the extent required)) provided that such modification(s) do not increase the obligations or reduce the rights of the Parties or adversely (other than in a de minimis respect) affect the Easement interests, rights and privileges granted herein, the Parties’ rights under the Statements of Service, or either Party’s right to otherwise improve, construct, use, operate and maintain its respective Parcel and the improvements, equipment and facilities thereon.
ARTICLE 6. NO LIENS OR ENCUMBRANCES
Each of the Parties, in its role as a grantee, hereby covenants that it shall not, as a result of any act or omission of, directly or indirectly, create, incur, assume or suffer to exist any liens on or with respect to its respective Easement interests and rights of use in the Fertilizer Parcel or the Refinery Parcel, respectively, if such lien shall have or may gain superiority over this Exhibit A. Each Party shall promptly notify the other Party of the imposition of any such liens not permitted above of which it is aware and shall promptly, at its own expense, take such action as may be necessary to immediately fully discharge or release any such lien of record by payment, bond or otherwise (but this shall not preclude a contest of such lien so long as the same shall be removed of record).

         Exhibit A
ARTICLE 7. MISCELLANEOUS
7.1 Running of Benefits and Burdens. All provisions of this Exhibit A, including the benefits and burdens set forth herein with respect to the Fertilizer Parcel and the Refinery Parcel, respectively, shall run with the land.
7.2 No Prescriptive Rights or Adverse Possession. Each Party agrees that its past, present, or future use of its respective Easement interests and rights of usage granted herein shall not be deemed to permit the creation or further the existence of prescriptive easement rights or the procurement of title by adverse possession with respect to all or any portion of either Party’s Parcel.
7.3 Annexes. Attached hereto and forming a part of this Exhibit A by this reference are the following Annexes:
ANNEX A — Legal Description of the Fertilizer Parcel
ANNEX B — Legal Description of the Refinery Parcel
ANNEX C — Aerial
ANNEX D — Legal Description of Shared Pipeline Easement Area
ANNEX E — Interconnect Points Drawing
ANNEX F — Legal Description of Area for Pipe Rack Easement Area
ANNEX G — Legal Description of Coke Conveyor Belt Easement Area
ANNEX H — Legal Description of Sunflower Street Pipeline Crossing Easement Area (Fertilizer Parcel)
ANNEX I — Legal Description of Sunflower Street Pipeline Crossing Easement Area (Refinery Parcel)
ANNEX J — Legal Description of East Tank Farm Roadway Area (Fertilizer Parcel)
ANNEX K — Legal Description of East Tank Farm Area (Refinery Parcel)
ANNEX L — Legal Description of Railroad Trackage Easement Area (Fertilizer Parcel)
ANNEX M — Legal Description of Railroad Trackage Easement Area (Refinery Parcel)
ANNEX N — Legal Description of CRNF Clarifier Tract
ANNEX O — Fertilizer Water Pipeline Easement Area
ANNEX P — Legal Description of Coke Haul Road
ANNEX Q — Legal Description of Refinery Shared Parking Area
ANNEX R — Legal Description of Construction Buffer Zone Easement Area
[Remainder of page intentionally left blank.]

         Exhibit A
ANNEX A
Legal Description of the Fertilizer Parcel
NEW NITROGEN UNIT (PARCELS 2, 3, 4, 7, 8, 8A & 9)
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE, PART OF MONTGOMERY’S ADDITION TO THE CITY OF COFFEYVILLE, PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY, AND PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1007.15 FEET TO THE TRUE POINT OF BEGINNING; THENCE S00°00’00”E A DISTANCE OF 304.05 FEET; THENCE S88°14’41”E A DISTANCE OF 158.79 FEET; THENCE S00°00’00”E A DISTANCE OF 6.77 FEET; THENCE N90°00’00”E A DISTANCE OF 25.00 FEET; THENCE N00°00’00”W A DISTANCE OF 6.00 FEET; THENCE S88°14’40”E A DISTANCE OF 245.71 FEET; THENCE S12°15’53”E A DISTANCE OF 11.77 FEET; THENCE S82°32’25”E A DISTANCE OF 43.08 FEET; THENCE S00°00’00”E A DISTANCE OF 33.41 FEET; THENCE S90°00’00”W A DISTANCE OF 14.72 FEET; THENCE S86°44’02”W A DISTANCE OF 368.60 FEET; THENCE S00°00’00”E A DISTANCE OF 25.00 FEET; THENCE N90°00’00”E A DISTANCE OF 20.00 FEET; THENCE S00°31’37”E A DISTANCE OF 197.51 FEET; THENCE N90°00’00”E A DISTANCE OF 165.00 FEET; THENCE S00°00’00”E A DISTANCE OF 24.03 FEET; THENCE N90°00’00”E A DISTANCE OF 249.97 FEET; THENCE N00°00’00”W A DISTANCE OF 18.64 FEET; THENCE N90°00’00”E A DISTANCE OF 51.39 FEET; THENCE S00°00’00”E A DISTANCE OF 15.00 FEET; THENCE N90°00’00”E A DISTANCE OF 56.01 FEET; THENCE S00°00’00”E A DISTANCE OF 169.40 FEET; THENCE N89°00’00”W A DISTANCE OF 636.08 FEET; THENCE S00°00’00”E A DISTANCE OF 377.30 FEET TO THE CENTERLINE OF MARTIN STREET; THENCE N89°14’03”W ALONG SAID CENTERLINE A DISTANCE OF 60.59 FEET; THENCE CONTINUING ALONG SAID CENTERLINE, N89°22’21”W A DISTANCE OF 608.53 FEET; THENCE CONTINUING ALONG SAID CENTERLINE, N89°29’08”W A DISTANCE OF 40.11 FEET TO THE CENTERLINE OF PINE STREET; THENCE S00°00’14”W ALONG THE CENTERLINE OF SAID PINE STREET A DISTANCE OF 35.18 FEET; THENCE N89° 33’26”W A DISTANCE OF 40.15 FEET TO THE NE CORNER OF BLOCK 6 OF SAID MONTGOMERY’S ADDITION; THENCE N89°13’09”W ALONG THE NORTH LINE OF SAID BLOCK 6 A DISTANCE OF 399.88 FEET TO THE NW CORNER OF SAID BLOCK 6; THENCE N89°05’43”W A DISTANCE OF 79.80 FEET TO THE NE CORNER OF BLOCK 5 OF SAID MONTGOMERY’S ADDITION; THENCE N00°08’24”E A DISTANCE OF 69.57 FEET TO THE SE CORNER OF BLOCK 10 OF SAID MONTGOMERY’S ADDITION; THENCE N00°00’00”W A DISTANCE OF 277.85 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N15°00’43”W A DISTANCE OF 104.03 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N30°29’51”W A DISTANCE OF 20.00 FEET; THENCE N59°30’09”E A DISTANCE OF 465.00 FEET; THENCE S30°29’51”E A DISTANCE OF 20.00 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59° 30’09”E ALONG SAID NORTHERLY LINE A DISTANCE OF 32.23 FEET; THENCE S00°01’28”E A DISTANCE OF 276.43 FEET; THENCE N90°00’00”E A DISTANCE OF 365.00 FEET; THENCE N00°00’00”W A DISTANCE OF 491.48 FEET TO SAID NORTHERLY LINE OF THE FORMER
A-A-1

         Exhibit A
UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09”E ALONG SAID NORTHERLY LINE A DISTANCE OF 536.40 FEET TO THE POINT OF BEGINNING.
AND
“LOADING DOCK”
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE AND A PART OF THE NE/4 OF SECTION 36, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NE CORNER OF THE NE/4 OF SAID SECTION 36; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 316.23 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAILROAD; THENCE S59°30’09”W ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 34.82 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE S00°00’00”E ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 1148.43 FEET; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE, S00°05’12”E A DISTANCE OF 60.63 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE, S00°05’12”E A DISTANCE OF 12.01 FEET TO THE NE CORNER OF BLOCK 12 OF SAID COFFEYVILLE HEIGHTS ADDITION; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE AND THE EAST LINE OF SAID BLOCK 12, S00°00’48”W A DISTANCE OF 267.47 FEET; THENCE LEAVING SAID WEST RIGHT-OF-WAY LINE AND THE EAST LINE OF SAID BLOCK 12, N38°21’27”W A DISTANCE OF 131.96 FEET; THENCE N00°00’00”W A DISTANCE OF 176.00 FEET; THENCE N90°00’00”E A DISTANCE OF 81.94 FEET TO THE POINT OF BEGINNING.
AND
“CLARIFIER TRACT”
A PART OF THE SE/4 OF SECTION 25, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SE CORNER OF SAID SE/4; THENCE ON AN ASSUMED BEARING OF N00°22’55”E ALONG THE EAST LINE OF SAID SE/4 A DISTANCE OF 1285.62 FEET; THENCE S90°00’00”W A DISTANCE OF 1774.69 FEET TO THE TRUE POINT OF BEGINNING; THENCE N76°25’09”W A DISTANCE OF 25.41 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF THE A.T.&S.F. RAILROAD; THENCE N13°34’51”E ALONG SAID EASTERLY RIGHT-OF-WAY LINE A DISTANCE OF 298.51 FEET; THENCE LEAVING SAID EASTERLY RIGHT-OF-WAY LINE, S67° 00’00”E A DISTANCE OF 101.78 FEET; THENCE S18°00’36”W A DISTANCE OF 62.14 FEET; THENCE S11° 06’08”E A DISTANCE OF 70.97 FEET; THENCE SOUTHWESTERLY ON A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 450.00 FEET AND A CENTRAL ANGLE OF 23°41’14” A DISTANCE OF 186.04 FEET TO THE POINT OF BEGINNING.
AND
NEW FERTILIZER STORAGE AREA (PARCELS 6 & 10)
A PART OF THE NW/4 OF SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NW CORNER OF SAID NW/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE WEST LINE OF SAID NW/4 A DISTANCE OF 1013.07 FEET TO THE SW CORNER OF THE NORTH 75 ACRES OF LOTS 2 AND
A-A-2

         Exhibit A
3 OF SAID SECTION 31; THENCE S86°24’15”E ALONG THE SOUTH LINE OF SAID NORTH 75 ACRES OF LOTS 2 AND 3 A DISTANCE OF 30.06 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG THE SOUTH LINE OF SAID NORTH 75 ACRES OF LOTS 2 AND 3, S86°24’15”E A DISTANCE OF 3049.00 FEET MORE OR LESS TO THE CENTERLINE OF THE VERDIGRIS RIVER; THENCE ALONG THE APPROXIMATE CENTERLINE OF SAID VERDIGRIS RIVER THE FOLLOWING COURSES: S15°13’05”W A DISTANCE OF 90.34 FEET; THENCE S03°03’48”W A DISTANCE OF 488.35 FEET; THENCE LEAVING SAID CENTERLINE OF THE VERDIGRIS RIVER S89°44’00”W A DISTANCE OF 2993.22 FEET MORE OR LESS TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°00’00”W A DISTANCE OF 779.98 FEET TO THE POINT OF BEGINNING.

A-A-3

         Exhibit A
ANNEX B
Legal Description of the Refinery Parcel
TRACT EAST OF SUNFLOWER STREET
ALL OF LOTS 2, 3, 4 AND 5, SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, LYING WEST OF THE CENTERLINE OF THE VERDIGRIS RIVER, EXCEPT THE FOLLOWING DESCRIBED TRACTS: THE NORTH 75 ACRES OF SAID LOTS 2 AND 3; AND EXCEPT A TRACT COMMENCING AT THE SOUTHWEST CORNER OF LOT 4, THENCE NORTH 400 FEET, THENCE EAST 425 FEET, THENCE SOUTH APPROXIMATELY 420 FEET (426.46’ MEASURED) TO THE SOUTH BOUNDARY OF SAID LOT 4, THENCE WEST (425.82’ MEASURED) TO THE PLACE OF BEGINNING: AND EXCEPT A TRACT DESCRIBED AS FOLLOWS IN A GENERAL WARRANTY DEED DATED JULY 1, 1976, FROM GEORGE W. MULLER AND FERRIS M. MULLER, HUSBAND AND WIFE, TO CRA, INC., RECORDED IN BOOK 353 OF DEEDS, PAGE 19: COMMENCING AT A POINT 538 FEET SOUTH OF THE NORTHWEST CORNER OF LOT 4, SECTION 31, TOWNSHIP 34 SOUTH, RANGE 17 EAST IN THE PRESENT WEST FENCE LINE OF SAID LOT 4, THENCE SOUTH 75 FEET ALONG SAID FENCE, THENCE EAST 20 FEET, THENCE NORTH 75 FEET, THENCE WEST 20 FEET TO THE POINT OF BEGINNING; AND EXCEPT A TRACT DESCRIBED AS FOLLOWS IN SAID LAST-MENTIONED GENERAL WARRANTY DEED: COMMENCING IN CENTER OF VERDIGRIS RIVER 21 RODS NORTH OF SOUTH LINE OF SAID LOT 5, THENCE WEST AND SOUTHWESTERLY ALONG LEFT BANK OF RAVINE 33 FEET FROM CENTER OF RAVINE TO SOUTH LINE OF LOT 5, THENCE EAST ALONG SOUTH LINE OF LOT 5 TO CENTER OF VERDIGRIS RIVER, UP RIVER TO BEGINNING.
AND EXCEPT:
“FERTILIZER STORAGE”
A PART OF THE NW/4 OF SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NW CORNER OF SAID NW/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE WEST LINE OF SAID NW/4 A DISTANCE OF 1013.07 FEET TO THE SW CORNER OF THE NORTH 75 ACRES OF LOTS 2 AND 3 OF SAID SECTION 31; THENCE S86°24’15”E ALONG THE SOUTH LINE OF SAID NORTH 75 ACRES OF LOTS 2 AND 3 A DISTANCE OF 30.06 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG THE SOUTH LINE OF SAID NORTH 75 ACRES OF LOTS 2 AND 3, S86°24’15”E A DISTANCE OF 3049.00 FEET MORE OR LESS TO THE CENTERLINE OF THE VERDIGRIS RIVER; THENCE ALONG THE APPROXIMATE CENTERLINE OF SAID VERDIGRIS RIVER THE FOLLOWING COURSES: S15°13’05”W A DISTANCE OF 90.34 FEET; THENCE S03°03’48”W A DISTANCE OF 488.35 FEET; THENCE LEAVING SAID CENTERLINE OF THE VERDIGRIS RIVER S89°44’00”W A DISTANCE OF 2993.22 FEET MORE OR LESS TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°00’00”W A DISTANCE OF 779.98 FEET TO THE POINT OF BEGINNING.
TRACT NORTH OF FORMER UNION PACIFIC RAILROAD
ALL THAT PART OF THE SE/4 OF SECTION 25, TOWNSHIP 34, RANGE 16 EAST OF THE 6TH P.M., LYING WEST OF THE WESTERLY RIGHT-OF-WAY LINE AND NORTH OF THE NORTHERLY RIGHT-OF-WAY LINE OF THE ATCHISON, TOPEKA AND SANTA FE
A-B-1

         Exhibit A
RAILROAD, EXCEPT 3 ACRES IN THE NORTHWEST CORNER AS EXCEPTED FROM A GENERAL WARRANTY DEED DATED AUGUST 23, 1951, FROM R.L. EDWARDS AND MILDRED EDWARDS, HUSBAND AND WIFE, TO THE COOPERATIVE REFINERY ASSOCIATION, RECORDED IN BOOK 245 OF DEEDS, PAGE 586, IN THE REGISTER OF DEEDS OFFICE OF MONTGOMERY COUNTY, KANSAS.
AND
ALL THAT PART OF THE E/2 OF SECTION 25 AND ALL THAT PART OF THE NE/4 OF SECTION 36 LYING EAST OF THE EASTERLY RIGHT-OF-WAY LINE OF THE ATCHISON, TOPEKA AND SANTE FE RAILROAD AND NORTH OF THE NORTHERLY RIGHT-OF-WAY LINE OF THE FORMER MISSOURI-KANSAS-TEXAS RAILROAD (NOW UNION PACIFIC RAILROAD), ALL IN TOWNSHIP 34, RANGE 16, MONTGOMERY COUNTY, KANSAS.
AND EXCEPT:
A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 563.00 FEET; THENCE N90°00’00”W A DISTANCE OF 1992.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE N84°14’00”W A DISTANCE OF 100.00 FEET; THENCE N05°46’00”E A DISTANCE OF 50.00 FEET; THENCE S84°14’00”E A DISTANCE OF 100.00 FEET; THENCE S05°46’00”W A DISTANCE OF 50.00 FEET TO THE POINT OF BEGINNING.
AND EXCEPT THAT PART DESCRIBED AS FOLLOWS:
“CLARIFIER TRACT”
A PART OF THE SE/4 OF SECTION 25, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SE CORNER OF SAID SE/4; THENCE ON AN ASSUMED BEARING OF N00°22’55”E ALONG THE EAST LINE OF SAID SE/4 A DISTANCE OF 1285.62 FEET; THENCE S90°00’00”W A DISTANCE OF 1774.69 FEET TO THE TRUE POINT OF BEGINNING; THENCE N76°25’09”W A DISTANCE OF 25.41 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF THE A.T.&S.F. RAILROAD; THENCE N13°34’51”E ALONG SAID EASTERLY RIGHT-OF-WAY LINE A DISTANCE OF 298.51 FEET; THENCE LEAVING SAID EASTERLY RIGHT-OF-WAY LINE, S67°00’00”E A DISTANCE OF 101.78 FEET; THENCE S18° 00’36”W A DISTANCE OF 62.14 FEET; THENCE S11°06’08”E A DISTANCE OF 70.97 FEET; THENCE SOUTHWESTERLY ON A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 450.00 FEET AND A CENTRAL ANGLE OF 23°41’14” A DISTANCE OF 186.04 FEET TO THE POINT OF BEGINNING.
TRACT SOUTH OF FORMER UNION PACIFIC RAILROAD AND NORTH OF MARTIN STREET
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE, PART OF MONTGOMERY’S ADDITION TO THE CITY OF COFFEYVILLE, AND PART OF THE NE/4 OF SECTION 36, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NE CORNER OF THE NE/4 OF SAID SECTION 36; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 316.23 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAILROAD;
A-B-2

         Exhibit A
THENCE S59°30’09”W ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 34.82 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE ALONG SAID WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET THE FOLLOWING BEARINGS AND DISTANCES: THENCE S00°00’00”E A DISTANCE OF 1148.43 FEET; THENCE S00°05’12”E A DISTANCE OF 72.64 FEET; THENCE S00°00’48”E A DISTANCE OF 300.00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF MARTIN STREET; THENCE N89°11’00”W ALONG SAID NORTH RIGHT-OF-WAY LINE A DISTANCE OF 439.35 FEET TO THE WEST RIGHT-OF-WAY LINE OF ASH STREET; THENCE S02° 06’58”E ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 35.21 FEET TO THE CENTER OF MARTIN STREET; THENCE ALONG THE CENTER OF SAID MARTIN STREET THE FOLLOWING BEARINGS AND DISTANCES: THENCE N89°13’34”W A DISTANCE OF 399.88 FEET; THENCE N89°14’03”W A DISTANCE OF 60.59 FEET; THENCE N89°22’21”W A DISTANCE OF 608.53 FEET; THENCE N89°29’08”W A DISTANCE OF 40.11 FEET TO THE CENTERLINE OF PINE STREET; THENCE S00°00’14”W ALONG THE CENTERLINE OF SAID PINE STREET A DISTANCE OF 35.18 FEET; THENCE N89°33’26”W A DISTANCE OF 40.15 FEET TO THE NE CORNER OF BLOCK 6 OF SAID MONTGOMERY’S ADDITION; THENCE N89°13’09”W ALONG THE NORTH LINE OF SAID BLOCK 6 A DISTANCE OF 399.88 FEET TO THE NW CORNER OF SAID BLOCK 6; THENCE N89°05’43”W A DISTANCE OF 79.80 FEET TO THE NE CORNER OF BLOCK 5 OF SAID MONTGOMERY’S ADDITION; THENCE N00°08’24”E A DISTANCE OF 34.78 FEET TO THE CENTERLINE OF SAID MARTIN STREET; THENCE N89°13’15”W ALONG SAID CENTERLINE A DISTANCE OF 200.14 FEET TO THE SOUTHERLY EXTENSION OF THE EAST LINE OF LOT 2, BLOCK 10, OF SAID MONTGOMERY’S ADDITION; THENCE LEAVING THE CENTERLINE OF SAID MARTIN STREET, N00°22’34”E ALONG THE EXTENSION OF AND THE EAST LINE OF SAID LOT 2 A DISTANCE OF 163.74 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID UNION PACIFIC RAILROAD; THENCE NORTHEASTERLY ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE ON A CURVE TO THE RIGHT HAVING A RADIUS OF 1500.00 FEET AND A CENTRAL ANGLE OF 10°30’27”, A DISTANCE OF 275.09 FEET TO THE POINT OF TANGENCY OF SAID CURVE; THENCE CONTINUING ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, N59°30’09”E A DISTANCE OF 2370.80 FEET TO THE POINT OF BEGINNING.
AND
ALL THAT PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY LYING WEST OF THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND LYING EAST OF THE EASTERLY RIGHT-OF-WAY LINE OF THE A.T.&S.F. RAILROAD IN THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST OF THE 6TH P.M., MONTGOMERY COUNTY, KANSAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF THE FORMER UNION PACIFIC RAILROAD; THENCE S59°30’09”W ALONG SAID NORTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 34.82 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING S59° 30’09”W ALONG SAID NORTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 2429.70 FEET; THENCE SOUTHWESTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 1600.00 FEET, A CHORD WHICH BEARS S49°43’27”W, A CHORD DISTANCE OF 543.47 FEET AND AN ARC LENGTH OF 546.12 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF THE A.T.&S.F. RAILROAD; THENCE S13°34’51”W ALONG SAID EASTERLY RIGHT-OF-WAY LINE A
A-B-3

         Exhibit A
DISTANCE OF 269.10 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE FORMER UNION PACIFIC RAILROAD; THENCE ON A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 1500.00 FEET, A CHORD WHICH BEARS N45°05’58”E, A CHORD DISTANCE OF 746.22 FEET AND AN ARC LENGTH OF 754.14 FEET; THENCE CONTINUING ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE N59°30’09”E A DISTANCE OF 2370.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°00’00”E ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 116.06 FEET TO THE POINT OF BEGINNING.
LESS AND EXCEPT THE FOLLOWING TRACTS OF LAND:
“LOADING DOCK”
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE AND A PART OF THE NE/4 OF SECTION 36, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NE CORNER OF THE NE/4 OF SAID SECTION 36; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 316.23 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAILROAD; THENCE S59°30’09”W ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 34.82 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE S00°00’00”E ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 1148.43 FEET; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE, S00°05’12”E A DISTANCE OF 60.63 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE, S00°05’12”E A DISTANCE OF 12.01 FEET TO THE NE CORNER OF BLOCK 12 OF SAID COFFEYVILLE HEIGHTS ADDITION; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE AND THE EAST LINE OF SAID BLOCK 12, S00°00’48”W A DISTANCE OF 267.47 FEET; THENCE LEAVING SAID WEST RIGHT-OF-WAY LINE AND THE EAST LINE OF SAID BLOCK 12, N38°21’27”W A DISTANCE OF 131.96 FEET; THENCE N00°00’00”W A DISTANCE OF 176.00 FEET; THENCE N90°00’00”E A DISTANCE OF 81.94 FEET TO THE POINT OF BEGINNING.
“NEW NITROGEN UNIT”
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE, PART OF MONTGOMERY’S ADDITION TO THE CITY OF COFFEYVILLE, PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY, AND PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1007.15 FEET TO THE TRUE POINT OF BEGINNING; THENCE S00°00’00”E A DISTANCE OF 304.05 FEET; THENCE S88°14’41”E A DISTANCE OF 158.79 FEET; THENCE S00°00’00”E A DISTANCE OF 6.77 FEET; THENCE N90°00’00”E A DISTANCE OF 25.00 FEET; THENCE N00°00’00”W A DISTANCE OF 6.00 FEET; THENCE S88°14’40”E A DISTANCE OF 245.71 FEET; THENCE S12°15’53”E A DISTANCE OF 11.77 FEET; THENCE S82°32’25”E A DISTANCE OF 43.08 FEET; THENCE S00°00’00”E A DISTANCE OF 33.41 FEET; THENCE S90°00’00”W A DISTANCE OF 14.72 FEET; THENCE S86°44’02”W A DISTANCE OF 368.60 FEET; THENCE S00°00’00”E A DISTANCE OF 25.00 FEET; THENCE N90°00’00”E A DISTANCE OF 20.00 FEET; THENCE S00°31’37”E A DISTANCE OF 197.51 FEET; THENCE N90°00’00”E A DISTANCE OF 165.00 FEET; THENCE S00°00’00”E A DISTANCE OF 24.03 FEET; THENCE N90°00’00”E A
A-B-4

         Exhibit A
DISTANCE OF 249.97 FEET; THENCE N00°00’00”W A DISTANCE OF 18.64 FEET; THENCE N90°00’00”E A DISTANCE OF 51.39 FEET; THENCE S00°00’00”E A DISTANCE OF 15.00 FEET; THENCE N90°00’00”E A DISTANCE OF 56.01 FEET; THENCE S00°00’00”E A DISTANCE OF 169.40 FEET; THENCE N89°00’00”W A DISTANCE OF 636.08 FEET; THENCE S00°00’00”E A DISTANCE OF 377.30 FEET TO THE CENTERLINE OF MARTIN STREET; THENCE N89°14’03”W ALONG SAID CENTERLINE A DISTANCE OF 60.59 FEET; THENCE CONTINUING ALONG SAID CENTERLINE, N89°22’21”W A DISTANCE OF 608.53 FEET; THENCE CONTINUING ALONG SAID CENTERLINE, N89°29’08”W A DISTANCE OF 40.11 FEET TO THE CENTERLINE OF PINE STREET; THENCE S00°00’14”W ALONG THE CENTERLINE OF SAID PINE STREET A DISTANCE OF 35.18 FEET; THENCE N89°33’26”W A DISTANCE OF 40.15 FEET TO THE NE CORNER OF BLOCK 6 OF SAID MONTGOMERY’S ADDITION; THENCE N89°13’09”W ALONG THE NORTH LINE OF SAID BLOCK 6 A DISTANCE OF 399.88 FEET TO THE NW CORNER OF SAID BLOCK 6; THENCE N89°05’43”W A DISTANCE OF 79.80 FEET TO THE NE CORNER OF BLOCK 5 OF SAID MONTGOMERY’S ADDITION; THENCE N00°08’24”E A DISTANCE OF 69.57 FEET TO THE SE CORNER OF BLOCK 10 OF SAID MONTGOMERY’S ADDITION; THENCE N00°00’00”W A DISTANCE OF 277.85 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N15°00’43”W A DISTANCE OF 104.03 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N30°29’51”W A DISTANCE OF 20.00 FEET; THENCE N59°30’09”E A DISTANCE OF 465.00 FEET; THENCE S30°29’51”E A DISTANCE OF 20.00 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09”E ALONG SAID NORTHERLY LINE A DISTANCE OF 32.23 FEET; THENCE S00°01’28”E A DISTANCE OF 276.43 FEET; THENCE N90°00’00”E A DISTANCE OF 365.00 FEET; THENCE N00°00’00”W A DISTANCE OF 491.48 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09”E ALONG SAID NORTHERLY LINE A DISTANCE OF 536.40 FEET TO THE POINT OF BEGINNING.

A-B-5

         Exhibit A
ANNEX C
Aerial
A-C-1

         Exhibit A

A-C-2

         Exhibit A

A-C-3

         Exhibit A

A-C-4

         Exhibit A

PARCE
"CLARIFIER"
(FERTILIZER PROPERTY)
15' WIDE
FERTILIZER WATER
EASEMENT AREA

A-C-5

         Exhibit A

"LEASEHOLD"
16' WIDE FERTILIZER WATER EASEMENT AREA

A-C-6

         Exhibit A

A-C-7

         Exhibit A

A-C-8

         Exhibit A

A-C-9

         Exhibit A

A-C-10

         Exhibit A

A-C-11

         Exhibit A

LOT 3
LOT 2
"FERTILIZER STORAGE"
(FERTILIZER PROPERTY)
LOT 4
LOT 5
PARCEL I

A-C-12

         Exhibit A

A-C-13

         Exhibit A
A-C-14

         Exhibit A

Untitled Map
Write a description for your map.
Legend
ENGINEER ROUTING
ENGINEER ROUTING
Sycamore St
N Laurel St
Beatty St
E Sterling St
Bowden St
Sparks St
E North St
Cedar St
N Linden St
Google Earth
© 2019 Google
900 ft
N

ANNEX D
Legal Description of Shared Pipeline Easement Area
TRACT I
A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1494.58 FEET TO THE TRUE POINT OF BEGINNING; THENCE N00° 00’00”W A DISTANCE OF 82.60 FEET; THENCE S90°00’00”W A DISTANCE OF 51.00 FEET; THENCE S00° 00’00”E A DISTANCE OF 20.50 FEET; THENCE N90°00’00”E A DISTANCE OF 20.00 FEET; THENCE S00° 00’00”E A DISTANCE OF 80.36 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09”E ALONG SAID NORTH LINE A DISTANCE OF 35.98 FEET TO THE POINT OF BEGINNING.
TRACT II (THE UAN PIPELINE EASEMENT)
A PART OF THE SOUTHWEST QUARTER (SW/4) OF SECTION 25 AND IN A PART OF THE NORTH HALF (N/2) OF SECTION 36, ALL IN TOWNSHIP 34 SOUTH, RANGE 16 EAST OF THE 6TH P.M., MONTGOMERY COUNTY, KANSAS, THE CENTERLINE OF SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID N/2 OF SECTION 36; THENCE S00°00'00"E ALONG THE EAST LINE OF SAID N/2 OF SECTION 36 A DISTANCE OF 1182.47 FEET; THENCE LEAVING SAID EAST LINE, N90°00'00"W A DISTANCE OF 781.33 FEET TO THE TRUE POINT OF BEGINNING OF SAID CENTERLINE; THENCE CONTINUING N90°00'00"W A DISTANCE OF 20.86 FEET; THENCE N00°00'00"W A DISTANCE OF 80.46 FEET; THENCE N90°00'00"W A DISTANCE OF 491.71 FEET; THENCE S84°14'34"W A DISTANCE OF 27.29 FEET; THENCE S75°10'27"W A DISTANCE OF 51.13 FEET; THENCE S72°42'41"W A DISTANCE OF 36.25 FEET; THENCE S70°02'53"W A DISTANCE OF 58.25 FEET; THENCE S66°23'00"W A DISTANCE OF 71.76 FEET; THENCE S61°23'12"W A DISTANCE OF 29.96 FEET; THENCE N33°21'36"W A DISTANCE OF 66.37 FEET; THENCE S59°38'13"W A DISTANCE OF 662.46 FEET; THENCE N31°46'26"W A DISTANCE OF 27.00 FEET; THENCE N36°13'25"W A DISTANCE OF 62.05 FEET; THENCE N76°17'17"W A DISTANCE OF 6.80 FEET; THENCE N31°27'21"W A DISTANCE OF 50.25 FEET; THENCE N83°45'09"W A DISTANCE OF 148.82 FEET; THENCE S06°14'51"W A DISTANCE OF 7.07 FEET; THENCE N76°25'28"W A DISTANCE OF 54.39 FEET; THENCE N13°34'32"E A DISTANCE OF 7.01 FEET; THENCE N76°24'59"W A DISTANCE OF 79.72 FEET; THENCE N70°38'33"W A DISTANCE OF 294.91 FEET; THENCE ON A CURVE TO THE RIGHT HAVING A RADIUS OF 100.00 FEET, A CHORD WHICH BEARS N57°51'45"W, A CHORD LENGTH OF 44.24 FEET AND AN ARC LENGTH OF 44.61 FEET; THENCE ON A CURVE TO THE RIGHT HAVING A RADIUS OF 300.00 FEET, A CHORD WHICH BEARS N22°32'30"W, A CHORD LENGTH OF 230.01 FEET AND AN ARC LENGTH OF 236.05 FEET; THENCE N00°00'00"W A DISTANCE OF 1266.86 FEET; THENCE N83°36'17"W A DISTANCE OF 433.11 FEET TO THE TERMINUS OF SAID CENTERLINE.

THE EASEMENT ON TRACT II OF THE SHARED PIPELINE EASEMENT AREA BEING 50 FEET IN WIDTH, 25 FEET ON EITHER SIDE OF THE CENTERLINE DESCRIBED ABOVE.

ANNEX E
Interconnect Points Drawing

DRAWING LIMITS W. 12+97'-0"
S.8+66'-6"
DRAWING LIMITS
DRAWING LIMITS W. 13+17'-0"
DWG LIMITS S.8+94'-0"
DRAWING LIMITS W. 13+44'-0"
PIPING PLAN @ EL.130'-0"

Coffeyville Resources Nitrogen Fertilizers, LLC

Interconnecting Piping
Between CRNF and CRRM

D11-0913B

ANNEX F
Legal Description of Area for Pipe Rack Easement Area
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE AND A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF NE/4 A DISTANCE OF 1364.58 FEET; THENCE S90° 00’00”W A DISTANCE OF 30.00 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE S00°00’00”E ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 117.75 FEET; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE S00°05’12”E A DISTANCE OF 60.63 FEET; THENCE S90°00’00”W A DISTANCE OF 438.45 FEET; THENCE N00°00’00”W A DISTANCE OF 34.79 FEET; THENCE S89°00’00”E A DISTANCE OF 236.57 FEET; THENCE N00°00’00”W A DISTANCE OF 87.72 FEET; THENCE N90°00’00”E A DISTANCE OF 171.82 FEET; THENCE N00°00’00”W A DISTANCE OF 60.00 FEET; THENCE N90°00’00”E A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING.

ANNEX G
Legal Description of Coke Conveyor Belt Easement Area
A PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY AND PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1543.55 FEET; THENCE S00°00’00”E A DISTANCE OF 195.69 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING S00°00’00”E A DISTANCE OF 31.57 FEET; THENCE S71°51’39”W A DISTANCE OF 384.15 FEET; THENCE N00°01’28”W A DISTANCE OF 31.56 FEET; THENCE N71°51’39”E A DISTANCE OF 384.17 FEET TO THE POINT OF BEGINNING.
AND
A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1543.55 FEET; THENCE S00°00’00”E A DISTANCE OF 310.27 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING S00°00’00”E A DISTANCE OF 72.41 FEET; THENCE S24°28’25”W A DISTANCE OF 119.53 FEET; THENCE S90°00’00”W A DISTANCE OF 32.96 FEET; THENCE N24°28’25”E A DISTANCE OF 199.10 FEET TO THE POINT OF BEGINNING.

ANNEX H
Legal Description of Sunflower Street Pipeline Crossing Easement Area (Fertilizer Parcel)
A PART OF THE NW/4 OF SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NW/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE WEST LINE OF SAID NW/4 A DISTANCE OF 1364.58 FEET TO THE TRUE POINT OF BEGINNING; THENCE N90°00’00”E A DISTANCE OF 30.00 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE S00°00’00”E ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 178.38 FEET; THENCE S90°00’00”W A DISTANCE OF 30.00 FEET TO THE WEST LINE OF SAID NW/4; THENCE N00°00’00”W ALONG SAID WEST LINE A DISTANCE OF 178.38 FEET TO THE POINT OF BEGINNING.

ANNEX I
Legal Description of Sunflower Street Pipeline Crossing Easement Area (Refinery Parcel)
A PART OF COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE AND A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF NE/4 A DISTANCE OF 1364.58 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING S00°00’00”E ALONG SAID EAST LINE A DISTANCE OF 178.38 FEET; THENCE S90°00’00”W A DISTANCE OF 29.91 FEET TO THE WEST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°05’12”W ALONG SAID WEST RIGHT-OF-WAY LINE A DISTANCE OF 60.63 FEET; THENCE CONTINUING ALONG SAID WEST RIGHT-OF-WAY LINE N00°00’00”W A DISTANCE OF 117.75 FEET; THENCE N90°00’00”E A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING.

ANNEX J
Legal Description of East Tank Farm Roadway Area (Fertilizer Parcel)
A PART OF THE NW/4 OF SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NW/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE WEST LINE OF SAID NW/4 A DISTANCE OF 1767.00 FEET; THENCE N90°00’00”E A DISTANCE OF 30.00 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE N90°00’00”E A DISTANCE OF 1120.00 FEET; THENCE N88° 35’26”E A DISTANCE OF 914.89 FEET; THENCE S00°00’00”E A DISTANCE OF 25.00 FEET; THENCE S89° 44’00”W A DISTANCE OF 2035.00 FEET TO SAID EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°00’00”E ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 27.93 FEET TO THE POINT OF BEGINNING.

ANNEX K
Legal Description of East Tank Farm Area (Refinery Parcel)
A PART OF THE NW/4 OF SECTION 31, T34S, R17E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NW/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE WEST LINE OF SAID NW/4 A DISTANCE OF 1364.58 FEET; THENCE N90°00’00”E A DISTANCE OF 30.00 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING N90°00’00”E A DISTANCE OF 75.00 FEET; THENCE S00°00’00”E A DISTANCE OF 430.00 FEET; THENCE S89°44’00”W A DISTANCE OF 75.00 FEET TO THE EAST RIGHT-OF-WAY LINE OF SUNFLOWER STREET; THENCE N00°00’00”W ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 430.35 FEET TO THE POINT OF BEGINNING.

ANNEX L
Legal Description of Railroad Trackage Easement Area (Fertilizer Parcel)
PARCEL 8 A PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY IN THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00” E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09” W ALONG SAID NORTHERLY LINE A DISTANCE OF 1967.29 FEET TO THE TRUE POINT OF BEGINNING; THENCE S00°01’28” E A DISTANCE OF 116.03 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09” W ALONG SAID SOUTHERLY LINE A DISTANCE OF 438.39 FEET; THENCE SOUTHWESTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 1500.00 FEET, A CHORD WHICH BEARS S58°58’19” W, A CHORD DISTANCE OF 27.78 FEET AND AN ARC LENGTH OF 27.78 FEET; THENCE N15°00’43” W A DISTANCE OF 104.03 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09” E ALONG SAID NORTHERLY LINE A DISTANCE OF 497.23 FEET TO THE POINT OF BEGINNING.
AND
PARCEL 9
A PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY IN THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00” E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09” W ALONG SAID NORTHERLY LINE A DISTANCE OF 1007.15 FEET TO THE TRUE POINT OF BEGINNING; THENCE S00°00’00” E A DISTANCE OF 116.06 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09” W ALONG SAID SOUTHERLY LINE A DISTANCE OF 536.40 FEET; THENCE N00°00’00” W A DISTANCE OF 116.06 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09” E ALONG SAID NORTHERLY LINE A DISTANCE OF 536.40 FEET TO THE POINT OF BEGINNING.

ANNEX M
Legal Description of Railroad Trackage Easement Area (Refinery Parcel)
A PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY IN THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 2464.52 FEET TO THE TRUE POINT OF BEGINNING; THENCE S15° 00’43”E A DISTANCE OF 104.03 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE ALONG SAID SOUTHERLY LINE ON A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 1500.00 FEET, A CHORD WHICH BEARS S44°34’08”W, A CHORD DISTANCE OF 719.29 FEET AND AN ARC LENGTH OF 726.36 FEET TO THE EASTERLY LINE OF THE A.T.&S.F. RAILROAD RIGHT-OF-WAY; THENCE N13°34’51”E ALONG SAID EASTERLY LINE A DISTANCE OF 269.10 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE ON A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 1600.00 FEET, A CHORD WHICH BEARS N49°43’27”E, A CHORD DISTANCE OF 543.47 FEET AND AN ARC LENGTH OF 546.12 FEET TO THE POINT OF BEGINNING.
AND
A PART OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY IN THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00° 00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1543.55 FEET TO THE TRUE POINT OF BEGINNING; THENCE S00° 00’00”E A DISTANCE OF 116.06 FEET TO THE SOUTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID SOUTHERLY LINE A DISTANCE OF 423.68 FEET; THENCE N00°01’28”W A DISTANCE OF 116.03 FEET TO SAID NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE N59°30’09”E ALONG SAID NORTHERLY LINE A DISTANCE OF 423.74 FEET TO THE POINT OF BEGINNING.

ANNEX N
Legal Description of CRNF Clarifier Tract
A PART OF THE SE/4 OF SECTION 25, T34S, R16E, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SE CORNER OF SAID SE/4; THENCE ON AN ASSUMED BEARING OF N00°22’55”E ALONG THE EAST LINE OF SAID SE/4 A DISTANCE OF 1285.62 FEET; THENCE S90°00’00”W A DISTANCE OF 1774.69 FEET TO THE TRUE POINT OF BEGINNING; THENCE N76°25’09”W A DISTANCE OF 25.41 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF THE A.T.&S.F. RAILROAD; THENCE N13°34’51”E ALONG SAID EASTERLY RIGHT-OF-WAY LINE A DISTANCE OF 298.51 FEET; THENCE LEAVING SAID EASTERLY RIGHT-OF-WAY LINE, S67°00’00”E A DISTANCE OF 101.78 FEET; THENCE S18°00’36”W A DISTANCE OF 62.14 FEET; THENCE S11°06’08”E A DISTANCE OF 70.97 FEET; THENCE SOUTHWESTERLY ON A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 450.00 FEET AND A CENTRAL ANGLE OF 23°41’14” A DISTANCE OF 186.04 FEET TO THE POINT OF BEGINNING.

ANNEX O
Legal Description of Fertilizer Water Pipeline Easement Area
A 15.00 FEET WIDE WATERLINE EASEMENT IN PART OF THE SE/4 OF SECTION 25 AND PART OF THE NE/4 OF SECTION 36, ALL IN TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, THE CENTERLINE OF SAID EASEMENT DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4 OF SECTION 36; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 OF SECTION 36 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1511.96 FEET TO THE TRUE POINT OF BEGINNING OF SAID CENTERLINE; THENCE N00°00’00”W A DISTANCE OF 89.44 FEET; THENCE S90°00’00”W A DISTANCE OF 26.00 FEET; THENCE N01° 43’52”E A DISTANCE OF 156.82 FEET; THENCE N22°41’07”E A DISTANCE OF 103.61 FEET; THENCE N00° 46’08”E A DISTANCE OF 155.84 FEET; THENCE N89°50’42”W A DISTANCE OF 60.12 FEET; THENCE N00° 23’50”E A DISTANCE OF 104.00 FEET; THENCE S89°26’05”E A DISTANCE OF 262.50 FEET; THENCE N00° 33’55”E A DISTANCE OF 111.00 FEET; THENCE N89°26’05”W A DISTANCE OF 56.50 FEET; THENCE N00° 33’55”E A DISTANCE OF 359.35 FEET; THENCE S89°26’05”E A DISTANCE OF 23.01 FEET; THENCE N06° 42’59”E A DISTANCE OF 207.51 FEET; THENCE S84°30’54”E A DISTANCE OF 8.00 FEET; THENCE N06° 33’18”E A DISTANCE OF 280.54 FEET; THENCE S83°49’05”E A DISTANCE OF 14.50 FEET; THENCE N05° 54’52”E A DISTANCE OF 341.96 FEET; THENCE N82°58’38”W A DISTANCE OF 16.55 FEET; THENCE N06° 29’35”E A DISTANCE OF 402.81 FEET; THENCE N84°58’42”W A DISTANCE OF 229.39 FEET; THENCE N65° 07’03”W A DISTANCE OF 177.14 FEET; THENCE N69°37’43”W A DISTANCE OF 70.47 FEET; THENCE S78° 34’08”W A DISTANCE OF 39.02 FEET; THENCE N55°44’37”W A DISTANCE OF 72.09 FEET; THENCE S78° 53’48”W A DISTANCE OF 125.30 FEET TO THE TERMINUS OF SAID CENTERLINE.
AND
A 15.00 FEET WIDE WATERLINE EASEMENT IN PART OF THE SE/4 OF SECTION 25, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, THE CENTERLINE OF SAID EASEMENT DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID SE/4; THENCE ON AN ASSUMED BEARING OF N00°22’55”E ALONG THE EAST LINE OF SAID SE/4 A DISTANCE OF 1285.62 FEET; THENCE S90°00’00”W A DISTANCE OF 1774.69 FEET; THENCE NORTHEASTERLY ON A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 450.00 FEET, A CHORD WHICH BEARS N46°17’51”E, A CHORD DISTANCE OF 184.72 FEET AND AN ARC LENGTH OF 186.04 FEET; THENCE N11°06’08”W A DISTANCE OF 70.97 FEET; THENCE N18°00’36”E A DISTANCE OF 62.14 FEET; THENCE N67°00’00”W A DISTANCE OF 7.82 FEET TO THE TRUE POINT OF BEGINNING OF SAID CENTERLINE; THENCE N01°33’06”E A DISTANCE OF 199.38 FEET TO THE TERMINUS OF SAID CENTERLINE.

ANNEX P
Legal Description of Coke Haul Road
A PART OF THE NE/4 OF SECTION 36, TOWNSHIP 34 SOUTH, RANGE 16 EAST, MONTGOMERY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NE/4; THENCE ON AN ASSUMED BEARING OF S00°00’00”E ALONG THE EAST LINE OF SAID NE/4 A DISTANCE OF 200.17 FEET TO THE NORTHERLY LINE OF THE FORMER UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE S59°30’09”W ALONG SAID NORTHERLY LINE A DISTANCE OF 1999.52 FEET; THENCE N30° 29’51”W A DISTANCE OF 20.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE S59°30’09”W A DISTANCE OF 167.41 FEET; THENCE N13°52’53”E A DISTANCE OF 162.82 FEET; THENCE S84°33’01”E A DISTANCE OF 36.48 FEET; THENCE N05°26’59”E A DISTANCE OF 135.92 FEET; THENCE S84°33’01”E A DISTANCE OF 25.00 FEET; THENCE S05°26’59”W A DISTANCE OF 135.92 FEET; THENCE S84°33’01”E A DISTANCE OF 35.47 FEET; THENCE S07°39’48”E A DISTANCE OF 64.30 FEET TO THE POINT OF BEGINNING.

ANNEX Q
Legal Description of Refinery Shared Parking Area
All of Block 14, COFFEYVILLE HEIGHTS ADDITION to the City of Coffeyville, Montgomery County, Kansas.

ANNEX R
Legal Description of Construction Buffer Zone Easement Area
LOTS 9, 10, 11, 12, 13, 14, 15 AND 16, BLOCK 15, COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE, MONTGOMERY COUNTY, KANSAS.
AND
LOTS 9 THROUGH 16 INCLUSIVE, BLOCK 16, COFFEYVILLE HEIGHTS ADDITION TO THE CITY OF COFFEYVILLE, MONTGOMERY COUNTY, KANSAS.

EXHIBIT B
HYDROGEN PURCHASE AND SALE
CRRM wishes to sell and CRNF wishes to purchase a fixed volume of Hydrogen per month that is produced by the Refinery.
CRRM has been delivering and CRNF has been purchasing Hydrogen from the Refinery since November 1, 2016.
1.DEFINITIONS. The following terms have the meanings set forth below for purposes of this Exhibit B:
“Capital Costs” or “CC” has the meaning given such term in Annex B to this Exhibit B.
“Committed Volume” means the minimum monthly volume of Hydrogen set forth in Annex B to this Exhibit B that CRRM is required to deliver and sell to CRNF and CRNF is required to receive and purchase from CRRM unless otherwise detailed in this Exhibit B.
“Excess Volume” means monthly volume of Hydrogen in excess of the Committed Volume that CRNF purchases from CRRM, up to the maximum set forth in Annex B to this Exhibit B.
“Fixed Costs” or “FC” has the meaning given such term in Annex B to this Exhibit B.
“Hydrogen” means hydrogen in its gaseous form, as described in Annex B to this Exhibit B, all within the tolerances and in compliance with the specifications therein contained.
“Hydrogen Delivery Points” means the points at which the Hydrogen is transferred from CRRM to CRNF and as shown on Plot Plan A and Drawing D11-0913B constituting a part of Annex A to this Exhibit B.
“mscf” means one thousand scf.
“mscfd” means one thousand scf per day.
“Month” or “Monthly” means a calendar month.
“Monthly Adjusted Fixed Fee” means the fee as detailed in Annex B to this Exhibit B.
“Monthly Excess Fee” means the fee as detailed in Annex B to this Exhibit B.
“Monthly Fee” means the fee as detailed in Annex B to this Exhibit B.
“Monthly Fixed Fee” means the fee as detailed in Annex B to this Exhibit B.
“Monthly Variable Fee” means the fee as detailed in Annex B to this Exhibit B.
“Natural Gas Price” or “NGP” means the price as detailed in Annex B to this Exhibit B.
“Other Variable Costs” or “OVC” means all the variable costs detailed in Annex B to this Exhibit B.
“RCV” means the actual total monthly volume of Hydrogen, up to the Committed Volume, received by CRNF from CRRM.
“REV” means the actual total monthly Excess Volume received by CRNF from CRRM.
“scf” means standard cubic feet at 60°F and at atmospheric pressure equal to 29.92 inches of mercury absolute, measured by standard sharp edge orifice plate and differential pressure transmitters located at the Fertilizer Plant.
2.SALE AND PURCHASE OF HYDROGEN.
(a)Sale and Purchase of Hydrogen.
(i)Committed Volume: CRRM agrees to sell and deliver the Committed Volume to CRNF and CRNF agrees to purchase and receive the Committed Volume during the Term. The intent of the Parties is that CRNF will receive 3,000 mscfd of Hydrogen, ratably, from CRRM.
(A)In the event CRNF fails to take delivery of the full Committed Volume, CRNF remains obligated to pay CRRM for the Monthly Fixed Fee and the Monthly Variable Fee (related to the RCV) for the applicable Month.
(B)In the event CRRM fails to deliver any portion of the Committed Volume for the applicable Month (subject to Section 4.2(a) and Section 5 of this Exhibit B), CRNF will be entitled to a pro-rata reduction of the Monthly Fixed Fee equal to the portion of the Committed Volume that CRRM fails to deliver and will only be required to pay the Monthly Adjusted Fixed Fee and the Monthly Variable Fee (related to RCV).
(ii)Excess Volume: CRNF is hereby granted the option to purchase the Excess Volume from CRRM, if available for purchase.
(A)By the 20th day of each Month, the CRNF Representative will provide to the CRRM Representative a forecast of the amount of Excess Volume CRNF wishes to purchase and receive for the subsequent Month.
(B)If CRRM can provide the Excess Volume as detailed in the forecast, then the forecast will be considered a final nomination by CRNF for the applicable Month.
(C)If CRRM cannot provide the Excess Volume as detailed in the forecast, then the Representatives will work to adjust the Excess Volume forecast numbers for the applicable Month and agree to the final nomination volume by CRNF for the applicable Month.
(D)If any portion of Excess Volume is anticipated to change during the course of the applicable Month after the nomination has been finalized (subject to Sections 2.2 and 4.2(a) and Section 5 of this Exhibit B), the Parties will provide notice to the other as soon as reasonably possible (and in any event within 24 hours) in the event of such changes and the nomination will be adjusted accordingly without penalty to either Party.
(iii)Monthly Fee: CRNF agrees to pay a Monthly Fee to CRRM for the Committed Volume and Excess Volume as detailed in Annex B to this Exhibit B. Except as otherwise provided in this Exhibit B, CRNF agrees to pay the Monthly Fixed Fee to CRRM, regardless of whether CRNF receives any Committed Volume for the applicable Month.
(b)Exceptions.
(i)CRRM will not be obligated to provide any Excess Volume to CRNF if such Hydrogen is required, as determined in a commercially reasonable manner by CRRM based on its then current or anticipated operation requirements, for the operation of the Refinery.
(ii)CRRM will not be obligated to provide any Hydrogen to CRNF if CRRM or the board of directors of the general partner of CVR Refining, LP (the sole member of CVR Refining, LLC, the sole member of CRRM) determines, in each case in their sole discretion, that such sale of Hydrogen would adversely affect the classification of CVR Refining, LP as a partnership for federal income tax purposes. The Parties agree they will continue to be bound by Section 2.1(a) of this Exhibit B in the event CRRM fails to deliver any portion of the Committed Volume pursuant to this Section 2.2(b) of this Exhibit B.
3.TERMINATION.
(a)Termination. This Exhibit B may be terminated as follows:
(i)by one Party (the “Non-Breaching Party”) upon notice to the other Party (the “Breaching Party”), following the occurrence of an Event of Breach with respect to the Breaching Party. For purposes hereof, an “Event of Breach” occurs when both of the following exist: (i) a breach of this Exhibit B by the Breaching Party has not been cured by such Breaching Party within 30 days after receipt of written notice thereof from the Non-Breaching Party or, in the case of a breach that is not reasonably feasible to effect a cure within said 30-day period, within 90 days after such receipt provided that the Breaching Party diligently prosecutes the cure of such breach; and (ii) the breach materially and adversely affects the Non-Breaching Party;
(ii)by CRRM if it is unable to provide CRNF with the Committed Volume pursuant to Section 2.2.b of this Exhibit B; provided, notice of such termination must be provided as soon as reasonably practicable;
(iii)by CRRM effective as of the permanent termination of substantially all of the operations at the Refinery (with no intent by CRRM or its successor to recommence operations at the Refinery); provided, however, that notice of such permanent termination of operations must be provided by CRRM to CRNF at least 12 months prior to such permanent termination;
(iv)by CRNF effective as of the permanent termination of substantially all of the fertilizer production operations at the Fertilizer Plant (with no intent by CRNF or its successor to recommence operations at the Fertilizer Plant); provided, however, that notice of such permanent termination of operations must be provided by CRNF to CRRM at least 12 months prior to such permanent termination; or
(v)by one Party upon notice to the other Party following (A) the appointment of a receiver for such other Party or any part of its property, (B) a general assignment by such other Party for the benefit of creditors of such other Party, or (C) the commencement of a proceeding under any bankruptcy, insolvency, reorganization, arrangement or other law relating to the relief of debtors by or against such other Party; provided, however, that if any such appointment or proceeding is initiated without the consent or application of such other Party, such appointment or proceeding will not constitute a termination event under this Agreement until the same has remained in effect for 60 days.
(b)Effects of Expiration or Termination. CRRM and CRNF agree that upon and after expiration or termination of this Exhibit B:
(i)CRNF will remain obligated to make any payment due to CRRM hereunder for the Monthly Fee up to the date of expiration or termination.
(ii)CRRM will remain obligated to sell and delivery Hydrogen to CRNF up to the date of expiration or termination.
(iii)Liabilities of any Party arising from any act, breach or occurrence prior to termination will remain with such Party.
(iv)The Parties’ rights and obligations under Sections 4(a) and 4(d) of this Exhibit B will survive the expiration or termination of this Agreement.
4.OPERATION OF FERTILIZER PLANT AND REFINERY.
(a)Cooperation. CRRM and CRNF will cause their respective personnel located at the Refinery and the Fertilizer Plant to fully cooperate with, and comply with the reasonable requests of, the other Party and its employees, agents and contractors to support such other Party’s operations in a safe and efficient manner; provided, however, that nothing in this Section 4.1 requires the expenditure of any monies other than may otherwise be required elsewhere in this Exhibit B.
(b)Suspension of Hydrogen.
(i)Temporary Suspension of Hydrogen for Planned Repairs/Maintenance. Delivery of Hydrogen by CRRM may be temporarily suspended by either Party during and for such periods of time as are necessary to carry out scheduled maintenance or scheduled necessary repairs or improvements to the Refinery or Fertilizer Plant (which include each Party’s planned turnaround schedule), as the case may be (each, a “Temporary Service Suspension”). In connection with any such Temporary Service Suspension, CRRM or CRNF (as applicable) may elect to reduce, interrupt, allocate, alter or change the sale or purchase of the Committed Volume that is required hereunder, provided that the applicable Party will deliver reasonable advance notice to the other Party of any planned Temporary Service Suspension, including relevant details relating to the proposed reduction, interruption, allocation, alteration or change in the Hydrogen delivery and acceptance as a result of the Temporary Service Suspension. Upon the occurrence and during the continuation of Temporary Service Suspension, the Parties will cooperate to attempt to arrange for Hydrogen to be furnished to the other Party or to minimize or reduce the effect of such Temporary Service Suspension on the applicable Party’s operations. In the event of a Temporary Service Suspension, Fertilizer Plant will continue to be bound to Section 2.1(c) of this Exhibit B.
(ii)Unscheduled Emergency Repairs or Maintenance. The Parties will provide notice to the other as soon as reasonably possible (and in any event within 24 hours) in the event of any emergency repair or unplanned required maintenance that is affecting or will affect the delivery of Hydrogen under this Exhibit B (each, an “Unplanned Temporary Service Suspension”). Each Party will use commercially reasonable efforts to complete any such emergency repairs in a timely manner and to resume the delivery of Hydrogen as soon as practicable. The Parties agree they will continue to be bound by Section 2.1(a) of this Exhibit B in the event of an Unplanned Temporary Service Suspension.
(c)Priority Supply. CRNF will have priority over third parties with respect to any Hydrogen to be made available by CRRM under this Agreement, provided that, to the extent that purchase of Hydrogen is discretionary on the part of CRNF and CRNF has not purchased from CRRM the quantity of the Hydrogen that is presently available from CRRM, then CRRM may offer and sell such available Hydrogen to a third party so long as CRRM first gives to CRNF written notice of such prospective offer and sale and the option to purchase such Hydrogen on the terms provided in this Exhibit B with respect to such available Hydrogen, provided that CRNF exercises such option by written notice to CRRM within five days following the date CRRM gives its written notice to CRNF with respect to the available Hydrogen.
(d)Audit and Inspection Rights. Each of CRRM and CRNF (the “Requesting Party”) have the right, upon reasonable written notice to the other Party (the “Other Party”), to audit, examine and inspect, at reasonable times and locations, all documentation, records, equipment, facilities, and other items owned or under the control of the Other Party that are reasonably related to the Hydrogen provided for under this Exhibit B, solely for the purpose of confirming the measurement or pricing of, or tolerances or specifications of, Hydrogen, confirming compliance and performance by the Other Party, or exercising any rights of the Requesting Party, under this Exhibit B.
[Remainder of page intentionally left blank.]

ANNEX A
Facilities Description
1.The Fertilizer Plant is shown on Plot Plan A attached hereto.
2.The Hydrogen Delivery Points are shown on Plot Plan A and Drawing D11-0913B attached hereto.
3.The Refinery is shown on Plot Plan A attached hereto.
4.The Hydrogen Plan is shown on Plot Plan A attached hereto.

Plot Plan A
Drawing D11-0913B

DRAWING LIMITS
W. 12+97'-0"
DRAWING LIMITS
W. 13+17'-0"
S.8+66'-8"
DRAWING LIMITS
DWG LIMITS S.8+94'-0"
DRAWING LIMITS W. 13+44'-0"
37
36
35.7
35
34.8
34
33.5
33

PIPING PLAN @ EL.130'-0"

COFFEYVILLE RESOURCES

Coffeyville Resources Nitrogen Fertilizers, LLC

Interconnecting Piping
Between CRNF and CRRM

D11-0913B

Rev.N

ANNEX B
Analysis, Specifications and Pricing for Hydrogen

Hydrogen
- Gaseous
- Purity	not less than 99.9 mol.%
- Flow
- Pressure	450 psig ± 30 psi
- Carbon Monoxide	less than 10 ppm
- Carbon Dioxide	less than 10 ppm
- Committed Volume	90,000 mscf of Hydrogen per Month with the intent of providing 3,000 mscfd, ratably, to CRNF
- Excess Volume	Up to 60,000 mscf of Hydrogen per Month, or more upon mutual agreement of the Parties, with the intent of providing up to an additional 2,000 mscfd to CRNF.
- Monthly Fee	CRNF will pay CRRM a Monthly Fee equal to the sum of the: • Monthly Fixed Fee, plus • Monthly Variable Fee, plus • Monthly Excess Fee.
- Monthly Fixed Fee
The Monthly Fixed Fee is equal to all Fixed Costs and Capital Costs associated with producing 90,000 mscf of Hydrogen per Month (see the formula below). The initial Monthly Fixed Fee is $185,400.

   Monthly Fixed Fee = (FC + CC) * 90,000 mscf per Month

Monthly Fixed Fee ($185,400.00) = (Fixed Costs plus Capital Costs for Committed Volume (initially $2.060/mscf Hydrogen)) * Committed Volume (90,000 mscf of Hydrogen per Month)

The Parties agree that after the Initial Term and during any Renewal Term, the Monthly Fixed Fee will be reduced to $56,250.00 which equals the Fixed Costs associated with producing 90,000 mscf of Hydrogen per Month (see the formula below).

   Monthly Fixed Fee = FC * 90,000 mscf per Month

Monthly Fixed Fee ($56,250.00) = Fixed Costs for Committed Volume (initially $0.625/mscf Hydrogen) * Committed Volume (90,000 mscf per Month)

- Fixed Costs or FC	The fixed costs of producing one mscf of Hydrogen, which initially shall be $0.625 / mscf of Hydrogen
- Capital Costs or CC	The capital costs of producing one mscf of Hydrogen, which initially shall be $1.435 / mscf of Hydrogen
A-C-15

         Exhibit A

- Monthly Variable Fee
The Monthly Variable Fee is equal to the RCV multiplied by the sum of (a) 52% of the Natural Gas Price plus (b) Other Variable Costs per mscf (see the formula below). [Note: 52% is used based upon the estimate of 11,180 mscfd of natural gas needed (for feed and furnace) to produce 21,500 mscfd of Hydrogen.]

   Monthly Variable Fee = RCV * [(NGP * .52) + OVC]

Therefore, if CRNF received the entire Committed Volume and the Natural Gas Price was $3.00, the Monthly Variable Fee would be $100,800.

Monthly Variable Fee ($100,800) = RCV (90,000 mscf per Month) * [(NGP*.52) + OVC] [($3.00*.52) - $0.44]

- Monthly Excess Fee
The Monthly Excess Fee is equal to the REV multiplied by the sum of (a) 52% of the Natural Gas Price plus (b) Other Variable Costs and (c) Fixed Costs per mscf (see the formula below).

Monthly Excess Fee = REV * [(NGP * .52) + OVC + FC]

Therefore, if CRNF received the maximum Excess Volume and the Natural Gas Price was $3.00, the Monthly Excess Fee would be $104,700.

Monthly Excess Fee ($104,700) = REV (60,000 mscf per Month) * [(NGP*.52) + OVC+FC] [($3.00*.52) - $0.44 + $0.625]

- Monthly Adjusted Fixed Fee
The Monthly Adjusted Fixed Fee is equal to the Monthly Fixed Fee multiplied by a fraction, the numerator of which is the RCV for the applicable Month and the denominator of which is the Committed Volume.

Monthly Adjusted Fixed Fee = Monthly Fixed Fee * (RCV/Committed Volume)

Example 1: If the CCR is down in the Refinery for 20 days and for the remaining 10 days of the applicable Month, CRNF receives a total of 50,000 mscf of Hydrogen for the applicable Month, CRNF pays a Monthly Adjusted Fix Fee of $103,000.

Monthly Adjusted Fixed Fee = 185,400 * (50,000 mscf/90,000 mscf) = $103,000

Example 2: If the CCR is down in the Refinery for 10 days in the applicable Month and for the remaining 20 days of the applicable Month, CRNF receives a total of 100,000 mscf of Hydrogen for the applicable Month, then CRNF will not receive a pro-rata reduction and be required to pay the full Monthly Fixed Fee and Monthly Variable Fee and Monthly Excess Fee.

- Natural Gas Price or NGP	Natural gas measured at a per mmbtu rate based on the price for natural gas actually paid by CRRM for the month preceding the sale.
- Other Variable Costs or OVC	#VALUE!
A-C-1

         Exhibit A

- Escalation
The Fixed Costs set forth in this Annex B are subject to change annually commencing on January 1, 2021 and on each January 1 thereafter. The Fixed Costs will be adjusted using the Bureau of Labor Statistics (“BLS”) Employment Costs Index Average for Private Industry Workers (all workers) published in December of the previous year.

For example, if the Fixed Costs for 2020 are $.0625 and the BLS index published for December 2019 is 2.0% (not a real value), the 2021 Fixed Costs would be calculated as follows:

2021 FC = 2020 FC + 2020 FC*(2019 BLS Index published in December 2019)
2018 FC = .0625 + .0625*2% = .06375

- Flow measurement
All Hydrogen flows will be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow will be pressure and temperature compensated and totalized by Fertilizer Plant’s Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to CRRM through the existing communications bus for verification. Calibration of the transmitter will be done at least annually and may be done more frequently at CRRM’s request.

EXHIBIT C
RAW WATER AND FACILITIES SHARING
CRRM and CRNF are each owners of an undivided one-half interest in and to the following water rights (collectively, the “Water Rights”):
1. Kansas Vested Right File No. MG011, which authorizes the diversion of surface water from the Verdigris River at the rate and quantity set forth in such File No;
2. Kansas Approved Application for Permit to Appropriate Water, Application No. 43,782 with a priority date of May 14, 1999; and
3. Contract for Industrial Water Supply, Water Purchase Contract No. 99-5 dated December 3, 1999, originally between Farmland and the Kansas Water Office and subsequently assigned by Farmland on March 3, 2004 jointly to CRRM and CRNF (the “Water Contract”).
CRRM owns and operates certain equipment used to withdraw and transport raw water from the Verdigris River pursuant to the Water Rights, including the River Intake Structure, the River Water Pumps and the Y Intersection, and other raw water meters, piping and related facilities shown in the diagram set forth in Annex A to this Exhibit C (collectively the “Water Facilities”).
CRRM and CRNF desire to share the benefits and the costs of the Water Rights and Water Facilities as set forth in this Exhibit C.
1.DEFINITIONS. The following terms have the meanings set forth below for purposes of this Exhibit C:
“Available Raw Water” has the meaning given such term in Section 3(c) to this Exhibit C.
“Calendar Month Percentage” has the meaning given such term in Section 3(b) to this Exhibit C.
“Calendar Year Percentage” has the meaning given such term in Section 3(b) to this Exhibit C.
“Electricity Estimate” has the meaning given such term in Section 3(e)(ii) to this Exhibit C.
“New Water Facilities” has the meaning given such term in Section 4(c) to this Exhibit C.
“Non-Terminating Party” has the meaning given such term in Section 4 to this Exhibit C.
“Raw Water” means water withdrawn from the Verdigris River pursuant to the Water Rights.
“Raw Water Insufficiency” has the meaning given such term in Section 3(c) to this Exhibit C.
“River Intake Structure” means the structure (including the diversion damn) in the Verdigris River upon which the River Water Pumps are situated, including any additions or other modifications made thereto from time to time.
“River Water Pumps” means the three river water pumps situated on the River Intake Structure and which are used to withdraw water from the Verdigris River and pump it into the Y Intersection, including any additions or other modifications made thereto from time to time.
“Terminating Party” has the meaning given such term in Section 4 to this Exhibit C.
“Termination Date” has the meaning given such term in Section 4 to this Exhibit C.
“Water Contract” has the meaning given such term in the Recitals to this Exhibit C.
“Water Facilities” has the meaning given such term in the Recitals to this Exhibit C, and includes any additions or other modifications made thereto from time to time.
“Water Management Team” has the meaning given such term in Section 2 to this Exhibit C.
“Water Rights” has the meaning given such term in the Recitals to this Exhibit C.
“Y Intersection” means that portion of the Raw Water piping near the River Water Pumps, as shown in the diagram set forth in Annex A to this Exhibit C, where the water piping splits, with one pipe leading to the Fertilizer Plant and the other pipe leading to the Refinery, including any additions or other modifications made thereto from time to time.
2.COMPANY REPRESENTATIVE. CRNF and CRRM hereby respectively designate the CRRM Representative and the CRNF Representative for purposes of making determinations on behalf of CRRM and CRNF, respectively, relating to the management, supervision and control of the Water Facilities and the Water Rights. The CRRM Representative and the CRNF Representative shall constitute the “Water Management Team”.
3.RAW WATER AND FACILITIES SHARING.
(a)Operational Responsibility. CRRM shall have day-to-day operational responsibility for the Water Facilities and the Water Rights but shall conduct such operations at the direction of the Water Management Team. The Water Management Team shall meet on a regular basis and at any time a Representative reasonably requests a meeting to implement the provisions of this Exhibit C and/or to ensure compliance by the Water Facilities with applicable laws and regulations.
(b)Measurements of Usage. The total amount of Raw Water withdrawn from the Verdigris River will be measured by a meter included as a part of the Water Facilities, and the total amount of such Raw Water supplied by the Water Facilities to the Fertilizer Plant and the Refinery, respectively, will be measured by meters on the pipes that transport the Raw Water from the Water Facilities to the Fertilizer Plant and the Refinery. Readings from such meters will be communicated to each Party electronically. For purposes of this Exhibit C, Raw Water will be deemed used by a Party based upon the supply of Raw Water as measured by such meters. A percentage of usage of Raw Water supplied by the Water Facilities to the Fertilizer Plant and the Refinery will be determined for each calendar month (a “Calendar Month Percentage”) and for each calendar year (a “Calendar Year Percentage”), which percentages will be determined for each applicable period by dividing the amount of Raw Water supplied to a Party during such period by the total Raw Water quantity withdrawn from the Verdigris River by the Water Facilities during such period. In the event that a Party had any complete (or substantially complete) operational outage due to a planned turnaround, mechanical difficulties, or for any other reason, during any period included for purposes of computing a Calendar Month Percentage or a Calendar Year Percentage for such Party, then, notwithstanding such outage, such Party shall be deemed to have used the same amount of Raw Water during each calendar month in which such outage occurs as the Party used during the most recent full calendar month ending prior to the commencement of such outage, prorated for any partial calendar month of outage.
(c)Allocating Water. The Fertilizer Plant and the Refinery will each be entitled to receive sufficient amounts of Raw Water each day to enable the Fertilizer Plant and the Refinery to conduct their operations at the operational levels determined to be appropriate by CRNF and CRRM, respectively. Each Representative shall advise the other Representative, and the CRRM personnel operating the Water Facilities, of the amount of Raw Water required by its respective company for its operational level. If the amount of Raw Water that the Water Facilities are capable of providing (“Available Raw Water”) is insufficient at any time to provide the aggregate amount of Raw Water required to operate the Fertilizer Plant and the Refinery at their respective operational levels (“Raw Water Insufficiency”), then the Available Raw Water shall be allocated between the Fertilizer Plant and the Refinery on a prorated basis, which prorated basis shall be determined by reference to the average of the Calendar Year Percentages for the Fertilizer Plant and the Refinery, respectively, for the two full calendar year periods most recently ending prior to the date of the applicable Raw Water Insufficiency. CRNF and CRRM shall reasonably cooperate in good faith to obtain sufficient Raw Water for their respective operational levels, including (without limitation) enforcement of all rights which may exist under the Water Rights.
(d)Modifications to Facilities and Amendments to Contracts. No material modification or alterations to, or replacements of, the Water Facilities or their operations and no amendments or supplements to, or waivers of enforcement of, the provisions of the Water Rights shall be made without the written consent of each Party, which consent shall not be unreasonably withheld or delayed.
(e)Allocation of Costs.
(i)CRNF and CRRM shall each pay their prorated share of all costs related to the operation, maintenance, repair, modification, alteration, or replacement of the Water Facilities and administration of the Water Rights, which costs shall include the cost of labor, materials and other costs reasonably allocable to the operation, maintenance, repair or replacement of the Water Facilities, and any charges pursuant to the Water Contract, except that payment of the cost of electricity shall be made as provided in Section 3(e)(ii) of this Exhibit C. Each Party’s prorated share of such costs shall be determined by reference to such Party’s Calendar Year Percentage for the calendar year in which such costs are incurred. CRRM shall determine each Party’s prorated share of costs and invoice CRNF for CRNF’s prorated share of such costs in accordance with Section 4 of the Agreement. Notwithstanding the foregoing and subject to Section 3(d) of this Exhibit C, in the event that any operation, maintenance, repair, modification, alteration, or replacement of any of the Water Facilities is required solely by reason of the requirements of one Party’s operations, obligations to third parties, or mandates of any governmental authority, or is caused by any acts or omissions of such Party or anyone acting for or on behalf of such Party, then such Party shall bear all costs related to such operation, maintenance, repair, modification, alteration, or replacement. Notwithstanding any payment of costs by CRNF under this Section 3(e)(i), the Water Facilities shall remain the property of CRRM, except as otherwise provided in Section 4 of this Exhibit C.
(ii)CRNF shall reimburse CRRM for electricity required to operate the River Water Pumps. Such reimbursement shall be determined on a monthly basis as follows: (A) an estimate (the “Electricity Estimate”) will be made of the amount of electricity used by the River Water Pumps for each calendar month based on the horsepower of the pumps; (B) the Fertilizer Plant’s Calendar Month Percentage for such calendar month will be multiplied by the Electricity Estimate in order to determine the number of kilowatt hours of electricity to be allocated to the Fertilizer Plant; and (C) the number of kilowatt hours will be multiplied by the rate per kilowatt hour the Refinery pays for electricity. CRRM invoice CRNF in accordance with Section 4 of the Agreement.
4.TERMINATION. This Exhibit C may be terminated as follows:
(a)either Party (the “Terminating Party”) may elect to terminate the sharing of the Water Facilities and Water Rights upon the separation of the Water Facilities and the Water Rights into two independent sets of facilities and contractual arrangements for the benefit of CRNF and CRRM, which termination of sharing shall be effective as of the termination date (the “Termination Date”) specified in a written notice of such election by the Terminating Party to the other Party (the “Non-Terminating Party”), provided that such notice shall be given at least three years prior to the specified Termination Date. In the event a Terminating Party gives such a notice of termination to a Non-Terminating Party, the Parties shall proceed in good faith to do the following prior to the Termination Date:
(i) The Parties will allocate and divide the Water Rights on a commercially reasonable basis consistent with and in proportion to the average of the Calendar Year Percentages for the Fertilizer Plant and the Refinery for the two full calendar year periods most recently ending prior to the Termination Date.
(ii) CRRM will grant CRNF such easements and access over the Refinery premises as CRNF may reasonably require in order to establish separate usage of the Water Rights as determined pursuant to Section 4(a) of this Exhibit C, including easements and access over Refinery premises to the Verdigris River for the creation, operation, maintenance, repair and replacement, as reasonably necessary, of a separate Raw Water intake and distribution system for the Fertilizer Plant, provided that no such easements or access over the Refinery premises shall have a material adverse effect on the CRRM’S business or operations at the Refinery.
(iii) In the event that CRNF is the Terminating Party, CRNF shall at its cost and expense purchase and install the additional pumps, piping, and other equipment and structures (collectively, “New Water Facilities”) necessary for CRNF to have a separate Raw Water intake and distribution system for the Fertilizer Plant. In the event that CRRM is the Terminating Party, CRNF shall have the option, exercisable upon written notice to CRRM at least 30 months prior to the Termination Date, to either (A) purchase and install at its cost and expense New Water Facilities necessary for CRNF to have a separate Raw Water intake and distribution system for the Fertilizer Plant, or (B) require CRRM to transfer the Water Facilities to CRNF, as of the Termination Date, for use by CRNF as a separate Raw Water intake and distribution system for the Fertilizer Plant, in which event CRNF shall pay to CRRM an amount equal to the depreciated value of the Water Facilities at and as of the date of transfer, as determined from the books and records of CRRM, and CRRM shall purchase and install at its cost and expense New Water Facilities necessary for CRRM to have a separate Raw Water intake and distribution system for the Refinery. To the extent any costs and expenses are incurred by mutual agreement of the Parties for the mutual benefit of both the Water Facilities and the New Water Facilities, then any such costs and expenses shall be allocated as mutually agreed upon by the Parties.
(iv) CRNF and CRRM shall work with, and obtain all necessary approvals from, applicable governmental agencies and authorities to the extent required to effectuate the separation of Water Rights, installation of any New Water Facilities, and other actions as contemplated in this Section 4.
5.OPERATION OF FERTILIZER PLANT AND REFINERY.
(a)Cooperation. CRNF and CRRM each hereby agree reasonably to cooperate with the other in good faith in implementing and administering this Exhibit C. CRRM and CRNF shall cause their respective personnel located at the Refinery and the Fertilizer Plant to fully cooperate with, and comply with the reasonable requests of, the other Party and its employees, agents and contractors to support such other Party’s operations in a safe and efficient manner; provided, however, that nothing in this Section 5 shall require the expenditure of any monies other than may otherwise be required elsewhere in this Exhibit C.
(b)Suspension of Supply.
(i)Temporary Suspension for Repairs/Maintenance. The supply of Raw Water by the Water Facilities may be temporarily suspended by CRRM for such periods of time as are necessary to carry out scheduled maintenance or necessary repairs or improvements to the Water Facilities. In connection with any such temporary suspension, CRRM may elect to reduce, interrupt, allocate, alter or change the supply of Raw Water required to be provided hereunder, provided that, except in the case of emergencies, CRRM shall deliver not less than 30 days prior written notice to CRNF of any planned temporary suspension, including relevant details relating to the proposed reduction, interruption, allocation, alteration or change in the supply of Raw Water as a result of such temporary suspension. Upon the occurrence and during the continuation of such a temporary suspension, the Parties shall cooperate to attempt to minimize or reduce the effect of such temporary suspension on each Party’s operations.
(ii)Emergency Repairs. CRRM shall provide notice to CRNF as soon as reasonably possible (and in any event within 24 hours) in the event of any emergency repair or unplanned required maintenance that is affecting or will affect provision of the Raw Water hereunder. CRRM shall use commercially reasonable efforts to complete any such emergency repairs in a timely manner and to resume the provision of Raw Water hereunder as soon as reasonably practicable.
(iii)Operation by CRNF. In the event that the provision of Raw Water hereunder is suspended due to any inability or failure of CRRM (other than in connection with any suspensions contemplated in Section 5(b)(i) or (ii) of this Exhibit C) to provide Raw Water in accordance with the terms of this Exhibit C, then CRNF shall, during the period of such suspension, have the right to access the Water Facilities for the purpose of operating the Water Facilities in a manner consistent with the operation thereof as otherwise contemplated in this Exhibit C.
(c)Audit and Inspection Rights. Each of CRRM and CRNF (the “Requesting Party”) have the right, upon reasonable written notice to the other Party (the “Other Party”), to audit, examine and inspect, at reasonable times and locations, all documentation, records, equipment, facilities, and other items owned or under the control of the Other Party that are reasonably related to the Water Rights or Water Facilities solely for the purpose of confirming the measurement or pricing of, or tolerances or specifications of, any Water Rights or Water Facilities, confirming compliance and performance by the Other Party, or exercising any rights of the Requesting Party, under this Exhibit C.
[Remainder of page intentionally left blank.]

ANNEX A
Water Facilities
See below diagram of the Verdigris River, the River Intake Structure, the River Water Pumps, the Y Intersection, and other Raw Water piping and facilities included in the Water Facilities.

VERDIGRIS RIVER
9-P-101A
9-P-101B
9-P-101C
INTAKE PUMP SUPPORT STRUCTURE
"Y" INTERSECTION
TO FERTILIZER PLANT
TO REFINERY

COFFEYVILLE RESOURCES

Coffeyville Resources Nitrogen Fertilizers, LLC
Exhibit "A"
Raw Water and Facilities
Sharing Agreement

D11-09148

2

EXHIBIT D
COKE SUPPLY
CRNF and CRRM desire to provide for the provision of Coke by CRRM to CRNF, all upon the terms and subject to the conditions set forth in this Exhibit D.
1.DEFINITIONS. The following terms have the meanings set forth below for purposes of this Exhibit D:
“Advance Sustained Off-Spec Notice” has the meaning given such term in Section 2(d)(iii) of this Exhibit D.
“Assurance Amount” has the meaning given such term in Section 2(b)(iv) of this Exhibit D.
“Assurances” has the meaning given such term in Section 2(b)(iv) of this Exhibit D.
“Base Monthly Amount” has the meaning given such term in Section 2(a)(i) of this Exhibit D.
“Breaching Party” has the meaning given such term in Section 3(a)(i) of this Exhibit D.
“Coke” means petroleum coke that meets the specifications set forth on Annex A to this Exhibit D. It is agreed that “Coke” may include API sludges and other oily sludges added to the petroleum coke so long as such petroleum coke continues to meet the specifications for “Coke” set forth on Annex A to this Exhibit D.
“Delivery Point” has the meaning given such term in Section 2(c)(i) of this Exhibit D.
“Event of Breach” has the meaning given such term in Section 3(a)(i) of this Exhibit D.
“Excess Coke” has the meaning given such term in Section 2(a)(i) of this Exhibit D.
“Intermediate Coke Storage Site” means that certain intermediate coke storage site owned by CRNF located east of Sunflower Road.
“Material Adverse Change” has the meaning given such term in Section 2(b)(iv) of this Exhibit D.
“Maximum Required Amount” has the meaning given such term in Section 2(a)(i) of this Exhibit D.
“Off-Spec Coke” has the meaning given such term in Section 2(d)(ii) of this Exhibit D.
“Off-Spec Costs” has the meaning given such term in Section 2(d)(ii) of this Exhibit D.
“Purchase Price” has the meaning given such term in Section 2(b)(i) of this Exhibit D.
“Sustained Off-Spec Coke” has the meaning given such term in Section 2(d)(iii) of this Exhibit D.
“Sustained Off-Spec Costs” has the meaning given such term in Section 2(d)(iii) of this Exhibit D.
“Terminating Party” has the meaning given such term in Section 3(a)(i) of this Exhibit D.
2.COKE SUPPLY.
(a)Coke.
(i)Subject to the terms of this Exhibit D, CRRM agrees to sell and deliver to CRNF, and CRNF agrees to purchase and accept delivery of, each calendar year during the term of this Exhibit D, an amount (the “Maximum Required Amount”) equal to the lesser of (i) 100% of the Coke produced at the Refinery during such calendar year, or (ii) 500,000 tons of Coke. In the event that CRRM produces during a calendar month a quantity of Coke that exceeds 41,667 tons of Coke (“Base Monthly Amount”), then CRRM may sell the excess amount of Coke (“Excess Coke”) to any third party, provided that CRRM first gives CRNF notice of the availability of such Excess Coke and the option of CRNF to purchase all or part of such Excess Coke at the Purchase Price, which option must be exercised by CRNF’s taking delivery of such Excess Coke within 10 days following the date CRRM gives notice of such Excess Coke to CRNF. Coke shall be measured as provided for in Annex B to this Exhibit D.
(ii)During the term of this Exhibit D, CRRM will (i) not less than 30 days prior to the commencement of each calendar quarter, provide CRNF with a good faith written forecast, for the 12 month period commencing on the first day of such calendar quarter, of the quantity of Coke to be produced for such 12 month period, and (ii) on or before February 1 of each calendar year, provide CRNF with a good faith written forecast for the three calendar year period commencing on the first day of the calendar year in which such forecast is provided. Such forecasts shall be part of, or consistent with, CRRM’s business plan. It is understood that the forecasts provided in accordance with this Section 2(a)(ii) are solely for the purpose of facilitating scheduling and delivery of Coke and are not binding upon CRRM or CRNF. CRRM will not have any liability to CRNF arising out of or relating to such forecasts.
(b)Price, Invoices and Payment.
(i)The price for Coke purchased hereunder will be as indicated on Annex A to this Exhibit D (the “Purchase Price”).
(ii)To the extent legally permissible, all present and future taxes imposed by any federal, state, local or foreign authority which CRRM may be required to pay or collect, upon or with reference to the sale, purchase, transportation, delivery, storage, use or consumption of Coke, including taxes upon or measured by the receipts therefrom (except net income and equity franchise taxes) will be for the account of CRNF.
(iii)CRRM will invoice CRNF, and CRNF will pay CRRM in accordance with Section 4 of the Agreement.
(iv)As soon as available, and in any event within 90 days after the end of the CRNF’s fiscal year and 45 days after the end of each of the first three fiscal quarters of the CRNF’s fiscal year, CRNF will provide financial statements to CRRM to support its purchase of Coke under the terms of this Exhibit D on an unsecured basis. In the event that, in CRRM’s sole judgment and utilizing financial and credit metrics commonly used to analyze the CRRM’s existing customer base, there is deemed to exist any material adverse change in the financial condition or liquidity of CRNF and/or in the then current ability of CRNF to discharge its existing or future payment obligations hereunder (a “Material Adverse Change”), CRRM will have the right, upon written notice to CRNF, to require that CRNF provide additional assurances (“Assurances”) to CRRM as security for CRNF’s obligations hereunder, which notice shall include (A) a summary of the information upon which CRRM has based its determination that such a Material Adverse Change has occurred, and (B) the dollar amount of the required Assurances (the “Assurance Amount”), which Assurance Amount shall not exceed the product of the following: (1) the average daily dollar value of Coke purchased by CRNF from CRRM for the 90 day period preceding the date on which CRRM gives notice to CRNF that a Material Adverse Change has occurred, multiplied by (2) 21. Unless otherwise agreed by the Parties with respect to a Material Adverse Change that is the subject of such a notice, any requirement of such Assurances with respect to such Material Adverse Change shall be satisfied only by CRNF’s delivery to CRRM of Assurances in the form and nature of any of the following: (x) an irrevocable standby or documentary letter of credit, for a duration and in an amount sufficient to cover the Assurance Amount, in a format reasonably satisfactory to CRRM and issued or confirmed by a bank reasonably acceptable to CRRM; (y) a prepayment to cover the Assurance Amount; and/or (z) a surety instrument for a duration and in an amount sufficient to cover the Assurance Amount, in a format reasonably satisfactory to CRRM and issued by a financial institution or insurance company reasonably acceptable to CRRM. All bank charges relating to any letter of credit and any fees, commissions, premiums, costs and expenses incurred with respect to furnishing such Assurances will be for CRNF’s account. CRNF agrees, at any time and from time to time upon the request of CRRM, to execute, deliver and acknowledge, or cause to execute, deliver and acknowledge, such further documents and instruments and do such other acts and things as CRRM may reasonably request in order to fully effect the purposes of this Section 2.2(b)(iv). If CRNF does not provide such Assurances within five days following the giving of written notice by CRRM that a Material Adverse Change has occurred and that such Assurances are required, CRRM may, in addition to any and all remedies available to CRRM hereunder or at law or in equity, require CRNF to pay for future deliveries of Coke on a cash-on-delivery basis, failing which CRRM may suspend further delivery of Coke until such Assurances are provided and terminate this Exhibit D upon 30 days prior written notice to CRNF. Notwithstanding anything to the contrary in this Exhibit D, CRNF may, within 60 days after it provides Assurances to CRRM as required hereunder, terminate this Exhibit D upon five days prior written notice to CRRM, provided that such termination shall not limit or affect the right of CRRM to draw upon the Assurances, or pursue any other remedies available hereunder, at law, or in equity, with respect to any obligations of CRNF hereunder. Any Assurances provided by CRNF shall be promptly released following such termination and satisfaction of any remaining obligations to CRRM.
(c)Delivery, Title and Risk of Loss.
(i)Delivery of Coke to CRNF will take place FOB Refinery in the eastern half of the Refinery’s Coke pit (the “Delivery Point”) and will be loaded at the Delivery Point by CRNF, at its expense, into transport trucks supplied by CRNF or its contractor. Title and risk of loss to the Coke delivered under this Exhibit D will pass from CRRM to CRNF upon loading of the Coke into such trucks at the Delivery Point. CRRM shall permit such trucks to enter upon Refinery premises as reasonably necessary to load the Coke into such trucks and related ingress and egress.
(ii)CRNF is required to take delivery of Coke and remove it from the Delivery Point on a ratable basis so that Coke inventory accumulation at the Delivery Point will not exceed 1,500 tons at any time, and so that the Delivery Point will, at least once during every calendar day, not contain any Coke (other than residual Coke fines or Coke that is at or below the water level in the Coke pit at the Delivery Point). In the event that the daily production of Coke by CRRM increases, CRNF will be required to take delivery of Coke as often as is necessary based upon the increased production by CRRM so as to continue to satisfy CRNF’s obligations under the immediately preceding sentence. Notwithstanding the foregoing, CRNF shall have no obligation to take delivery of Excess Coke unless CRNF elects to purchase such Excess Coke.
(iii)If CRNF does not take delivery of the Coke in accordance with this Exhibit D, such quantities will be delivered by CRRM on CRNF’s behalf to the Intermediate Coke Storage Site. CRNF will pay CRRM for all Coke delivered into the Intermediate Coke Storage Site, the Purchase Price, plus CRRM’s costs of delivering the Coke. Title and risk of loss or damage to such Coke will pass to CRNF upon delivery into the Intermediate Coke Storage Site, and CRRM will invoice CRNF the Purchase Price plus the fee upon delivery into the Intermediate Coke Storage Site.
(d)Sampling, Analysis and Weighing.
(i)CRRM will sample the Coke produced by each production turn and the Coke purchased by CRNF as per its standard practice, perform chemical and physical analyses in accordance with Annex B to this Exhibit D, and either average the analyses of such samples, or composite the samples for one analysis, to determine a weekly average analysis that will be deemed to be the analysis of Coke loaded into trucks by CRNF or delivered to CRNF, as the case may be, during such week. The weekly weighted average Coke analysis will be transmitted electronically or telefaxed to such Person as CRNF may from time to time direct as soon as available, it being understood that such analysis will be available as soon as practicable, normally within 24 to 48 hours of the analyzed Coke’s delivery. Such weekly average analyses will be rebuttably presumptively correct as to the quality of Coke sold hereunder; however, if CRNF should encounter material discrepancies between CRRM’s weekly average analyses and CRNF’s own quality analyses, CRNF and CRRM will meet to discuss the reasons for such discrepancies and any appropriate remedial action. If CRNF encounters any such material discrepancy, then CRNF will retain a sample of the Coke sampled pursuant to this Section 2(d)(i) for its own quality analysis, labeled so as to identify the truck load that was sampled. In the event that CRNF and CRRM cannot agree as to the quality of the Coke, either party may, without limitation, submit such dispute for resolution in accordance with Section 13 of the Agreement.
(ii)CRRM shall give to CRNF at least 24 hours advance notice if CRRM has actual knowledge that any petroleum coke to be made available for delivery to CRNF hereunder on a specified date will not meet the specifications for Coke set forth on Annex A to this Exhibit D (“Off-Spec Coke”). CRNF shall have the right to refuse delivery of such Off-Spec Coke, provided that if CRNF does accept delivery of any Off-Spec Coke, then such Off-Spec Coke accepted by CRNF shall be deemed Coke for all other purposes of this Exhibit D. In the event that CRRM gives advance notice of Off-Spec Coke to CRNF, with respect to the Coke that is available on more than 20 days in any calendar year, or Off-Spec Coke is otherwise delivered to CRNF on more than 20 days in any calendar year, and CRNF is required to incur additional capital costs to handle such Off-Spec Coke (“Off-Spec Costs”), then CRNF shall give written notice of such Off-Spec Costs to CRRM and CRRM shall, within 30 days thereafter, elect by written notice to CRNF to either (A) adjust the Purchase Price on a mutually agreeable commercially reasonable basis to address such additional Off-Spec Costs, or (B) share such additional Off-Spec Costs on a mutually agreeable commercially reasonable basis.
(iii)CRRM shall give to CRNF not less than three years advance written notice (the “Advance Sustained Off-Spec Notice”) that CRRM reasonably anticipates, based upon reasonably expected expansion or revamp plans for the Refinery or reasonably expected changes in the feedstocks used in the production of Coke, that the Coke to be made available hereunder will, for a sustained period of more than seven consecutive days, have either of the following (“Sustained Off-Spec Coke”): (A) HGI below 30, or (B) sulfur content in excess of 5.0 wt. %. CRNF shall determine, on a commercially reasonable basis, and deliver to CRRM within 90 days following the Advance Sustained Off-Spec Notice, written notice of the additional capital costs that CRNF reasonably anticipates that it will be required to incur in order to handle such Sustained Off-Spec Coke on a commercially reasonable basis (“Sustained Off-Spec Costs”). Following receipt by CRRM of such notice of Sustained Off-Spec Costs, CRRM shall, within 90 days thereafter, elect by written notice to CRNF to either (x) adjust the Purchase Price on a mutually agreeable commercially reasonable basis to address such additional Sustained Off-Spec Costs, or (y) direct CRNF to invoice CRRM for the actual commercially reasonable Sustained Off-Spec Costs as and when incurred by CRNF, which invoice shall include reasonable documentation of such Sustained Off-Spec Costs as incurred.
(iv)CRNF reserves the right to perform quality analyses more often than weekly and, in the event that any such quality analyses demonstrates a material discrepancy between the analyses performed by CRRM and CRNF, such discrepancy shall be addressed as provided in Section 2(d)(i) of this Exhibit D.
(v)With respect to shipments of Coke, the quantities used for billing hereunder will be as determined in accordance with the Coke quantity measurement provision in Annex B to this Exhibit D.
(e)Terms and Conditions of Sale.
(i)In the event that any shipment of Coke does not conform to the applicable specifications, the Party discovering the nonconformity will provide prompt written notice to the other Party (and in any event, within two days after the arrival of the shipment) of the nonconformity, which notice will include copies of all analyses and other documentation describing and quantifying the nonconformity, and the Parties will promptly undertake negotiations in good faith to effectuate an appropriate disposition of the nonconforming material, which may include an equitable price adjustment. In the event that the Parties are unable to agree to an appropriate disposition of the nonconforming material within 14 days, either Party may submit such dispute for resolution in accordance with Section 13 of the Agreement.
(ii)In the event of a conflict between the terms and conditions of this Exhibit D and the terms or conditions contained in any notice, shipment, specifications, purchase order, sales order, acknowledgement or other document which may be used in connection with the transactions contemplated by this Exhibit D, the terms and conditions of this Exhibit D will supersede and govern, unless expressly waived in accordance with Section 21 of the Agreement.
(f)Warranty. Except for Off-Spec Coke identified in advance and delivered to CRNF in accordance with Section 2(d)(ii) of this Exhibit D, CRRM warrants that all Coke sold by CRRM hereunder will conform to the specifications set forth in Annex A to this Exhibit D. OTHER THAN AS AFORESAID, CRRM MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED BY CRRM AND EXCLUDED HEREUNDER.
3.TERMINATION. This Exhibit D may be terminated as follows:
(a)Termination. In addition to the termination provisions provided in the Agreement
(i) by one Party (the “Non-Breaching Party”) upon notice to the other Party (the “Breaching Party”), following the occurrence of an Event of Breach with respect to the Breaching Party. For purposes hereof, an “Event of Breach” occurs when a breach of this Exhibit B by the Breaching Party has not been cured by such Breaching Party within 10 days after receipt of written notice thereof from the Non-Breaching Party with respect to breach of any monetary payment obligation, or, in the case of a breach other than of any monetary payment obligation, within 30 days after such receipt, or, in the case of a breach that is not reasonably feasible to effect a cure within said 30-day period, within 90 days after such receipt provided that the Breaching Party diligently prosecutes the cure of such breach;
(ii) by CRRM effective as of the permanent termination of substantially all of the operations at the Refinery (with no intent by CRRM or its successor to recommence operations at the Refinery); provided, however, that notice of such permanent termination of operations shall be provided by CRRM to CRNF at least 12 months prior to such permanent termination;
(iii) by CRNF effective as of the permanent termination of substantially all of the fertilizer production operations at the Fertilizer Plant (with no intent by CRNF or its successor to recommence operations at the Fertilizer Plant); provided, however, that notice of such permanent termination of operations shall be provided by CRNF to CRRM at least 12 months prior to such permanent termination; or
(iv) by one Party upon notice to the other Party following (A) the appointment of a receiver for such other Party or any part of its property, (B) a general assignment by such other Party for the benefit of creditors of such other Party, or (C) the commencement of a proceeding under any bankruptcy, insolvency, reorganization, arrangement or other law relating to the relief of debtors by or against such other Party; provided, however, that if any such appointment or proceeding is initiated without the consent or application of such other Party, such appointment or proceeding shall not constitute a termination event under this Exhibit D until the same shall have remained in effect for 60 days.
(b)Effects of Expiration or Termination. CRRM and CRNF agree that upon and after expiration or termination of this Exhibit D:
(i) CRNF will remain obligated to make any payment due to CRRM hereunder for any Coke delivered to or purchased by CRNF prior to termination.
(ii) Liabilities of any Party arising from any act, breach or occurrence prior to termination will remain with such Party.
(iii) The Parties’ rights and obligations under Sections 2(b), 2(c), 2(e) and 2(f) of this Exhibit D, will survive the expiration or termination of this Exhibit D.
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ANNEX A
Analysis, Specifications and Pricing for Coke

- Sulfur	3.5 wt. % (dry, typical); provided, however, that the sulfur will not exceed 4.5% on a monthly average basis and will not exceed 6% on a weekly composite basis
- Ash	0.35 wt. % (dry, maximum)
- Chloride content	30.0 ppm by wt. dry basis (maximum)
- Moisture content	CRRM to provide report of moisture content for available Coke on a monthly basis.
- Volatile matter	9 to 14%
- Hardness	30.0 HGI (maximum)
- Purchase Price
The Purchase Price per ton of Coke will be the lesser of the Index Price or the UAN Netback Based Price. The Index Price shall be the mid-point for the most recent published quarter in the Pace Petroleum Coke Quarterly under the heading “Midwest Green Coke, Chicago Area, FOB Source.” (in the event Pace Petroleum Coke Quarterly ceases to be published or ceases to include a heading for “Midwest Green Coke, Chicago Area”, the Parties will agree on a substitute Coke index). The UAN Netback Based Price shall be $25 per ton at a UAN netback plant price of $205, adjusted up or down $0.50 per ton for each $1 change in the UAN netback plant price, up to a UAN Netback Based Price cap of $40 per ton or down to a UAN Netback Based Price floor of $5 per ton. The UAN netback plant price will be the netback price realized by CRNF at the Fertilizer Plant for the calendar month preceding the month of Coke delivery based upon the books and records of the CRNF. In no event shall the Purchase Price per ton of Coke be below $0. The Purchase Price shall be subject to adjustment as provided in Sections 2(d)(ii) and (iii) of this Exhibit D.

ANNEX B
Coke Measurement, Sampling and Testing Procedures

- Quantity measurement
CRRM shall, upon opening a coke drum and prior to emptying the contents of such coke drum into the coke pit, determine Coke quantity by measuring the “outage” for a coke drum which is the distance from the designated spot near the top of each coke drum down to the level in the drum where the Coke begins. An outage table, attached as Appendix 1 to this Annex B, will then be utilized along with the measured outage to determine the quantity of Coke in the coke drum. The Coke quantity so determined shall be recorded in the CRRM’s outage log. A copy of the outage log shall be provided to CRNF with each invoice. CRRM shall maintain for three years all records related to the determination of Coke quantity along with the outage log and the CRNF, upon reasonable request, may review such records and logs and may observe the physical measurement of the coke drum outage.

- Sampling and testing
Representative drum cut samples will be composited and tested for ash, sulfur and chlorine per the following methodology:
Sample Preparation: ASTM D346-90 “Collection and Preparation of Coke Samples For Laboratory Analysis”
Deviation: A 2.5 gallon sample will be used.
Ash: ASTM D3174-02 “Ash in the Analysis Sample of Coal and Coke from Coal”
Deviation: Ashed at 750C to constant weight.
Sulfur and Chlorine: X-ray analysis of whole coke as pressed pellet against known Standards.

ANNEX B
Appendix 1
EXHIBIT E
FEEDSTOCK AND SHARED SERVICES
CRRM requires access to certain property and structures located on the Fertilizer Plant site to conduct its business, and CRNF requires access to certain structures and property located on the Refinery site to conduct its business.
ARTICLE 1
DEFINITIONS.
The following terms shall have the meanings set forth below, unless the context otherwise dictates, both for purposes of this Exhibit E and all Annexes hereto:
“Ammonia Price” means the price for anhydrous ammonia determined for a particular month as follows: The price per short ton of anhydrous ammonia shall be the average of (i) the average of the price range published in each weekly issue of “Green Markets” under the heading of “Ammonia” for “Southern Plains” averaged over such weekly issues published in the applicable calendar month, and (ii) the average of the price range published in each weekly issue of “Fertilizer Week America” under the heading of “Ammonia” for FOB Southern Plains” averaged over such weekly issues published in the applicable calendar month. In the event that either of the aforesaid publications ceases to be published, then the price per short ton of anhydrous ammonia shall be determined by reference to the publication that does not cease publication, using the average price range as provided for above. In the event that both of the aforesaid publications cease to be published, then the price per short ton of anhydrous ammonia shall be determined by reference to such generally accepted industry publication as CRNF may designate with the consent of the CRRM, which consent shall not be unreasonably withheld or delayed.
“Ammonia Synthesis Loop” means that ammonia synthesis loop within the Fertilizer Plant shown on Annex A hereto, including any additions or other modifications made thereto from time to time.
“Coke” has the meaning given such term in Exhibit D.
“Coke Supply Agreement” means the agreement set forth in Exhibit D.
“cscf” means one hundred scf.
“Easement Agreement” means the agreement set forth in Exhibit A.
“Feedstock” means the materials and streams described in Annex B to this Exhibit E, all within the tolerances and to the specifications therein contained, that are provided by or on behalf of CRRM to CRNF, or by or on behalf of CRNF to CRRM, as the case may be and as otherwise may be agreed by the Parties.
“Feedstock Delivery Points” means the points at which the Feedstock is transferred from CRNF to CRRM, or from CRRM to CRNF, as the case may be and as shown on Plot Plan A and Drawing D11-0913B constituting a part of Annex A to this Exhibit E.
“Fertilizer Plant Water Clarifier” means the CRNF’s water clarifier and associated equipment as shown on Plot Plan A constituting a part of Annex A to this Exhibit E.
“Fire Water” means the water and related systems to provide water for use in fire emergencies and the like.
“Gasification Unit” means that gasification unit shown on Plot Plan A constituting a part of Annex A to this Exhibit E, including any additions or other modifications made thereto from time to time.
“Grounds” means the realty on which the Fertilizer Plant is situated, which Grounds are shown on Plot Plan A constituting a part of Annex A to this Exhibit E.
“High Pressure Steam” means steam described in Annex B to this Exhibit E under the heading “High Pressure Steam,” all within the tolerances and in compliance with the specifications therein contained.
“Hydrogen” means hydrogen in its gaseous form, as described in Annex B to this Exhibit E, all within the tolerances and in compliance with the specifications therein contained.
“Hydrogen Purchase and Sale Agreement” means the agreement set forth in Exhibit B.
“Instrument Air” means air produced by mechanical compression as described in Annex B to this Exhibit E, all within the tolerances and in compliance with the specifications therein contained.
“Messer” means Messer, LLC, a Delaware limited liability company.
“Messer Agreement” means that certain Amended and Restated On-Site Project Supply Feedstock and Shared Services Agreement between CRNF and Messer (as successor in interest to Linde, LLC, as successor in interest to The BOC Group, Inc.), dated as of June 1, 2005, as amended.
“Messer Facility” means the plant for the production of certain products and argon, including metering and related facilities, together with an inter-connected liquid nitrogen product storage vessel and vaporization equipment, as shown on Annex A hereto, all connected to the pipelines owned by Messer, including any additions or other modifications made thereto from time to time.
“mlbs” means one thousand pounds.
“MMBtu” means one million British thermal units.
“mmscf” means one million scf.
“mmscfd” means one million scf per day.
“mscf” means one thousand scf.
“Natural Gas Line” means the pipeline delivering natural gas in form, as described in Annex B to this Exhibit E, from Southern Star’s pipeline to the Refinery.
“NG Interconnect Line” means the former Tail Gas line that will deliver natural gas from the Refinery to the Fertilizer Plant.
“Nitrogen” means nitrogen in its gaseous form, as described in Annex B to this Exhibit E, all within the tolerances and in compliance with the specifications therein contained.
“Offsite Sulfur Recovery Unit” means that sulfur processing facility owned and operated by TKI pursuant to the TKI Phase II Feedstock and Shared Services Agreement, which Offsite Sulfur Recovery Unit is shown on Plot Plan A constituting a part of Annex A to this Exhibit E, including any additions or other modifications made thereto from time to time.
“Owner” means CRNF or CRRM, as the context requires.
“Oxygen” means oxygen in its gaseous form, as described in Annex B to this Exhibit E, all within the tolerances and in compliance with the specifications therein contained.
“PPM” means parts per million.
“psi” means pounds per square inch.
“psig” means pounds per square inch gauge.
“Raw Water and Facilities Sharing Agreement” means the agreement set forth in Exhibit C.
“Refinery Water Clarifier” means the CRRM’s water clarifier and associated equipment.
“scf” means standard cubic feet at 60°F and at atmospheric pressure equal to 29.92 inches of mercury absolute, measured by standard sharp edge orifice plate and differential pressure transmitters located at the Fertilizer Plant. The measured flow shall be pressure and temperature compensated and totalized by the Fertilizer Plant’s Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitters shall be done at least annually and may be done more frequently at CRRM’s request.
“Security Contract” means any agreement for security services to which CRRM is a party pursuant to which security services are provided on the Refinery premises and environs and on the Fertilizer Plant premises and environs.
“Services” means the services described as such on Annex B to this Exhibit E.
“Sour Water” means the process stream described on Annex B to this Exhibit E that meets the tolerances and specifications therein contained.
“ST” means short tons.
“STPD” means short tons per day.
“TKI” means Tessenderlo Kerley, Inc.
“TKI General Plant and Labor Costs” means (a) the costs incurred and appropriately billed to CRRM pursuant to the TKI Phase I Agreement and (b) the costs incurred and appropriately billed to CRNF pursuant to the TKI Phase II Agreement.
“TKI Phase I Agreement” means that certain Amended and Restated Phase I Sulfur Processing Agreement, dated June 28, 2009, between CRRM and TKI, as amended from time to time.
“TKI Phase I Unit” means the sulfur processing facility owned and operated by TKI pursuant to the TKI Phase I Agreement.
“TKI Phase II Agreement” means that certain Amended and Restated Phase II Sulfur Processing Agreement, dated June 28, 2009, between CRNF and TKI„ as amended from time to time.
“Transfer” means the sale, exchange, gift or other assignment of rights or interests, whether by specific assignment, merger, consolidation, entity conversion or other disposition, but not including any bona fide pledge or assignment for collateral purpose in connection with any financing.
“UAN Plant” means the urea ammonium nitrate plant shown on Annex A to this Exhibit E, including any additions or other modifications made thereto from time to time.
“UAN Price” means the price for 32% urea ammonium nitrate determined for a particular month as follows: The price per short ton of 32% urea ammonium nitrate shall be the average of (a) the average of the price range published in each weekly issue of “Green Markets” under the heading of “UAN” for “Mid Comber averaged over such weekly issues published in the applicable calendar month and then multiplied by 32, and (b) the average of the price range published in each weekly issue of “Fertilizer Week America” under the heading of “UAN” for “FOB Midwest” averaged over such weekly issues published in the applicable calendar month. In the event that either of the aforesaid publications ceases to be published, then the price per short ton of 32% urea ammonium nitrate shall be determined by reference to the publication that does not cease publication, using the average price range as provided for above. In the event that both of the aforesaid publications cease to be published, then the price per short ton of 32% urea ammonium nitrate shall be determined by reference to such generally accepted industry publication as CRNF may designate with the consent of the CRRM, which consent shall not be unreasonably withheld or delayed.
“Utility Facilities” mean the utility facilities shown on Annex A to this Exhibit E, including any additions or other modifications made thereto from time to time.
ARTICLE 2
FEEDSTOCK AND SHARED SERVICES
Section 2.1 Steam.
2.1.1 Refinery Steam Obligations
(a) Start-up Steam. CRRM shall, upon reasonable request by the CRNF, make available to CRNF High Pressure Steam at a cost to CRNF as designated on Annex B to this Exhibit E, at sufficient pressure and in sufficient amounts, to allow CRNF to commence and recommence operation of the Fertilizer Plant from time to time at CRNF’s request. The parties anticipate that commencement and/or recommencement of Fertilizer Plant operations will require approximately 75,000 pounds per hour of High Pressure Steam. For purposes of this Section 2.1.1(a), such High Pressure Steam shall be referred to as “Start-Up Steam.” CRRM shall use commercially reasonable efforts to make available Start-Up Steam when requested by CRNF; provided that CRRM shall not be obligated to make available Start-Up Steam hereunder if doing so would have a material adverse effect on Refinery operations. CRNF shall provide reasonable notice to CRRM of the approximate time and date of each of its requirements for Start-Up Steam.
(b) Messer Steam. CRRM shall make commercially reasonable efforts as its operations permit, at a cost to CRNF as set forth in Annex B to this Exhibit E, to make available High Pressure Steam produced at the Refinery to the CRNF, solely for use at the Messer Facility. CRNF shall provide reasonable notice to CRRM of the approximate time and date of each of its requirements for High Pressure Steam under this Section 2.1.1(b); provided that CRRM shall not be obligated to make available High Pressure Steam hereunder if doing so would have a material adverse effect on Refinery operations.
2.1.2 Fertilizer Plant Steam Obligations
CRNF shall make available at a cost to CRRM as set forth in Annex B to this Exhibit E, solely for use at the Refinery, any High Pressure Steam produced by the Fertilizer Plant that is not required for the operation of the Fertilizer Plant, following reasonable notice from CRRM requesting such steam.
2.1.3 Mutual Steam Obligations
(a) Low Pressure Steam. CRRM and CRNF may supply each other any steam (other than High Pressure Steam) produced by either of their respective operations, which is not required by such operation and is required for the other Party’s operation, at no cost; provided, however, there shall be no obligation by either Party to supply any such steam and the Party requiring such steam shall give reasonable notice to the other Party of any request.
(b) Steam Condensate. CRRM shall retain all steam condensate for steam delivered to CRRM hereunder and CRNF shall retain all steam condensate for all steam delivered to CRNF hereunder.
Section 2.2 Nitrogen. CRNF shall make available to CRRM, solely for use at the Refinery, any Nitrogen produced by the Messer Facility and available to CRNF that is not required, as determined in a commercially reasonable manner by CRNF based on its then current or anticipated operational requirements, for the operation of the Fertilizer Plant, following reasonable notice from CRRM requesting such Nitrogen, at a cost to CRRM as designated on Annex B to this Exhibit E.
Section 2.3 Instrument Air.
(a) CRNF shall make available for purchase by CRRM, for use solely at the Refinery, Instrument Air at a flow rate of not less than 3mscf/minute to the extent produced by the Messer Facility and available to CRNF and not required, as determined in a commercially reasonable manner by CRNF based on its then current or anticipated operational requirements, for the operation of the Fertilizer Plant, at a cost to CRRM as designated on Annex B to this Exhibit E and following reasonable request and notice from CRRM.
(b) CRRM shall make available for purchase by CRNF for use solely at the Fertilizer Plant, Instrument Air to the extent that Instrument Air is not available from the Messer Facility and is available from CRRM and not required, as determined in a commercially reasonable manner by CRRM based on its then current or anticipated operational requirements, for the operation of the Refinery, at a flow rate of not less than 3 mscf/minute and at a cost to CRNF as designated on Annex B to this Exhibit E and following reasonable request and notice from the CRNF.
(c) Either CRNF or CRRM may terminate its obligation to make Instrument Air available for purchase by the other Party hereunder upon not less than 12 months prior written notice to the other Party.
Section 2.4 Oxygen Supply to Refinery. CRNF shall provide to CRRM, solely for use at the Refinery, any Oxygen produced by the Messer Facility and made available to CRNF, as determined in a commercially reasonable manner by Messer based on its then current or anticipated operational requirements for the operation of the Fertilizer Plant, following reasonable notice from CRRM requesting such Oxygen and as further detailed in Annex B to this Exhibit E.
Section 2.5 Coke Supply to Fertilizer Plant. The terms and conditions governing CRRM’s sales of Coke to CRNF shall be set forth in the Coke Supply Agreement.
Section 2.6 Sulfur; TKI Agreements.
(a) TKI Phase II Agreement. CRRM shall provide to TKI the utilities described in Section 2.6 of the TKI Phase II Agreement. CRNF shall reimburse CRRM for such utilities provided. Without limiting the foregoing, CRNF shall reimburse CRRM for electricity used by the Offsite Sulfur Recovery Unit as determined by the estimated electrical load of the Offsite Sulfur Recovery Unit, which estimated electrical load is 1,051 kilowatts. The number of kilowatts provided for in the immediately preceding sentence will be multiplied by the average rate per kilowatt hour that CRRM pays for electricity times the hours the Offsite Sulfur Recovery Unit is in operation in the calendar month for which such electricity reimbursement is being calculated. CRRM shall receive, at no cost to either Owner, all return utility streams consisting primarily of low pressure steam (but excluding sulfur from the Offsite Sulfur Recovery Unit) and steam condensate under the TKI Phase II Agreement. CRNF shall not amend or terminate the TKI Phase II Agreement without the prior written consent of CRRM, which consent shall not be unreasonably withheld or delayed. CRRM shall not amend or terminate the TKI Phase I Agreement without the prior written consent of CRNF, which consent shall not be unreasonably withheld or delayed.
(b) Cost Sharing. The TKI General Plant and Labor Costs shall be shared equally by the Parties; provided, however, that in those instances where a particular cost can be reasonably determined to be associated with a particular Party, such Party shall bear such cost.
(c) Sulfur to Block. If at any time the pricing mechanisms for sulfur contained in Section 8.1 of the TKI Phase II Agreement do not accurately reflect then current sulfur market conditions, resulting in CRNF retaining sulfur in lieu of selling such excess sulfur to TKI, then CRRM agrees to remove and take title to such sulfur in exchange for a fee payable by CRNF to CRRM of $11.50 per long ton, with such fee representing the costs incurred by CRRM to transport and store sulfur to block. The foregoing fee may be adjusted from time to time by mutual agreement of the parties to take into account charges assessed by third parties for loading sulfur into equipment owned or controlled by CRRM, or other potential increases or decreases in charges.
Section 2.7 Water.
(a) Raw Water. The allocation of raw water rights and obligations between CRNF and CRRM is provided in the Raw Water and Facilities Sharing Agreement.
(b) Sour Water. CRRM shall receive and process, at no cost to CRNF, all of the Sour Water produced at the Fertilizer Plant which does not exceed the volume parameters set forth on Annex B to this Exhibit E.
(c) Refinery Supply of Fire Water. CRRM shall, at no cost or expense to CRNF, use reasonable efforts to keep and maintain its Fire Water systems, tanks, water inventory and equipment in such condition, repair and state of readiness so as to allow uninterrupted service to CRNF for use at the Fertilizer Plant and shall grant CRNF access to the Fire Water system for use of such system in conjunction with the Fire Water system of the Fertilizer Plant, for use in connection with CRNF’s street sweeper and for use in washing down the Fertilizer Plant coke pad. The Refinery’s Fire Water system and the points of access by CRNF to the Fire Water system are shown on Plot Plan A which constitutes part of Annex A to this Exhibit E. Notwithstanding the foregoing, CRNF acknowledges and agrees that CRRM shall not be liable for any damages incurred resulting from its failure or inability to provide Fire Water hereunder. If CRRM should cease operations of the Refinery (including the Refinery Fire Water system), CRRM shall provide advance notice of such cessation of operations to CRNF and CRNF may, upon notice to CRRM, operate such Refinery Fire Water System, at the cost and expense of CRNF and for the benefit of CRNF for a period of up to two years.
Section 2.8 Security. CRNF agrees to pay its pro rata share (determined as provided in Annex B to this Exhibit E) of security services provided under the Security Contract upon receipt of an invoice from CRRM for such pro rata share, as provided in Annex B to this Exhibit E. CRRM and CRNF shall also cooperate in developing and administering a mutual security plan. CRRM may, upon six months prior written notice to CRNF, require CRNF to enter into a separate agreement for security services and adopt and administer a security plan covering solely its premises. CRNF may, upon six months prior written notice to CRRM, terminate taking security services from CRRM, whereupon at the end of such six month period, CRNF may cease paying CRRM for such security services and will adopt and administer its own security plan. CRNF acknowledges and agrees that CRRM shall not be liable to CRNF for any damages, losses or other liability arising, directly or indirectly, out of the services performed by any service provider engaged by CRRM to perform security services, or arising, directly or indirectly, out of any mutual security plan.
Section 2.9 Hydrogen Supply.
(a) Upon reasonable request by CRRM from time to time during the term of this Exhibit E, and to the extent available to CRNF, CRNF agrees to provide Hydrogen to CRRM in accordance with the specifications set forth on Annex B to this Exhibit E and for the applicable prices set forth on Annex B to this Exhibit E, in each case subject to the following:
(i) CRNF will not be obligated to provide any Hydrogen to CRRM if such Hydrogen is required, as determined in a commercially reasonable manner by CRNF based on its then current or anticipated operation requirements, for the operation of the Fertilizer Plant;
(ii) CRNF will not be obligated to provide any Hydrogen to CRRM if CRNF or the board of directors of the general partner of CVR Partners, LP (the sole member of CRNF) determines, in each case in their sole discretion, that such sale of Hydrogen would adversely affect the classification of CVR Partners, LP as a partnership for federal income tax purposes; and
(iii) CRNF will not be obligated to provide any Hydrogen to CRRM if CRNF determines in its sole discretion that such sale of Hydrogen would not be in CRNF’s best interest.
(b) Notwithstanding the provisions of (a) above, CRRM and CRNF may purchase Hydrogen from the other party upon such terms and conditions as the parties mutually agree upon in writing from time to time with respect to any single purchase, any series of purchases, or otherwise.
Section 2.10 Natural Gas. CRRM purchases natural gas on Southern Star and such natural gas is transported and delivered to the Refinery by the Natural Gas Line and transported and delivered from the Refinery to the Fertilizer Plant by the NG Interconnect Line. CRRM will nominate and purchase natural gas transportation and natural gas supplies for the CRNF and CRNF agrees to coordinate with CRRM with respect to such nominations and to provide CRRM timely information regarding CRNF’s requirements for natural gas transportation and natural gas supplies. CRRM shall provide CRNF with an invoice for natural gas supply and transportation services received by CRNF promptly following CRRM’s receipt of invoices from Southern Star (or CRRM’s then-current natural gas transportation provider(s)), any relevant natural gas pipeline and the then current natural gas supplier(s) and for agreed to fees related to infrastructure constructed by CRRM to supply natural gas to CRNF, as further detailed in Annex B to this Exhibit E.
Section 2.11 At the request of either CRNF or CRRM, the Parties agree to use their commercially reasonable efforts to (a) add CRNF as a party to any natural gas transporter, any successor natural gas provider, or to reach some other mutually acceptable accommodation (including, but not limited to separate natural gas transportation agreements or sales agreements) whereby both CRRM and CRNF would each be able to receive, on an individual basis, natural gas transportation service from the current natural gas provider or a successor natural gas provider on similar terms and conditions; and (b) separate natural gas purchasing so that the CRRM and CRNF would each purchase for their own account the natural gas supplies to be delivered to the Refinery and Fertilizer Plant respectively.
Section 2.12 Railroad Tracks. CRRM and CRNF currently share rail services on railroad tracks that traverse the Refinery premises in part and the Fertilizer Plant premises in part, some of which railroad tracks are owned by Union Pacific and operated by South Kansas & Oklahoma Railroad, Inc., or their successors (“Main Tracks”), some of which railroad tracks are owned and operated by CRRM (“Refinery Tracks”), and some of which railroad tracks are owned and operated by CRNF (“Fertilizer Tracks”). The Parties agree to coordinate and cooperate to ensure that each Party has access to the Main Tracks, the Refinery Tracks, and the Fertilizer Tracks for the receipt of Feedstocks and delivery out of products, and to pay a mutually agreed prorated share of the costs and expense of maintaining such railroad tracks based upon an approximation of actual use. Each Party shall use its best commercially reasonable efforts to move railroad cars from the Main Tracks to the Refinery Tracks or the Fertilizer Tracks as soon as possible following arrival of such railroad cars. Each Party shall utilize such Party’s own railroad sidings for the loading and unloading of any products or other items by such Party. Railroad track sharing between the Parties shall also be subject to and in accordance with the railroad trackage easements provided for in the Easement Agreement.
Section 2.13 South Administration Building, Laboratory Building, and Oil Storage Building Use and Occupancy. The CRRM will allow CRNF to occupy a portion of the buildings known on the date hereof as the “South Administration Building,” the “Laboratory Building,” and the Oil Storage Building for, without limitation, purposes of office space, maintenance space, storage and laboratory space therein, as more specifically provided in the Agreement.
Section 2.14 Tank Capacity. To the extent available, CRRM and CRNF agree to provide the other Party with finished product tank capacity from time to time. The terms under which such tank capacity will be provided, including the fee, term and tank designation will be mutually agreed upon by the Parties.
ARTICLE 3
TERMINATION
Section 3.1 Termination. This Exhibit E may be terminated as follows:
(a) by one Party (the “Non-Breaching Party”) upon notice to the other Party (the “Breaching Party”), following the occurrence of an Event of Breach with respect to the Breaching Party. For purposes hereof, an “Event of Breach” occurs when both of the following exist: (i) a breach of this Exhibit E by the Breaching Party has not been cured by such Breaching Party within 30 days after receipt of written notice thereof from the Non-Breaching Party or, in the case of a breach that is not reasonably feasible to effect a cure within said 30-day period, within 90 days after such receipt provided that the Breaching Party diligently prosecutes the cure of such breach; and (ii) the breach materially and adversely affects the ability of the Non-Breaching Party to operate its Refinery or its Fertilizer Plant, as the case may be;
(b) by CRRM effective as of the permanent termination of substantially all of the operations at the Refinery (with no intent by CRRM or its successor to recommence operations at the Refinery); provided, however, that notice of such permanent termination of operations shall be provided by CRRM to CRNF at least 12 months prior to such permanent termination;
(c) by CRNF effective as of the permanent termination of substantially all of the fertilizer production operations at the Fertilizer Plant (with no intent by CRNF or its successor to recommence operations at the Fertilizer Plant); provided, however, that notice of such permanent termination of operations shall be provided by CRNF to CRRM at least 12 months prior to such permanent termination; or
(d) by one Party upon notice to the other Party following (i) the appointment of a receiver for such other Party or any part of its property, (b) a general assignment by such other Party for the benefit of creditors of such other Party, or (c) the commencement of a proceeding under any bankruptcy, insolvency, reorganization, arrangement or other law relating to the relief of debtors by or against such other Party; provided, however, that if any such appointment or proceeding is initiated without the consent or application of such other Party, such appointment or proceeding shall not constitute a termination event under this Exhibit E until the same shall have remained in effect for 60 days.
Section 3.2 Effects of Expiration or Termination. CRRM and CRNF agree that upon and after expiration or termination of this Exhibit E:
(a) Each Party will remain obligated to make any payment due to the other Party hereunder for any Feedstock or Service delivered to or purchased by such Party prior to termination.
(b) Liabilities of any Party arising from any act, breach or occurrence prior to termination will remain with such Party.
(c) The Parties’ rights and obligations under Sections 4.1 and 4.6 and the second paragraph of Section 2.10 will survive the expiration or termination of this Exhibit E.
ARTICLE 4
OPERATION OF FERTILIZER PLANT AND REFINERY
Section 4.1 Cooperation. CRRM and CRNF shall cause their respective personnel located at the Refinery and the Fertilizer Plant to fully cooperate with, and comply with the reasonable requests of, the other Party and its employees, agents and contractors to support such other Party’s operations in a safe and efficient manner; provided, however, that nothing in this Section 4.1 shall require the expenditure of any monies other than may otherwise be required elsewhere in this Exhibit E. In addition, the Parties agree to (a) meet promptly following the request by either Party to develop a long term plan for the bifurcation of those properties and services that one Party or the other deems appropriate to bifurcate and (b) cooperate fully with each other to implement such plan in an expeditious and cost effective manner. The costs of implementing any such program, such as costs and expense of negotiating with contract counterparties and legal fees, shall be borne equally unless otherwise agreed.
Section 4.2 Fertilizer Plant Operations. Subject to the express obligations of the Parties under this Exhibit E, no provision of this Exhibit E is intended as, or shall be construed to be, any agreement on the part of CRNF to operate the Fertilizer Plant in any particular manner or to continue operations at the Fertilizer Plant, all in its sole discretion; provided, however, that prior notice of any permanent termination of operations shall be provided by CRNF to CRRM pursuant to Section 3.2(c).
Section 4.3 Refinery Operations. Subject to the express obligations of the Parties under this Exhibit E, no provision of this Exhibit E is intended as, or shall be construed to be, any agreement on the part of CRRM to operate the Refinery in any particular manner or to continue operations at the Refinery, all in its sole discretion; provided, however, that prior notice of any permanent termination of operations shall be provided by CRRM to CRNF pursuant to Section 3.2(b).
Section 4.4 Suspension of Services.
(a) Temporary Suspension of Feedstock or Services for Repairs/Maintenance. The provision of one or more of the Feedstocks or Services by the Parties may be temporarily suspended for such periods of time as are necessary to carry out scheduled or unscheduled maintenance or necessary repairs or improvements to the Refinery or the Fertilizer Plant, as the case may be (each, a “Temporary Service Suspension”). In connection with any such Temporary Service Suspension, CRRM or CRNF (as applicable) may elect to reduce, interrupt, allocate, alter or change the Feedstock or Services that it is required to provide hereunder, provided that, except in the case of emergencies, the applicable Party shall deliver not less than 30 days prior written notice to the other Party of any planned Temporary Service Suspension, including relevant details relating to the proposed reduction, interruption, allocation, alteration or change in the Feedstock or Services as a result of the Temporary Service Suspension. Upon the occurrence and during the continuation of Temporary Service Suspension, the parties shall cooperate to attempt to arrange for Feedstock or Services to be furnished to the other Party in an alternate manner or by a third party acceptable to affected Party, to minimize or reduce the effect of such Temporary Service Suspension on the applicable Party’s operations.
(b) Emergency Repairs. The Parties shall provide notice to the other as soon as reasonably possible (and in any event within 24 hours) in the event of any emergency repair or unplanned required maintenance that is affecting or will affect provision of the Services. Each Party shall use commercially reasonable efforts to complete any such emergency repairs in a timely manner and to resume the provision of such Service as soon as practicable.
Section 4.5 Priority Supply. CRRM and CRNF shall each have priority over third parties with respect to any Feedstocks and Services to be made available to such Party (the “Receiving Party”) by the other Party (the “Supplying Party”) under this Exhibit E, provided that, to the extent that purchase of any particular Feedstock or Service by a Receiving Party is discretionary on the part of the Receiving Party and the Receiving Party has not purchased from the Supplying Party the quantity of the Feedstock or Service that is presently available from the Supplying Party, then the Supplying Party may offer and sell such available Feedstock or Service to a third party so long as the Supplying Party first gives to the Receiving Party written notice of such prospective offer and sale and the option to purchase such Feedstock or Service on the terms provided in this Exhibit E with respect to such available Feedstock or Service, provided that the Receiving Party exercises such option by written notice to the Supplying Party within five days following the date Supplying Party gives its written notice to Receiving Party with respect to the available Feedstock or Service.
Section 4.6 Audit and Inspection Rights. CRRM and CRNF shall each (“Requesting Party”) have the right, upon reasonable written notice to the other Party (“Other Party”), to audit, examine and inspect, at reasonable times and locations, all documentation, records, equipment, facilities, and other items owned or under the control of the Other Party that are reasonably related to the Feedstocks and Services provided for under this Exhibit E, solely for the purpose of confirming the measurement or pricing of, or tolerances or specifications of, any Feedstocks or Services, confirming compliance and performance by the Other Party, or exercising any rights of the Requesting Party, under this Exhibit E.
Section 4.7 Upgrade Costs. In the event that either CRRM or CRNF (“Requiring Company”) requires that any capital or other upgrades be made by the other Party (“Upgrading Party”) to any of the Upgrading Party’s equipment or other facilities in connection with the provision of any Feedstock or Services under this Exhibit E, the Upgrading Party shall cooperate in implementing any such upgrades, provided that: (a) such upgrade does not adversely affect in a material respect the Upgrading Party’s facilities or operations, and (b) the Requiring Party pays (on terms and conditions acceptable to the Upgrading Party) any and all costs of implementing such upgrade, and any increase in ongoing costs to the Upgrading Party (including without limitation the costs of insurance, licenses, maintenance, permits, repairs, replacements, and taxes).
Section 4.8 Successor Third Party Agreements. In the event that any of the Messer Agreement, TKI Phase I Agreement, TKI Phase II Agreement, Gas Contract, or any other agreement with or between any third parties that relates to any Feedstock or Services referred to in this Exhibit E, terminates prior to the termination of this Exhibit E, the parties shall in good faith cooperate to replace any such agreements with successor agreements with commercially similar terms, in which case reference herein to the terminated third party agreement shall be deemed a reference to the applicable successor agreement. In the event that such a successor agreement is not entered into or is entered into on terms that are not commercially similar, then the parties will negotiate in good faith to determine the terms and conditions, if any, that are commercially practicable for the applicable Feedstock or Services to be furnished by one party to the other.
[Remainder of page intentionally left blank.]

ANNEX A

FACILITIES DESCRIPTION

The Fertilizer Plant is shown on Plot Plan A attached hereto.
The Gasification Unit is shown on Plot Plan A attached hereto.
The Ammonia Synthesis Loop is shown on Plot Plan A attached hereto.
The UAN Plant is shown on Plot Plan A attached hereto.
The Messer Facility is shown on Plot Plan A attached hereto.
The Administrative and Warehouse Building is shown on Plot Plan A attached hereto.
The Feedstock Delivery Points are shown on Plot Plan A and Drawing D11-0913B attached hereto. The coke Feedstock Delivery Point is the south side of the Refinery’s coke pit.
The Utility Facilities are shown on Plot Plan A attached hereto.
The Grounds are shown on Plot Plan A attached hereto.
The Offsite Sulfur Recovery Unit is shown on Plot Plan A attached hereto.
The Refinery is shown on Plot Plan A attached hereto.

Plot Plan A
Drawing D11-0913B

DRAWING LIMITS W. 12+97'-0"
DRAWING LIMITS W. 13+17'-0"
DRAWING LIMITS W. 13+44'-0"
DRAWING LIMITS S.8+66'-6"
DWG LIMITS S.8+94'-0"
PIPING PLAN @ EL.130'-0"
37
36
35
34
33

COFFEYVILLE RESOURCES

Coffeyville Resources Nitrogen Fertilizers, LLC

Interconnecting Piping
Between CRNF and CRRM

D11-0913B

ANNEX B
ANALYSIS, SPECIFICATIONS AND PRICING FOR FEEDSTOCK AND SERVICES
FEEDSTOCKS:

Hydrogen
-Gaseous
-Purity	not less than 99.9 mol. %
-Flow	21 mmscf/day maximum
-Pressure	450 psig ± 30 psi
-Carbon Monoxide	less than 10 ppm
-Carbon Dioxide	less than 10 ppm
-Price for sales from Fertilizer Company to Refinery Company	For the first 1.675 mmscfd (aggregated monthly) of Hydrogen, the Hydrogen price shall be $0.46 per 100scf based on an Ammonia Price of $300.00 per short ton. For any Hydrogen in excess of 1.675 mmscfd (aggregated monthly), the Hydrogen price for such excess Hydrogen shall be $0.55 per 100scf based on a UAN Price of $150.00 per short ton. The Hydrogen price per 100scf shall adjust as of the first day of each calendar month up or down in the same percentage as the Ammonia Price or UAN Price for the immediately preceding calendar month adjusts up or down from $300.00 per short ton or $150.00 per short ton, respectively.
-Flow measurement	All Hydrogen flows shall be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow shall be pressure and temperature compensated and totalized by the Fertilizer Plant's Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitter shall be done at least annually and may be done more frequently at Refinery Company's request.

Nitrogen
-Gaseous
-Purity	99.99 mol. % (minimum) (5 ppm oxygen maximum)
-Pressure	180 psig (+ 10 psig)
-Flow	20,000 scfh (normal); 40,000 scfh (maximum)
-Temperature	Ambient
-Price	$0.25 per cscf based on a total electric energy cost of $0.035 per KWH; provided, however, that this price will increase or decrease in the same percentage as the Fertilizer Company's electric bill from the City of Coffeyville (or from such other electric utility provider as the Fertilizer Company may have from time to time in the future) increases or decreases on a per/KWH basis and each such price adjustment shall apply to any gaseous nitrogen sold by Fertilizer Company after the date of such adjustment to the date of the next adjustment.
A-D-2

         Exhibit A

-Flow measurement	All Nitrogen flows shall be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow shall be pressure and temperature compensated and totalized by the Fertilizer Plant's Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitter shall be done at least annually and may be done more frequently at Refinery Company's request.

Oxygen
-Gaseous
-Purity	99.6 mol. % (minimum)
-Pressure	65 psig (± 5 psig)
-Flow	29.8 STPD or more upon the request of the Refinery Company
-Price	For Flow from 0 - 29.8 STPD, there will be no charge to the Refinery Company

For Flow greater than 29.8 STPD, Refinery Company will pay Fertilizer Company $50.00 per short ton of gaseous Oxygen.

This price will be effective from November 1, 2017. In addition, Refinery Company agrees to pay Fertilizer Company a one-time payment of $74,779.50 within a reasonable amount of time after Refinery Company’s receipt of invoice.
-Temperature	Ambient
-Flow measurement	All Oxygen flows shall be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow shall be pressure and temperature compensated and totalized by the Fertilizer Plant’s Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitter shall be done at least annually and may be done more frequently at Refinery Company’s request.

The meter measures Oxygen in SCF. The parties agree that the conversion rate from SCF to short ton is 24,157 SCF/ short ton.

Sour water
-Composition	.80% ammonia (maximum) 0.05 mol. % H2S (maximum)
-Pressure	90 psig (maximum) 35 psig (minimum)
-Temperature	125°F (normal)
-Flow	20 gpm (maximum) 12 gpm (normal)
-Price	Zero dollars ($0)

High Pressure Steam
A-D-1

         Exhibit A

-Pressure	600 psig ± 10 psi (normal)
#VALUE!	As available, up to 75,000 pounds per hour (to Fertilizer Company) As available, 50,000 + 20,000 pounds per hour (to Refinery Company)
-Price	The price is dependent upon the natural gas price (symbolized by "NGP" in the formulae below) and "steam flow" in the formulae below is determined by the Fertilizer Plant's process control computer:
To Fertilizer Company:	Price = (1.22)(NGP)(steam flow)/1000
To Refinery Company:	Price = (1.10)(NGP)(steam flow)/1000

For purposes of determining the price of High Pressure Steam hereunder, NGP means the price of natural gas measured at a per mmbtu rate based on the price for natural gas actually paid by Refinery Company for the month preceding the sale. Notwithstanding anything to the contrary set forth herein, Refinery Company shall have no obligation to pay for High Pressure Steam during periods when Refinery Company is flaring fuel gas.

-Flow measurement	All High Pressure Steam flows shall be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow shall be totalized by the Fertilizer Plant's Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitter shall be done at least annually and may be done more frequently at Refinery Company's request.

Low Pressure Steam
-Flow	Variable
-Pressure	Approximately 120-170 psi
-Price	Zero dollars ($0)

Natural Gas
-Purity	Pipeline quality natural gas (Refinery fuel gas will not be considered natural gas for the purposes of this section)
-Flow	All-natural gas required by the Fertilizer Plant will be variable but anticipated to be approximately 2,500 MMBtu/day
-Price:
Fertilizer Company will pay Refinery Company each month a fee equal to the sum of:
• Natural Gas Costs, plus
• $0.081 per MMBtu of natural gas received by Fertilizer Plant for the Refinery Company’s transportation fee for the Natural Gas Line, plus
• $0.01 per MMBtu of natural gas received by Fertilizer Plant for the Refinery Company’s transportation fee for the NG Interconnect Line.

This price will be effective from November 1, 2017.

A-E-2

         Exhibit A

-Natural Gas Costs	Fertilizer Company agrees to pay Refinery Company for the actual costs per MMBtu of natural gas delivered to and accepted by the Fertilizer Plant as invoiced to the Refinery Company by Southern Star. These costs include fees for the natural gas commodity, Southern Star transportation fees and any other fees detailed on the Southern Star invoice.

Refinery Company’s Transportation Fee for the Natural Gas Line and Escalation Fee	Fertilizer Company agrees to pay Refinery Company’s transportation cost of $0.081/MMBtu which consists of Fertilizer Company’s share of the Refinery Company’s interest costs to construct the pipeline and costs to operate, maintain and transport natural gas on the Natural Gas Line.

The Parties agree that that cost to operate and maintain the Natural Gas Line is $0.007/MMBtu and this portion of the transportation fee will be subject to change commencing January 1, 2020 and each anniversary thereafter. The cost will be adjusted using the Bureau of Labor Statistics (“BLS”) Employment Costs Index Average for Private Industry Workers (all workers) for the previous year.

Refinery Company’s Transportation Fee for the NG Interconnect Line	Refinery Company’s cost to transport, operate and maintain the NG Interconnect Line from the Refinery to the Fertilizer Plant is $0.01/MMBtu.

Stand-by Sales and Transportation Agreement
Fertilizer Company agrees that upon the effective date and during the initial term of Refinery Company’s stand-by sales and transportation agreement with Atmos Energy for natural gas in the event Southern Star is not able to deliver natural gas to the Refinery, Fertilizer Company will pay Refinery Company $500.00 per month during the initial term of such stand-by agreement. The Parties agree to negotiate such payment for any renewal term(s) or new agreement for stand-by natural gas service.

To the extent any natural gas is delivered and received from Atmos Energy, the Parties agree that the price for natural gas detailed above is not in effect and each of the Parties will pay for its pro-rata share of natural gas delivered and received and any other costs detailed on Atmos Energy’s invoice that is applicable to such Party.

SERVICES:

Firewater
-Pressure	185 psig (maximum) 100 psig (minimum)
-Temperature	70°F (normal)
-Flow	2,000 gpm (maximum) 0 gpm (normal)
-Price	Zero dollars ($0)

Instrument Air
-Purity	-40°F dew point (normal operating)
-Pressure	125 psig + 10 psi (normal operating)
A-F-3

         Exhibit A

-Flow	4000 scfm maximum (normal operating)
-Temperature	Ambient
-Price
To the Refinery Company:	$18,000 per month (prorated on a per diem basis to reflect the number of days, including partial days, in the applicable month that Instrument Air is provided) based on $.035 total laid in cost per KWH; provided, that this price will increase or decrease in the same percentage as the Fertilizer Company's total laid in cost for electricity from the City of Coffeyville (or from such other electric utility provider as the Fertilizer Company may have from time to time in the future) increases or decreases on a per/KWH basis and each such price adjustment shall apply to any Instrument Air sold by Fertilizer Company after the date of such adjustment until the date of the next adjustment; provided, however, that such cost shall be reduced on a pro-rata basis for each day that such Instrument Air is not available from the Messer Facility.
To the Fertilizer Company:	$18,000 per month (prorated on a per diem basis to reflect the number of days, including partial days, in the applicable month that Instrument Air is provided) based on $.039 total laid in cost per KWH; provided, that this price will increase or decrease in the same percentage as the Refinery Company's total cost for electricity from Kansas Gas and Electric Company (or from such other electric utility provider as the Refinery Company may have from time to time in the future) increases or decreases on a per/KWH basis and each such price adjustment shall apply to any Instrument Air sold by Refinery Company after the date of such adjustment until the date of the next adjustment.
-Flow measurement	All Instrument Air flows shall be measured by a standard sharp edge orifice plate and differential pressure transmitter located at the Fertilizer Plant. The measured flow shall be totalized by the Fertilizer Plant’s Honeywell process control computer (TDC 3000) or any replacement computer. All transmitter signals and computer calculations are available to the Refinery through the existing communications bus for verification. Calibration of the transmitter shall be done at least annually and may be done more frequently at Refinery Company’s request.

SECURITY
Fertilizer Company shall pay Refinery Company a pro rata share of Refinery Company's direct costs of providing security services for the entire Fertilizer Plant/Refinery complex, which pro rata share shall be mutually agreed upon by the Parties based upon a commercially reasonable allocation of such costs in relation to the security services as provided to the Fertilizer Plant and the Refinery.

EXHIBIT F
LEASE
ARTICLE 1
DEFINITIONS.
1. Premises. Subject to the covenants and conditions of this Lease, CRRM leases to CRNF, and CRNF leases from CRRM, the premises (the “Premises”) described on Annex A to this Exhibit F, which Premises are located in (a) a building currently known as CRRM’s South Administration Building (the “Admin Building”), (b) a building currently known as CRRM’s Laboratory Building (the “Lab Building”), and (c) a building currently known as CRRM’s Oil and Chemical Storage Building (the “Storage Building”). CRRM reserves the right, upon not less than 30 days prior written notice to CRNF, to relocate any of the Premises within the Admin Building, the Lab Building or the Storage Building to any reasonably equivalent space therein.
2. Use of Premises. The Premises may be used for the following purposes (the “Permitted Uses”):
(a) The portion of the Premises located in the Admin Building shall be used only for general office, storage and warehouse space, and for maintenance and repair activities (including, but not limited to, welding, machining, and other equipment maintenance and repairs as needed to support CRNF’s plant operations)’
(b) The portion of the Premises located in the Lab Building shall be used only for general laboratory work; and
(c) The portion of the Premises located in the Storage Building shall be used only for oil and chemical storage.
CRNF shall also have the right to reasonable non-exclusive use of the parking areas, driveways, sidewalks and approaches adjoining or otherwise serving the Admin Building, the Lab Building or the Storage Building that are owned or leased by CRRM, for the purpose of ingress and egress in connection with CRNF’s use of the Premises for the Permitted Uses, and the right to reasonable non-exclusive use of lobby areas, hallways, restroom facilities, break rooms, closets, conference rooms, and copy rooms within the Admin Building, the Lab Building, or the Storage Building in connection with CRNF’s use of the Premises for the Permitted Uses, provided that all such uses shall be subject to such reasonable requirements, restrictions, and rules as CRRM may designate from time to time for purposes of coordination of CRNF’s use with use by CRRM and its employees, agents, contractors, and other invitees, or for purposes of safety, security, preservation of property, or compliance with laws or insurance requirements, as CRRM may reasonably determine from time to time.
3. Termination. This Exhibit F may be terminated by CRNF by providing CRRM with at least 180 days prior written notice.
4. Rent Payments. CRNF shall pay to CRRM rent in monthly installments of Eight Thousand Dollars ($8,000) per month (the “Monthly Rent”), with each monthly installment being due and payable on the first day of each calendar month, in advance and without notice or demand, at CRRM’s address set forth in the Agreement, or at any other place CRRM designates in writing, provided, however, that the Monthly Rent shall increase effective as of the third anniversary of the Effective Date, and on each anniversary date thereafter until this Exhibit F is terminated in accordance with its terms, to reflect any percentage increase in the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics (the “CPI”), as reflected by any percentage increase between the CPI as most recently published prior to the Effective Date (the “Effective Date CPI”) and the CPI as most recently published prior to the effective date of any such increase in Monthly Rent (the “Current CPI”). In the event of such increase, the Monthly Rent shall be increased by an amount equal to the product obtained by multiplying the original Monthly Rent by a fraction, the numerator of which shall be the Current CPI and the denominator of which shall be the Effective Date CPI. In the event that the CPI ceases to be published or available within 60 days prior to the effective date of any such increase in Monthly Rent, then CRRM may utilize any similar governmental price index for purposes of determining and computing any applicable increase in Monthly Rent. Rent shall be prorated for any partial month upon termination of this Exhibit F.
5. Possession at Beginning of Term. CRRM shall give possession of the Premises to CRNF as of the Effective Date.
6. Condition of Premises.
(a) CRNF acknowledges that CRNF has inspected the Premises and, except as may be provided otherwise in this Lease and without abrogating CRRM’s obligations under Section 11 hereof, CRNF accepts the Premises in their present condition.
(b) Upon termination of this Exhibit F, except for damage caused by fire or other insured perils, CRNF shall at CRNF’s expense: (i) surrender the Premises in as good a condition as the Permitted Uses will have reasonably permitted, subject to normal wear and tear, and subject to all other obligations of CRNF in this Lease; (ii) have removed all of CRNF’s property from the Premises; (iii) have promptly repaired any damage to the Premises caused by the removal of CRNF’s property; and (iv) leave the Premises free of trash and debris and the building in “broom clean” condition.
7. Signs and Advertisements. CRNF shall be entitled to place reasonable signs on the building, and shall be permitted to affix such other signs and advertising as CRNF shall deem appropriate, so long as such signs comply with local ordinances.
8. Utilities and Services. CRNF shall pay for and provide all electricity, gas, water, telephone, and heating, ventilating and air conditioning services, used in commercially reasonable quantities by CRNF in the Premises. CRRM shall provide reasonable trash removal and other routine janitorial services for office space within the Premises.
9. Alterations. CRNF shall not make any substantial alterations or additions in or to the Premises without the prior written consent of CRRM, which consent shall not be unreasonably withheld.
10. Maintenance and Repair by CRNF. Except for the obligations imposed upon CRRM in Section 11 hereof, and except for damage resulting from fire or other casualty and ordinary wear and tear, CRNF shall, at CRNF’s sole cost and expense, keep the Premises in good order, repair and condition. CRNF will perform maintenance and repair obligations imposed upon CRRM in Section 11 hereof subject to a mutually agreed upon reduction in the Monthly Rent.
11. Maintenance and Repair by CRRM. CRRM, during the Term and at CRRM’s sole cost and expense, will maintain and keep in good repair the roof, exterior walls, windows, doors, gutters, downspouts, foundations and all other structural components of the Premises, and all heating, ventilating, air conditioning, plumbing, sewer, electric, gas, water, and telephone lines, fixtures and systems, and parking areas, serving the Premises, including light ballasts or bulbs for ceiling lighting fixtures, but excluding any lines, fixtures or systems owned or installed by or for CRNF for purposes of accommodating any special requirements of CRNF. CRRM will be under no obligation, and will not be liable for any failure, to make any repairs until and unless CRNF notifies CRRM in writing they are necessary, in which event CRRM will have a reasonable time after notice to make such repairs. CRNF shall bear the cost and expense of any repairs or replacements required by, or any damages to the Premises or other property of CRRM caused by, the acts or omissions of CRNF or any of CRNF’s employees, agents, contractors, or other invitees.
12. Real Estate Taxes and Special Assessments. CRRM shall pay all real estate taxes and special assessments imposed upon the Premises.
13. Legal Requirements. CRNF shall comply with all laws, order, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, including without limitation ADA, OSHA and like requirements, and indemnify and hold CRRM harmless from expense or damage resulting from failure to do so. Notwithstanding the foregoing, neither CRNF nor CRRM shall be required to make any improvements or alterations to the Premises to bring the Premises into compliance. In the event of noncompliance and the failure of CRNF or CRRM to make required improvements or alterations, either Party may terminate this Lease effective as of a date not less than 30 days after written notice to the other Party.
14. Toxic or Hazardous Materials. CRNF shall not store, use or dispose of any toxic or hazardous materials in, on or about the Premises in violation of any law without the prior written consent of CRRM. CRNF, at its sole cost, will comply with all laws relating to CRNF’s storage, use and disposal of hazardous or toxic materials. CRNF shall be solely responsible for and will defend, indemnify and hold CRRM, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature affected, to their condition existing prior to contamination by CRNF, if and as may be required by applicable laws or regulations. CRNF’s obligations under this Section 14 will survive any expiration or termination of this Lease.
15. Environmental. CRRM shall be solely responsible for and will defend, indemnify and hold CRNF, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with, the presence of any toxic or hazardous materials in, on, beneath or about the Premises, at or prior to the Effective Date, or thereafter placed, released or discharged in, on, beneath or about the Premises by CRRM or any of its affiliates or their respective agents, employees, contractors, subcontractors and invitees.
16. Personal Property. CRRM shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of CRNF in or about the Premises, regardless of the cause use of such loss or damage.
17. CRRM’s Right of Entry. CRRM or CRRM’s agent may, after reasonable advance notice to CRNF, enter the Premises at reasonable hours to examine the same, to show the same to prospective lenders and purchasers, and to do anything CRRM may be required to do hereunder or which CRRM may deem reasonably necessary for the good of the Premises.
18. CRNF Default; CRRM Remedies. A default of this Lease shall occur upon any of the following events:
(a) CRNF fails to pay the rent and/or other sums payable hereunder within 10 days after written notice from CRRM that same has not been paid when due; or
(b) CRNF fails to comply with any other provision, covenant, warranty or term of this Lease, and such failure or noncompliance continues for a period of 30 days after written notice from CRRM; provided that CRNF shall not be in default if such failure or noncompliance cannot reasonably be cured within such 30 days, so long as CRNF in good faith commences such cure within such 30 days and completes same within 90 days after such notice; or
(c) CRNF is adjudged a bankrupt, or CRNF makes an assignment for the benefit of its creditors, or a receiver is appointed over any property of CRNF in or upon the Premises or for any part or all of CRNF’s property wherever located pursuant to any action, suit or proceeding and such assignment or receivership is not vacated or annulled within 60 days of such assignment or appointment of the receiver.
Upon the occurrence of any of the foregoing events of default by CRNF, CRRM shall have the right to reenter and repossess the Premises, and CRRM shall have full rights of use and enjoyment and shall have the right to terminate this Lease. CRRM shall have the right to recover all rent accrued through the date of CRRM’s reentry, including all reasonable costs of collection and reasonable attorney’s fees incurred by CRRM in covering the rent. After such reentry, CRRM may lease the Premises for the remainder of the Term to another party for a reasonable rent. CRRM shall have the right to recover any expenses it incurs in reletting the Premises, including without limitation, necessary renovations and alternations of the Premises, reasonable attorney’s fees, and real estate commissions paid. CRRM shall also have the right to recover any deficiency in rent or other charges that would have been payable by CRNF if it had not defaulted and this Lease continued until the end of the then current Term. All of the foregoing remedies shall be in addition to any rights or remedies CRRM may have should a default occur.
19. CRRM Default; CRNF Remedies.
(a) If CRNF believes that CRRM has breached or failed to comply with any provision of this Lease applicable to CRRM, CRNF will give written notice to CRRM describing the alleged breach or noncompliance. CRRM will not be deemed in default under this Lease if CRRM cures the breach or non-compliance within 20 days after receipt of CRNF’s notice or, if the same cannot reasonably be cured within such 20 day period, if CRRM in good faith commences to cure such breach or non-compliance within such period and then diligently pursues the cure to completion.
(b) If CRRM breaches or fails to comply with any provision of this Lease applicable to CRRM and such breach or noncompliance is not cured within the period of time described in Section 19(a), then CRNF may (i) terminate this Lease; and/or (ii) incur any expense necessary to perform the obligation of CRRM specified in such notice and set off any amount expended against the next payment of rent coming due under this Lease; and/or (iii) sue for injunctive relieve, specific performance and/or damages; and/or (iv) seek any other remedy available at law or in equity.
20. Damage by Casualty.
(a) In the event, during the Term, the Premises hereby let, or the buildings on said Premises, shall be destroyed or shall be so damaged by fire or other casualty as to become untenantable, then in such event, at the option of either CRRM or CRNF , this Lease may be terminated. Any option to terminate granted herein must be exercised by written notice to the other within 30 days of the date of such damage or destruction. If either Party exercises its option to terminate this Lease, (a) the Lease will expire and this Lease shall terminate as of the date of such damage or destruction, (b) CRNF shall immediately surrender said Premises and all interest therein to CRRM, and (c) CRNF shall pay rent within the Term only to the time of such damage or destruction.
(b) In the event neither CRRM nor CRNF elects to terminate this Lease, this Lease shall continue in full force and effect and CRRM will repair and restore such damage with reasonable promptness, subject to force majeure, delays for insurance adjustments and delays caused by matters beyond CRRM’s control. In no event will CRRM be obligated to repair, restore or replace any of the property required to be insured by CRNF in accordance with Section 22(b).
(c) In the event the Premises is rendered untenantable but the Parties do not elect to terminate this Lease, the rent will abate beginning on the date of such damage. Such abatement will end on the date that CRRM has substantially completed the repairs and restoration of the Premises. Such abatement will be an amount bearing the same ration of the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises. Notwithstanding the foregoing, in the event the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenantable and unfit for occupancy, then CRRM shall repair and restore the same with all reasonable promptness, but in that case the rent shall not abate. Except at provided herein, no compensation or claim shall be made by or allowed to CRNF by reason of any inconvenience or annoyance arising from the necessity of repairing any portion of the building or the Premises, however the necessity may occur.
(d) In any event, CRRM may terminate this Lease as of the date 50% or more of the building of which the Premises are a part is destroyed, by providing written notice to CRNF within 30 days after such destruction.
21. Eminent Domain.
(a) If the Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Lease shall cease and terminate upon the date when the possession of said premises or the part thereof so taken shall be required for such use or purpose and the rent at the then current rate shall be apportioned as of the date of termination.
(b) If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or the building of which the Premises are a part or the land under it, or if the grade of any street or alley adjacent to the Premises is changed in any legal authority and such change of grade makes it necessary or desirable to remodel the Premises to conform to the changed grade, either CRRM or CRNF shall have the right to terminate this Lease after having given written notice of termination to the other Party within 60 days after being notified of the taking of the Premises. Such termination shall be effective as of the date when physical possession of the applicable portion of the Premises is taken by the condemning authority and the rent at the then current rate shall be apportioned as of the date of termination.
(c) If there is a partial taking and the Premises is left untenantable or CRNF’s access or parking are materially and adversely affected by such partial taking and CRNF cannot reasonably operated because of such taking, CRNF shall have the right to terminate this Lease after having given written notice of termination to CRRM within 60 days after CRNF is notified of the taking of the Premises. Such termination shall be effective as of the date when physical possession of the applicable portion of the Premises is taken by the condemning authority and the rent at the then current rate shall be apportioned as of the date of termination.
(d) If there is a partial taking which does not affect CRNF’s ability to operate within the Premises, the rent payable under this Lease will be abated by an amount allocable to the portion of the Premises which was so taken or sold, and CRRM will, at CRRM’s sole cost and expense, promptly restore and reconstruct the Premises to substantially its former condition to the extent the same is feasible.
(e) In the event this Lease is terminated under Sections 21(a), (b) or (c), no money or other consideration shall be payable by CRRM or CRNF for the right of termination and CRNF shall have no right to share in the condemnation award or in any judgment for termination, and CRNF shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this Section 21(e) shall preclude any award being made to CRNF for loss of business or depreciation to and cost of removal of equipment or fixtures.
22. CRNF’s Insurance.
(a) CRNF shall maintain, at all times until the termination of this Lease, commercial general liability insurance on ISO form CG 00 01 10 93 or an equivalent form covering liability from premises, operations, independent contractors, property damage, bodily injury, personal injury, products, completed operations and liability assumed under an insured contract, all on an occurrence basis, with limits of liability of not less than Two Million Dollars ($2,000,000) combined single limit.
(b) CRNF shall maintain, at all times until the termination of this Lease, all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to CRNF’s fixtures, furnishings, equipment, personal property, documents, files, inventory and work products in amounts which CRNF from time to rime reasonably determines sufficient.
(c) At all times until the termination of this Lease, CRNF shall furnish CRRM with a certificate or certificates of insurance evidencing such insurance so maintained by CRNF and naming CRRM and CRRM’s mortgagees, if any, as additional insureds.
(d) The Parties acknowledge and agree that the insurance required by this Lease may be purchased and maintained jointly by the Parties or their affiliates. If such insurance is purchased and maintained jointly and each Party is a named insured thereunder, then the requirements of Section 22(c) and Section 24 will be deemed waived by the Parties.
23. CRRM’s Insurance. CRRM shall maintain, at all times until the termination of this Lease, all risk or fire insurance relating to the Premises (but excluding CRNF’s fixtures, furnishings, equipment, personal property, documents, files, inventory and work products) in amounts that CRRM from time to time reasonably determines sufficient or CRRM’s mortgagee requires.
24. Waiver of Subrogation. As part of the consideration for this Lease, each of the Parties hereby releases the other Party hereto from all liability for damage due to any act or neglect of the other Party (except as hereinafter provided) occasioned to property owned by said Parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the Parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the Parties hereto. The Parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this Section.
25. Subletting.
(a) Except as provided in Section 25(b), CRNF shall not sublease the Premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of CRRM, , which consent or consents shall not be unreasonably withheld or delayed.
(b) Notwithstanding anything to the contrary set forth herein, CRRM’s consent shall not be necessary if the subletting of this Lease is to any of the following: (a) the surviving entity in the event of the merger or consolidation of CRNF with another entity; (b) the purchaser of all or substantially all of CRNF’s assets or equity interests; or (c) any Affiliates of CRNF.
(c) Notwithstanding any permitted subletting, except for a subletting in accordance with Section 25(b), CRNF shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Lease.
26. Quiet Possession. CRRM agrees, so long as CRNF fully complies with all of the terms, covenants and conditions herein contained on CRNF’s part to be kept and performed, CRNF shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon CRRM, its heirs, successors or assigns, but only during such Party’s ownership of the Premises. CRRM and CRNF further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.
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ANNEX A
LEASED PREMISES
See location of Admin Building, Lab Building and Storage Building as indicated on attached plot plan and location of Premises as highlighted on attached diagrams.

NORTH
NORTH
NORTH
Fertilizer Leased Space
Refinery

A-1

Farmland Industries, Inc.

Warehouse Modification Project

P.O. Box 570 Coffeyville, Kansas 67337

Ambler Architects

REFERENCE
BOTTLE WASH
KNOCK ENGINE LAB
MECHANICAL EQUIPMENT
STORAGE
CONTROL LAB
ANALYTICAL LAB
INSTRUMENTATION LAB
X-RAY LAB
MASS SPEC
PUBLIC ENTRY
MANAGER
ASSISTANT MANAGER
SECRETARY
LUNCHROOM
CHEMIST'S OFFICE

LABORATORY FLOOR PLAN

NORTH

Fertilizer Lab Space

A-G-4